Exhibit 4.4

EXECUTION VERSION

UP TO RMB 530,000,000 TERM LOAN FACILITY AGREEMENT

Dated 17 September 2015 (as amended and restated pursuant to the Amendment Agreement dated 4 March 2016 and further amended and restated on 5 August 2016)

for

深圳云港万国数据科技发展有限公司 (SHENZHEN YUNGANG EDC TECHNOLOGY CO., LTD.)

as Borrower

and

GDS HOLDINGS LIMITED

as Ultimate Parent

and

北京万国长安科技有限公司 (BEIJING WANGUO CHANGAN TECHNOLOGY CO., LTD.)

as Guarantor

arranged by

东方汇理银行(中国)有限公司
(CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (CHINA) LIMITED)

大华银行(中国)有限公司深圳分行
(UNITED OVERSEAS BANK (CHINA) LIMITED, SHENZHEN BRANCH)

as Mandated Lead Arrangers

with

大华银行(中国)有限公司深圳分行
(UNITED OVERSEAS BANK (CHINA) LIMITED, SHENZHEN BRANCH)
 acting as Facility Agent and Security Agent

and

大华银行(中国)有限公司深圳分行
(UNITED OVERSEAS BANK (CHINA) LIMITED, SHENZHEN BRANCH)
 acting as Account Bank

25.	Security	100

Section 9 Changes To Parties		104

26.	Changes To The Lenders	104

27.	Changes To The Obligors	108

28.	Disclosure Of Information	108

Section 10 The Finance Parties		110

29.	Role Of The Administrative Parties	110

30.	Sharing Among The Finance Parties	120

31.	Sharing Among The Secured Parties	121

Section 11 Administration		124

32.	Payment Mechanics	124

33.	Set-Off	126

34.	Notices	126

35.	Calculations And Certificates	128

36.	Partial Invalidity	129

37.	Remedies And Waivers	129

38.	Amendments And Waivers	129

39.	Counterparts	130

Section 12 Governing Law And Enforcement		131

40.	Governing Law	131

41.	Enforcement	131

THIS AGREEMENT is dated 17 September 2015 (as amended and restated pursuant to an amendment agreement dated 4 March 2016 and further amended and restated on 5 August 2016) and made between:

(1)                           深圳云港万国数据科技发展有限公司 (SHENZHEN YUNGANG EDC TECHNOLOGY CO., LTD.), a wholly foreign owned enterprise established under the laws of the PRC, with its registered address at Room 713, 7th Floor, Energy Bonded Warehouse, No.5 Taohua Road, Fubao Street, Futian Bonded Area, Shenzhen, PRC (the “Borrower”);

(2)                           GDS HOLDINGS LIMITED, a company established under the laws of the Cayman Islands, with its registered address at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands (the “Ultimate Parent”);

(3)                           北京万国长安科技有限公司 (BEIJING WANGUO CHANGAN TECHNOLOGY CO., LTD.), a limited liability company established under the laws of the PRC, with its registered address at Room A-0155, 2nd Floor, Building 3, No. 30th Yard, Shixing Avenue, Shijingshan District, Beijing, PRC (the “Guarantor”);

(4)                           万国数据服务有限公司 (GLOBAL DATA SOLUTIONS CO., LTD.), a wholly foreign owned enterprise established under the laws of the PRC, with its registered address at Unit A0503-1, International Science & Technology Park, No. 1355, Jinjihu Avenue, Suzhou Industrial Park, PRC (“GDS Suzhou”);

(5)                           东方汇理银行(中国)有限公司(CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (CHINA) LIMITED) and大华银行(中国)有限公司深圳分行 (UNITED OVERSEAS BANK (CHINA) LIMITED, SHENZHEN BRANCH), as mandated lead arrangers (the “Mandated Lead Arrangers”);

(6)                           THE FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (the “Original Lenders”);

(7)                           大华银行(中国)有限公司深圳分行 (UNITED OVERSEAS BANK (CHINA) LIMITED, SHENZHEN BRANCH)  as account bank (the “Account Bank”);

(8)                           大华银行(中国)有限公司深圳分行 (UNITED OVERSEAS BANK (CHINA) LIMITED, SHENZHEN BRANCH)  as agent of the Finance Parties (other than itself) (the “Facility Agent”); and

(9)                           大华银行(中国)有限公司深圳分行 (UNITED OVERSEAS BANK (CHINA) LIMITED, SHENZHEN BRANCH)  as security trustee for the Secured Parties (the “Security Agent”).

BACKGROUND

(A)                               The Borrower and the Facility Agent has, among others, entered into this Agreement on 17 September 2015.

(B)                               The Borrower and the Facility Agent has, among others, further entered into an amendment agreement on 4 March 2016 to amend this Agreement to add on the Facility C (as defined below).

(C)                               All Parties have agreed to further amend and restate this Agreement and have intended to use this Agreement which is amended and restated on the above date to replace the facility agreement and its amendment agreement(s) which have been entered into by all Parties before such date.

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                DEFINITIONS AND INTERPRETATION

1.1                         Definitions

In this Agreement:

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Accounts” means:

(a)                                      the Debt Service Reserve Account;

(b)                                      the Excess Cashflow Account;

(c)                                       the Receiving Account 1;

(d)                                      the Receiving Account 2;

(e)                                       the Receiving Account 3;

(f)                                        the Debt Service Accrual Account;

(g)                                       the Operations Account; and

(h)                                      any account otherwise designated as an Account by (i) the Facility Agent and (ii) the Borrower, the Guarantor or GDS Suzhou (as the case may be) in writing.

“Account Control Agreement” means an account control agreement dated on 17 September 2015 and made by and between the Borrower, the Guarantor, GDS Suzhou, the Account Bank and the Facility Agent in relation to the Accounts, as amended and by the Supplemental Account Control Agreement.

“Administrative Party” means each of the Mandated Lead Arrangers, the Account Bank, the Facility Agent and the Security Agent.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Amended and Restated Equity Pledge Agreement” means an amended and restated equity pledge agreement dated on or about the date of the Amendment Agreement and made by and between, the Parent, the Borrower and the Security Agent in respect of the Equity Pledge Agreement, which is amended by the Supplemental Equity Pledge Agreement.

“Amended and Restated Movable Assets Mortgage Agreement (Project SZ1)” means an amended and restated movable assets mortgage agreement (Project SZ1) dated on or about the date of the Amendment Agreement and made by and between the Borrower and the Security Agent in respect of the Movable Assets Mortgage Agreement (Project SZ1), which is amended by the Supplemental Movable Assets Mortgage Agreement (Project SZ1).

“Amended Facility Agreement” means this Agreement as amended by the Amendment Agreement.

“Amendment Agreement” means the amendment agreement dated 4 March 2016 between, among others, the Borrower and the Facility Agent.

“Annualised Contract Value” means, (a) in relation to a Qualified Service Contract, its Contract Value divided by the number of years of the whole term of that Qualified Service Contract; and (b) in relation to a Service Contract (other than a Qualified Service Contract), its Contract Value divided by the remaining term of applicable Loan.

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Assignment Agreement” means an agreement substantially in a recommended form of the APLMA or any other form agreed between the relevant assignor, assignee and the Facility Agent.

“Authorisation” means:

(a)                                      an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)                                    in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means Facility A Availability Period, Facility B Availability Period or Facility C Availability Period (as the case may be).

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)                                      the aggregate amount of its participation in any outstanding Loans under that Facility; and

(b)                                      in relation to any proposed Utilisation, the aggregate amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date,

“Available Facility” means Available Facility A, Available Facility B or Available Facility C (as the case may be).

“Available Facility A” means, in relation to the Facility A, the aggregate for the time being of each Lender’s Available Commitment in respect of the Facility A.

“Available Facility B” means, in relation to the Facility B, the aggregate for the time being of each Lender’s Available Commitment in respect of the Facility B.

“Available Facility C” means, in relation to the Facility C, the aggregate for the time being of each Lender’s Available Commitment in respect of the Facility C.

“Available Foreign Debt Quota” has the meaning given to that term in Clause 23.29 (b) (Offshore Transaction Security).

“Back-to-Back Agreements” means Back-to-Back Agreement (GDS Suzhou), Back-to-Back Agreement (Guarantor), Back-to-Back Agreement (GDS Suzhou-SZ3) and Back-to-Back Agreement (Guarantor-SZ3).

“Back-to-Back Agreement (GDS Suzhou)” means, in respect of Project SZ1 and Project SZ2, one or more service agreements entered into by and between the Borrower and GDS Suzhou on or before the date of this Agreement and as amended from time to time, in which the Borrower agrees to provide data center facilities and other related services to GDS Suzhou for GDS Suzhou to perform its obligations under the GDS Suzhou Service Contracts in relation to Project SZ1 and Project SZ2 and GDS Suzhou agrees to pay all or certain percentage consideration under the GDS Suzhou Service Contracts in relation to Project SZ1 and Project SZ2 to the Borrower, in each case in the form and substance satisfactory to the Facility Agent.

“Back-to-Back Agreement (Guarantor)” means, in respect of Project SZ1 and Project SZ2, one or more service agreements entered into by and between the Borrower and the Guarantor on or before the date of this Agreement and as amended from time to time, in which the Borrower agrees to provide data center facilities and other related services to the Guarantor for the Guarantor to perform its obligations under the Guarantor Service Contracts in relation to Project SZ1 and Project SZ2 and the Guarantor agrees to pay all or certain percentage consideration under the Guarantor Service Contracts in relation to Project SZ1 and Project SZ2 to the Borrower, in each case in the form and substance satisfactory to the Facility Agent.

“Back-to-Back Agreement (GDS Suzhou-SZ3)” means, in respect of Project SZ3, one or more service agreements entered into by and between the Borrower and GDS Suzhou on or before the date of the Amendment Agreement and as amended from time to time, in which the Borrower agrees to provide data center facilities and other related services to GDS Suzhou for GDS Suzhou to perform its obligations under the GDS Suzhou Service Contracts in relation to Project SZ3 and GDS Suzhou agrees to pay all or certain percentage consideration under the GDS Suzhou Service Contracts in relation to Project SZ3 to the Borrower, in each case in the form and substance satisfactory to the Facility Agent.

“Back-to-Back Agreement (Guarantor-SZ3)” means, in respect of Project SZ3, one or more service agreements entered into by and between the Borrower and the Guarantor on or before the date of this Agreement and as amended from time to time, in which the Borrower agrees to provide data center facilities and other related services to the Guarantor for the Guarantor to perform its obligations under the Guarantor Service Contracts in relation to Project SZ3 and the Guarantor agrees to pay all or certain percentage consideration under the Guarantor Service Contracts in relation to Project SZ3 to the Borrower, in each case in the form and substance satisfactory to the Facility Agent.

“Borrower Group” means the Borrower and its Subsidiaries from time to time.

“Borrower Service Contracts” means all contracts, orders, agreements or any other documents entered into or expected to be entered into (in the reasonable opinion of the Facility Agent) by the Borrower and its customers to which the Projects may at any time be subject in respect of any management consultancy services or other services in connection with internet data center businesses provided or to be provided by the Borrower, the performance of which does not need an IDC License.

“Borrowings” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Break Costs” means the amount (if any) by which:

(a)                                      the interest which a Lender should have received pursuant to the terms of this Agreement for the period from the date of receipt of all or any part of the principal amount of a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                      the amount of interest which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Budget” means each budget (including the detailed budget for each quarter of that Financial Year) delivered by the Borrower to the Facility Agent in respect of that Financial Year pursuant to Clause 21.5 (Submission of Budget).

“Business Day” means a day (other than a Saturday, Sunday or a public holiday) on which banks are open for general business in Shanghai and Shenzhen.

“Business Plan” means the business plan regarding the Projects (including but not limited to detailed development plans, construction programme, operation of Projects and projected cashflow over the whole life of the Projects) proposed by the Borrower and dated September 10, 2015 and approved in writing by the Facility Agent, as amended on 4 February 2016 and approved by the Facility Agent.

“Capital Expenditure” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Cash” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Cash Equivalent Investments” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Cashflow” has the meaning given to that term in Clause 22.1 (Financial definitions).

“CBRC Rule” means the Interim Measures on Administration of Fixed Assets Loan issued by China Banking Regulatory Commission on 23 July 2009, including any supplemental rules thereof and any amendments thereto from time to time.

“Certificate of Completion” means the fire safety certificate or any other documents issued by a competent counterpart of Shenzhen Public Security Bureau, Fire Services Department (深圳市公安局消防监督管理局), evidencing a Project has passed fire safety inspection.

“Change of Control” means:

(a)                                      the Sponsor ceases to, directly or indirectly,

(i)                       prior to the occurrence of a Flotation, be the beneficial owner of at least 40 per cent. of equity interests of the Ultimate Parent or have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or Control the casting of, at least 40 per cent. of the votes that may be cast at a meeting of the board of directors (or similar governing body) of the Ultimate Parent; or

(ii)                    following the occurrence of Flotation, be the beneficial owner of at least 30 per cent. of equity interests of the Ultimate Parent or have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or Control the casting of, at least 30 per cent. of the votes that may be cast at a meeting of the board of directors (or similar governing body) of the Ultimate Parent; or

(b)                                      the Sponsor ceases to be the single largest shareholder of the Ultimate Parent; or

(c)                                       the Ultimate Parent ceases to, directly or indirectly, be the beneficial owner of 100 per cent. of equity interests of the Borrower and have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to Control the Borrower; or

(d)                                      the Ultimate Parent ceases to, directly or indirectly, be the beneficial owner of 100 per cent. of equity interests of the New WFOE and have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to Control the New WFOE; or

(e)                                       prior to the VIE Acquisition, the Ultimate Parent ceases to, directly or indirectly, be the beneficial owner of 100 per cent. of equity interests of GDS Suzhou and have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to Control the GDS Suzhou; or

(f)                                        after the VIE Acquisition, the Guarantor ceases to, directly or indirectly, be the beneficial owner of 100 per cent. of equity interests of GDS Suzhou and have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to Control the GDS Suzhou; or

(g)                                       William Huang ceases to, directly or indirectly,

(i)                       prior to the completion of the VIE Equity Transfer, own 100% of the equity interests of the Guarantor; or

(ii)                    after the completion of the VIE Equity Transfer, own at least 99.96% of the equity interests of the Guarantor.

For the purposes of this definition, “equity interests” means, in relation to any person:

(i)                       any share of any class or capital stock of, or equity interest in, such person or any depositary receipt in respect of any such share, capital stock or equity interest; or

(ii)                    any security convertible or exchangeable (whether at the option of the holder thereof or otherwise and whether such conversion is conditional or otherwise) into any such shares, capital stock, equity interest or depositary receipt, or any depositary receipt in respect of any such security; or

(iii)                 any option, warrant or other right to acquire any such share, capital stock, equity interest, security, depositary receipt or security referred to in the foregoing paragraphs (i) and/or (ii) above.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means Facility A Commitment, Facility B Commitment or Facility C Commitment (as the case may be).

“Compensation” means any sum (other than Insurance Proceeds):

(a)                                      by way of compensation under a Project Document;

(b)                                      in respect of the seizure, compulsory acquisition, expropriation or nationalisation of any of the assets or shares of any member of the Group;

(c)                                       as compensation for any Authorisation in connection with the Projects not being granted or renewed, or ceasing to be in full force and effect without modification;

(d)                                      in return for any decrease in its rights (including the release, modification or suspension of any rights) or any increase in its obligations (including the grant by it of rights or the modification of them), in each case, in connection with the Projects;

(e)                                       received by or payable to any Obligor Party or any other member of the Group under any guarantee, letter of credit or bond relating to any of the foregoing.

“Compliance Certificate” means a certificate delivered pursuant to Clause 21.2 (Compliance Certificate) and signed by one of the Borrower’s authorized signatories substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Borrower, any Obligor Party, the Group, the Transaction Documents or a Facility of which a Secured Party becomes aware in its capacity as, or for the purpose of becoming, a Secured Party or which is received by a Secured Party in relation to, or for the purpose of becoming a Secured Party under, the Transaction Documents or a Facility from either:

(a)                                      any member of the Group or any of its advisers; or

(b)                                      another Secured Party, if the information was obtained by that Secured Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)                       is or becomes public information other than as a direct or indirect result of any breach by that Secured Party of Clause 28 (Disclosure of information); or

(ii)                    is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)                 is known by that Secured Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Secured Party after that date, from a source which is, as far as that Secured Party is aware, unconnected with the Group and which, in either case, as far as that Secured Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Facility Agent.

“Confirmatory Share Mortgage Agreement” means a confirmatory share mortgage agreement dated on or about the date of the Amendment Agreement and made by and between the Intermediate Parent and the Security Agent.

“Confirmatory Letter” means a confirmatory letter issued by the Ultimate Parent and the Intermediate Parent to the Security Agent in respect of the Ultimate Parent Guarantee and the Share Mortgage Agreement on 5 August 2016.

“Confirmatory Ultimate Parent Guarantee” means a confirmatory agreement in respect of the Ultimate Parent Guarantee dated on or about the date of the Amendment Agreement and issued by the Ultimate Parent in favour of the Security Agent.

“Consigned Disbursement” means the method by which the Lenders disburse loan proceeds into a Loan Disbursement Account, for further payment by the Facility Agent upon the instruction of the Borrower (which may be in the form of a duly completed Utilisation Request) to the respective transactional counterparty.

“Contractor Agreements” means:

(a)                                      in respect of the Project SZ1, a general contractor construction contract regarding the mechanical and electrical engineering work of Project SZ1 (深圳1机电工程总包合同), which was entered into by the Borrower and Shenzhen Municipality Telecommunication and Engineering Co., Ltd.(深圳市电信工程有限公司) on August 1, 2013;

(b)                                      in respect of the Project SZ2, a general contractor construction contract regarding Project SZ2 (深圳2工程总包合同), which was entered into by the Borrower and China Security & Fire Technology Co., Ltd.(中安消技术有限公司) on August 7, 2015;

(c)                                       in respect of the Project SZ3, a general contractor construction contract regarding Project SZ3, which will be entered into by the Borrower and Project SZ3 contractor after the date of the Amendment Agreement; and

(d)                                      any other contractor documents entered into by the Borrower in relation to the Projects which consideration (whether paid or payable by the Borrower) equals to or exceeds RMB 20,000,000.00, in each case, including any amendments thereto or any supplemental documents thereof.

“Contract Novation” means, in relation to a GDS Suzhou Service Contract, novation of all rights and obligations of GDS Suzhou thereunder to the Guarantor.

“Contract Value” means, in relation to a Service Contract, all revenues, receipts and payments, service charges, royalties, profits and refunds paid to or for the benefit of the Borrower, GDS Suzhou or the Guarantor from any source in respect of the Projects in connection with data center infrastructure business, management consultancy services or any other services provided either by the Borrower,

GDS Suzhou or the Guarantor during the whole term (in the case of a Qualified Service Contract) or the respective remaining term (in the case of any Service Contract other than a Qualified Service Contract) of that Service Contract.

“Contributed Equity” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Control” or “control” means, in relation to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise (and the term “Controlled” or “controlled” shall be construed accordingly).

“Current Assets” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Current Liabilities” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Custom” means General Administration of Customs of the PRC or its local counterparty.

“Customer Assets” means any customer equipment in relation to internet data centre business that are purchased by the Borrower at the cost and request of its customers and made available for its customers by the Borrower under the relevant Service Contract, including but not limited to servers connecting to internet or other networks, the telecommunication lines and bandwidth connected to the equipment and facilities such as database system and servers, operating system and software system, and the intangible assets including without limitation, the trademark and domain name.

“Debt Service” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Debt Service Accrual Account” has the meaning given to that term in Clause 18.1(a)(iii) (The Accounts).

“Debt Service Reserve Amount” has the meaning given to that term in Clause 18.3(a) (Debt Service Reserve Account).

“Debt Service Coverage Ratio” or “DSCR” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Debt Service Reserve Account” has the meaning given to that term in Clause 18.1(a)(i) (The Accounts).

“Debt to Equity Ratio” or “DER” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Default” means an Event of Default or any event or circumstance specified in Clause 24 (Event of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Default Rate” means a rate determined by the Facility Agent to be:

(a)                                      in the event of any misapplication or misappropriation of any amount of the proceeds of the Loan as contemplated in Clause 10.3(b) (Default interest), 150% of the rate of interest which would have been applicable to that amount of the Loans pursuant to Clause 10.1 (Calculation of interest); and

(b)                                      in the event of any Unpaid Sum (including, but not limited to, following any failure to pay upon acceleration of the Loan pursuant to Clause 24.21 (Acceleration)), 130% of the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loans pursuant to Clause 10.1 (Calculation of interest), or, in each case, if any misapplied or misappropriated amount also constitutes any part of Unpaid Sum, the highest default interest rate shall apply to such part of Unpaid Sum without double counting overdue interests on such part of Unpaid Sum.

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions) other than in the ordinary course of trading.

“Disposal Proceeds” means all sums paid or payable or any other consideration given or to be given in money or money’s worth for any Disposal made by any member of the Group in accordance with this Agreement except for the Excluded Disposal Proceeds and the Compensation.

“Disruption Event” means either or both of:

(a)                                      a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

(b)                                      the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                       from performing its payment obligations under the Finance Documents; or

(ii)                    from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“EBIT” has the meaning given to that term in Clause 22.1 (Financial definitions).

“EBITDA” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Effective Date” means the date upon which the Facility Agent issues the notification referred to in Clause 2(c) of the Amendment Agreement.

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law in any jurisdiction in which any Obligor Party or any other member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“Environmental Permits” means any Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Obligor Party or any other member of the Group conducted on or from the properties owned or used by the relevant Obligor Parties or any other relevant member of the Group.

“Equity Pledge Agreement” means an equity pledge agreement dated 17 September 2015 and made between the Borrower, the Parent and the Security Agent, pursuant to which the Parent pledges its equity interests corresponding to the registered capital of US$ 40,000,000.00 in the Borrower in favour of the Security Agent (on behalf of all Secured Parties), as amended by the Supplemental Equity Pledge Agreement.

“Evidence of Facility A Utilization” has the meaning given to that term in sub-paragraph (vii) of paragraph (a) of Clause 5.2 (Completion of a Utilisation Request).

“Evidence of Facility B Utilization” has the meaning given to that term in sub-paragraph (viii) of paragraph (a) of Clause 5.2 (Completion of a Utilisation Request).

“Evidence of Facility C Utilization” has the meaning given to that term in sub-paragraph (iv) of paragraph (a) of Clause 5.2 (Completion of a Utilisation Request).

“Event of Default” means any event or circumstance specified as such in Clause 24 (Event of Default).

“Excess Cashflow” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Excess Cashflow Account” has the meaning given to that term in Clause 18.1(a)(iv) (The Accounts).

“Excess Cashflow Prepayment Amount” has the meaning given to that term in Clause 18.6(a)(i) (Excess Cash Flow Account).

“Excluded Disposal Proceeds” means the proceeds of any Disposal which the Borrower notifies the Facility Agent will be applied for the replacement and/or reinstatement of its assets within 6 months after actual receipt of such proceeds.

“Excluded Insurance Proceeds” means any proceeds of an Insurance claim which the Borrower notifies the Facility Agent will be applied for the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant Insurance claim was made within 6 months after receipt, but in each case such proceeds are not more than RMB 10,000,000.00 and does not include any proceeds arising out of a total loss or a major damage.

“Existing Account” means the Borrower’s existing bank accounts (other than the Accounts) opened with other banks (other than the Account Bank) before the date of this Agreement, as more particularly set out in Schedule 8 (List of Existing Accounts).

“Existing Deferred Payment” means the deferred payment under the following contracts in relation to the Projects, as more particularly set out in Schedule 9 (List of Existing Deferred Payment).

“Existing Inter-company Loan (Project SZ1)” means certain portion of the inter-company loan made by the members of the Group to the Borrower under the Existing Inter-company Loan Agreement (Project SZ1) that has been agreed by the Borrower and the Facility Agent, which will be refinanced pursuant to this Agreement (being RMB113,215,000.00 at the date of this Agreement).

“Existing Inter-company Loan (Project SZ2)” means certain portion of the inter-company loan made by the members of the Group to the Borrower under the Existing Inter-company Loan Agreement (Project SZ2) that has been agreed by the Borrower and the Facility Agent, which will be refinanced pursuant to this Agreement (being RMB0.00 at the date of this Agreement).

“Existing Inter-company Loan (Project SZ3)” means certain portion of the inter-company loan made by the members of the Group to the Borrower under the Existing Inter-company Loan Agreement (Project SZ3) that has been agreed by the Borrower and the Facility Agent, which will be refinanced pursuant to this Agreement and the Amendment Agreement (being RMB11,300,000 at the date of the Amendment Agreement).

“Existing Inter-company Loan” means Existing Inter-company Loan (Project SZ1), Existing Inter-company Loan (Project SZ2) or Existing Inter-company Loan (Project SZ3) (as the case may be).

“Existing Inter-company Loan Agreement (Project SZ1)” means an inter-company loan agreement in relation to the Existing Inter-company Loan (Project SZ1) entered into by and between the Borrower and the members of the Group in respect of Project SZ1 on or before the date of this Agreement.

“Existing Inter-company Loan Agreement (Project SZ2)” means an inter-company loan agreement in relation to the Existing Inter-company Loan (Project SZ2) entered into by and between the Borrower and the members of the Group in respect of Project SZ2 on or before the date of this Agreement.

“Existing Inter-company Loan Agreement (Project SZ3)” means an inter-company loan agreement in relation to the Existing Inter-company Loan (Project SZ3) entered into by and between the Borrower and the members of the Group in respect of Project SZ3 on or before the date of the Amendment Agreement.

“Existing VIE Contracts” means any arrangement, instrument or agreement that is part of any contractual arrangements enabling GDS Suzhou to exercise effective control over the Guarantor or consolidate the financial condition or results of operation of the Guarantor for the purposes of the consolidated financial statements of the Group.

“Existing VIE Equity Pledge” means a pledge over the equity interests in the Guarantor held by William Huang in favour of GDS Suzhou as contemplated under the Existing VIE Contracts.

“Facility” means Facility A, Facility B or Facility C (as the case may be).

“Facility A” means the term loan facility made available under this Agreement as described in paragraph (a) of Clause 2 (The Facilities).

“Facility A Availability Period” means the period from and including the date of this Agreement to and including the date which is 6 Months after the date of this Agreement.

“Facility A Commitment” means:

(a)                                     in relation to an Original Lender, the amount in RMB set opposite its name under the heading “Facility A Commitment” in Schedule 1 (Lenders and their Commitments) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b)                                      in relation to any other Lender, the amount in RMB of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility A Loan Disbursement Account” means a bank account opened with the Account Bank for the purpose of receiving the Facility A Loan proceeds from the relevant Lenders.

“Facility A Repayment Date” has the meaning given to such term in paragraph (a) of Clause 6.1 (Repayment of Facility A Loans).

“Facility A Utilisation Request” means a Utilisation Request that requests a Facility A Loan.

“Facility B” means the term loan facility made available under this Agreement as described in paragraph (b) of Clause 2 (The Facilities).

“Facility B Availability Period” means the period from and including the date of this Agreement to and including (a) the date which is 15 Months after the date of this Agreement, and (b) if the Borrower exercises its extension rights pursuant to Clause 2.2 (Extension of Facility B Availability Period), to and including the date (if any) as notified by the Borrower and approved by all Lenders .

“Facility B Commitment” means:

(a)                                     in relation to an Original Lender, the amount in RMB set opposite its name under the heading “Facility B Commitment” in Schedule 1 (Lenders and their Commitments) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

(b)                                      in relation to any other Lender, the amount in RMB of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility B Loan Disbursement Account” means a bank account opened with the Account Bank for the purpose of receiving the Facility B Loan proceeds from the relevant Lenders.

“Facility B Repayment Date” has the meaning given to such term in paragraph (a) of Clause 6.2 (Repayment of Facility B Loans).

“Facility B Utilisation Request” means a Utilisation Request that requests a Facility B Loan.

“Facility C” means the term loan facility made available under this Agreement as described in paragraph (c) of Clause 2 (The Facilities).

“Facility C Availability Period” means the period from and including the Effective Date to 10 June 2017 (inclusive).

“Facility C Commitment” means:

(a)                                      in relation to an Original Lender, the amount in RMB set opposite its name under the heading “Facility C Commitment” in Schedule 1 (Lenders and their Commitments) and the amount of any other Facility C Commitment transferred to it under this Agreement; and

(b)                                      in relation to any other Lender, the amount in RMB of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility C Fee Letter” means any letter or letters or supplemental letter dated on or about the date of the Amendment Agreement made by and between one or more Administrative Parties and the Borrower setting out the structuring fees and agency fees payable by the Borrower.

“Facility C Loan” means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan.

“Facility C Loan Disbursement Account” means a bank account opened with the Account Bank for the purpose of receiving the Facility C Loan proceeds from the relevant Lenders.

“Facility C Repayment Date” has the meaning given to such term in paragraph (c) of Clause 6.1 (Repayment of Facility C Loans).

“Facility C Utilisation Request” means a Utilisation Request that requests a Facility C Loan.

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)                                      sections 1471 to 1474 of the Code or any associated regulations;

(b)                                      any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)                                       any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)                                      in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)                                      in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)                                       in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“FATCA Payment” means either:

(a)                                      the increase in a payment made by an Obligor Party to a Finance Party under Clause 13.7 (FATCA Deduction and gross-up by Obligor Parties) or paragraph (b) of Clause 13.8 (FATCA Deduction by Finance Party); or

(b)                                      a payment under paragraph (d) of Clause 13.8 (FATCA Deduction by Finance Party).

“Fee Letter” means the Initial Fee Letters and the Facility C Fee Letters.

“Final Repayment Date” means 18 September 2020.

“Finance Document” means this Agreement, the Amendment Agreement, any Accession Letter, any Fee Letter, the Account Control Agreement, the Supplemental Account Control Agreement, any Transaction Security Document, any Utilisation Request and any other document designated as such by the Facility Agent and the Borrower.

“Finance Party” means an Administrative Party or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                      moneys borrowed;

(c)                                     any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(d)                                    any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(e)                                     the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(f)                                      receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(g)                                     any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(h)                                    any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(i)                                        any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 12 Months after the date of supply;

(j)                                       any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(k)                                    the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

“Financial Quarter” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Financial Year” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Flotation” means the listing or admission to trading on any stock or securities exchange or market of any shares or securities of any member of the Group, or any sale or issue by way of listing, flotation or public offering (or any equivalent circumstances) of any shares or securities of any member of the Group in any jurisdiction or country.

“Flotation Proceeds” means the net cash proceeds in relation to a Flotation or a primary issue of shares in connection with a Flotation as shown in the prospectus or any other similar document of the Floatation.

“Force Majeure” means a circumstance that may not be foreseen, avoided or overcome, including but not limited to fire, flood, earthquake, storm, hurricane or other natural disaster, war, invasion, act of foreign enemies, hostilities (regardless of whether war is declared), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation, terrorist activities, nationalisation, government sanction, blockage, embargo, strike.

“GAAP” means generally accepted accounting principles and practices from time to time in the jurisdiction of incorporation of the relevant Obligor Party.

“GDS Suzhou Inter-company Loan” means an inter-company loan up to an amount of RMB 60,000,000.00 to be advanced by GDS Suzhou to the Borrower on or after the date of this Agreement.

“GDS Suzhou Inter-company Loan Agreement” means an inter-company loan agreement made by and between GDS Suzhou and the Borrower in respect of the GDS Suzhou Inter-company Loan on or after the date of this Agreement.

“GDS Suzhou Trapped Amount Loan Agreement” has the meaning given to that term in Clause 18.11 (Receiving Account 3 — Trapped Amount).

“GDS Suzhou Service Contracts” means all contracts, orders, agreements or any other documents entered into or expected to be entered into (in the reasonable opinion of the Facility Agent) by GDS

Suzhou and its customers to which the Projects may at any time be subject in respect of any data center infrastructure services or other services in connection with internet data center businesses provided or to be provided by the Borrower, the performance of which needs an IDC License, but excluding, following a Contract Novation, the contract that has been novated from GDS Suzhou to the Guarantor.

“GDS Suzhou Trapped Amount” has the meaning given to that term in Clause 18.11 (Receiving Account 3 — Trapped Amount).

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

“Governmental Rules” means all applicable statutes, laws, rules, codes, ordinances, decisions, regulations, permits, certificates, orders, connivance, indulgence, grace measures, practices, waivers and directions of any Governmental Agency now or hereafter in effect and, in each case, as amended or otherwise modified from time to time and any interpretation thereof by any competent Governmental Agency or official, including, without limitation, any judicial or administrative order, consent decree, settlement agreement or judgment and any industry guidelines.

“Gross Leverage Ratio” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Group” means the Ultimate Parent and its Subsidiaries from time to time.

“Group Structure Chart” means the structure chart of the Group which identifies the Ultimate Parent and any person by or through which they hold or beneficially own equity interests in or control the Borrower, GDS Suzhou, the Guarantor and any of its Subsidiaries (if any) and provided to the Facility Agent pursuant to Clause 4.1 (Initial conditions precedent).

“Guarantor Service Contracts” means all contracts, orders, agreements or any other documents entered into or expected to be entered into (in the reasonable opinion of the Facility Agent) by the Guarantor and its customers to which the Projects may at any time be subject in respect of any data center infrastructure services or other services in connection with internet data center businesses provided or to be provided by the Guarantor the performance of which needs an IDC License, and including, following a Contract Novation, the contract that has been novated from GDS Suzhou to the Guarantor.

“Guarantor Trapped Amount” has the meaning given to that term in Clause 18.9 (Receiving Account 2 — Trapped Amount).

“Hedging Arrangement” means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by the Borrower and a Hedging Provider for the purpose of hedging the types of liabilities and/or risks in relation to this Agreement.

“Hedging Provider” has the meaning given to that term in Clause 23.17 (c) (Treasury transaction).

“Hedging Termination” means the termination or close out (whether partial or total) of that Hedging Arrangement either made by the Borrower or the Hedging Provider(s).

“Hedging Termination Proceeds” means any amount payable to or received by or on half of the Borrower as a result of the Hedging Termination, together with any due and payable interest accruing on any such amount.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IDC License” means a value-added telecommunications business operating license issued by MIIT to the Guarantor on 8 April 2015, with a valid term ending on 14 November 2018 and license No. B1. B2 — 20130270, including any updated or renewed license issued from time to time.

“IDC License Memo” means the written advice by King & Wood Mallesons in relation to the renewal IDC License upon its expiry.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Initial Fee Letter” means the letters dated 17 September 2015 and made by and between one or more Administrative Parties and the Borrower setting out the fees payable by the Borrower in respect of the Facility A and Facility B.

“Insurance Assignment Agreement (Project SZ1)” means an assignment of Insurances in relation to the movable assets of Project SZ1 dated 17 September 2015 and made by and between the Borrower and the Security Agent, as amended by the Supplemental Insurance Assignment Agreement (SZ1).

“Insurance Assignment Agreement (Project SZ2)” means an assignment of Insurances in relation to the movable assets of Project SZ2 dated on or about the Project SZ2 Completion Date and made by and between the Borrower and the Security Agent.

“Insurance Assignment Agreement (Project SZ3)” means an assignment of Insurances in relation to the movable assets of Project SZ3 dated on or about the Project SZ3 Completion Date and made by and between the Borrower and the Security Agent.

“Insurances” means all contracts and policies of insurance of any kind relating to the Borrower and the Projects taken out or, as the context requires, to be taken out from time to time and maintained in each case in accordance with Clause 23.16 (Insurances) by or on behalf of the Borrower, and such other policy or contract of insurance as the Facility Agent and the Borrower agree shall be an Insurance.

“Insurance Proceeds” means all proceeds of the Insurances payable to or received by or on behalf of the Borrower, but excluding any such proceeds payable to a third party claimant and the Excluded Insurance Proceeds and the Compensation.

“Interest Coverage Ratio” or “ICR” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Interest Payment Date” means each of 21st March, 21st June, 21st September and 21st December in each year, and the Final Repayment Date.

“Interest Period” means each period determined under this Agreement by reference to which interest on the Loans are calculated.

“Interest Relevant Percentage” has the meaning given to that term in Clause 10.1 (Calculation of interest).

“Intermediate Parent” means EDC Holding Limited, an exempted company incorporated with limited liability in the Cayman Islands, with its registered address at the offices of Portcullis TrustNet (Cayman) Ltd., The Grand Pavilion Commercial Centre, Oleander Way, 802 West Bay Road, P.O. Box 32052, Grand Cayman KY1-1208, Cayman Islands.

“Landlord” means深圳能源物流有限公司, with its registered address at No. 5 Taohua Road, Futian Free Trade Bond, Shenzhen, the PRC.

“Lease Agreements” means:

(a)                                      a building lease agreement entered into by and between the Landlord and the Borrower on March 9, 2015 (Contract No. BZ2014027J1) with a valid tenor from 1 June 2015 to 31 May 2025;

(b)                                      a building lease agreement entered into by and between the Landlord and the Parent (whose obligations and rights have subsequently transferred to the Borrower) on 16 July 2012 (Contract No. BZ20120420H1) with a valid tenor from 1 October 2012 to 30 September 2032; and

(c)                                       a building lease agreement entered into by and between Gangji Logistics (Shenzhen) Co., Ltd.(港基物流（深圳）有限公司) and the Borrower on 6 July 2015 with a valid tenor from 2 November 2015 to 1 November 2030, in each case, including any amendments thereto or any supplemental documents thereof.

“Lease Assignment Agreement” means an assignment of the Lease Agreements of Project SZ1 and Project SZ2 dated 17 September 2015 and made by and between the Borrower and the Security Agent, as amended by the Supplemental Lease Assignment Agreement.

“Lender” means:

(a)                                      any Original Lender; and

(b)                                      any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 26 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Leverage Ratio” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Loan” means a Facility A Loan, a Facility B Loan or a Facility C Loan (as the case may be).

“Loan Disbursement Accounts” means the Facility A Loan Disbursement Account, the Facility B Loan Disbursement Account and the Facility C Loan Disbursement Account.

“Majority Lenders” means:

(a)                                      if there is no Loan then outstanding, a Lender or Lenders whose Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments;

(b)                                      if there is no Loan then outstanding and the Total Commitments have been reduced to zero, a Lender or Lenders whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction; or

(c)                                       at any other time, a Lender or Lenders whose participation in the outstanding Loans and whose Available Commitments then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Loans and the Available Commitments of all the Lenders.

“Market Disruption Event” means:

(a)                                      the PBOC ceases to prescribe the PBOC Base Rate; or

(b)                                      the Facility Agent receives by noon on the first day of an Interest Period notification from any Lender or Lenders, whose shares in the applicable Loan exceed fifty (50) per cent. of that Loan, that the rate of interest hereunder no longer reflects the costs to such Lender in funding and maintaining the applicable Loan.

“Material Adverse Effect” means a material adverse effect (or an event which is likely to result in a material adverse change) in (a) the financial condition, operations, performance, properties or prospects of any Obligor, or any Obligor Party’s ability to perform its obligations under the Finance Documents; or (b) the validity or enforceability of any Finance Documents or the rights and remedies of any Finance Party under any of the Finance Documents.

“Material Credit Documents” means the Finance Documents, the Back-to-Back Agreements and the GDS Suzhou Trapped Amount Loan Agreement (if any).

“MIIT” means the Ministry of Industry and Information Technology of the PRC.

“MOFCOM” means the Ministry of Commerce of the PRC or its local counterparty.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                      (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(c)                                     if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(d)                                    if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will apply only to the last Month of any period.

“Movable Assets Mortgage Agreement (Project SZ1)” means a movable assets mortgage agreement in relation to Project SZ1 (other than any Customer Assets) dated 17 September 2015 and made between the Borrower and the Security Agent, as amended and restated by the Supplemental Movable Assets Mortgage Agreement (Project SZ1).

“Movable Assets Mortgage Agreement (Project SZ2)” means a movable assets mortgage agreement in relation to Project SZ2 (other than any Customer Assets) dated on or about of the Project SZ2 Completion Date and made between the Borrower and the Security Agent.

“Movable Assets Mortgage Agreement (Project SZ3)” means a movable assets mortgage agreement in relation to Project SZ3 (other than any Customer Assets) dated on or about of the Project SZ3 Completion Date and made between the Borrower and the Security Agent.

“Net Finance Charges” has the meaning given to that term in Clause 22.1 (Financial definitions).

“New Lender” has the meaning given to that term in Clause 26 (Changes to the Lenders).

“New WFOE” means 上海自贸区万国数据管理有限公司 with its registered address at Room 4056, 4th Floor, No. 173 Meisheng Road, China (Shanghai) Pilot Free Trade Zone, which is wholly owned, directly or indirectly, by the Ultimate Parent, whose primary purpose is to effectively control the Guarantor and other PRC companies (if any) that hold the IDC License or other value-added telecommunications business operating licenses (if any).

“New VIE Contracts” means any arrangement, instrument or agreement that is part of any contractual arrangements enabling the NEW WFOE to exercise effective control over the Guarantor or consolidate the financial condition or results of operation of the Guarantor for the purposes of the consolidated financial statements of the Group.

“Notification Letter” means a notice issued or to be issued by the Borrower, GDS Suzhou or the Guarantor (as applicable) to customers under the Service Contracts, in which the customers are notified of information relating to the relevant Receiving Accounts (as applicable) to which the customers are obligated to pay considerations under the Service Contracts.

“Obligors” means the Ultimate Parent, the Guarantor, GDS Suzhou and the Borrower and “Obligor” means each of them.

“Obligor Parties” means:

(a)                                      the Ultimate Parent, the Intermediate Parent, the Parent, the Guarantor, GDS Suzhou and the Borrower; or

(b)                                      any other party (other than the Finance Parties and the Hedging Providers) which is a party to any of the Transaction Documents,

and “Obligor Party” means each of them.

“Onshore Security Document” means:

(a)                                      Movable Assets Mortgage Agreement (Project SZ1);

(b)                                      Movable Assets Mortgage Agreement (Project SZ2);

(c)                                       Movable Assets Mortgage Agreement (Project SZ3);

(d)                                      Pledge of Receivables (Borrower);

(e)                                       Pledge of Receivables (Guarantor);

(f)                                        Pledge of Receivables (GDS Suzhou);

(g)                                       Lease Assignment Agreement;

(h)                                      Insurance Assignment Agreement (Project SZ1);

(i)                                          Insurance Assignment Agreement (Project SZ2);

(j)                                         Insurance Assignment Agreement (Project SZ3);

(k)                                      Subordination Agreement;

(l)                                          Supplemental Movable Assets Mortgage Agreement (Project SZ1);

(m)                                  Supplemental Pledge of Receivables (Borrower);

(n)                                      Supplemental Pledge of Receivables (Guarantor);

(o)                                      Supplemental Pledge of Receivables (GDS Suzhou);

(p)                                      Supplemental Lease Assignment Agreement;

(q)                                      Supplemental Insurance Assignment Agreement (Project SZ1);

(r)                                         Supplemental Subordination Agreement;

(s)                                        Amended and Restated Movable Assets Mortgage Agreement (Project SZ1); and

(t)                                         any other document designated as such by the Facility Agent and the Borrower.

“Offshore Security Document” means:

(a)                                      Ultimate Parent Guarantee;

(b)                                      Equity Pledge Agreement;

(c)                                       Supplemental Equity Pledge Agreement;

(d)                                      Share Mortgage Agreement;

(e)                                       Confirmatory Share Mortgage Agreement;

(f)                                        Confirmatory Ultimate Parent Guarantee;

(g)                                       Confirmatory Letter;

(h)                                      Amended and Restated Equity Pledge Agreement; and

(i)                                          any other document designated as such by the Facility Agent and the Borrower.

“Offshore Transaction Security” means any Security created or to be created or any guarantee granted or to be granted by an offshore security provider or an offshore guarantor, under the Offshore Security Document.

“Operations Account” has the meaning given to that term in Clause 18.1(a)(ii) (The Accounts).

“Original Financial Statements” means:

(a)                                      in relation to the Parent, its audited financial statements for the Financial Year ended 31 December 2014;

(b)                                      in relation to the Guarantor, its audited financial statements for the Financial Year ended 31 December 2014;

(c)                                       in relation to GDS Suzhou, its audited financial statements for the Financial Year ended 31 December 2014; and

(d)                                      in relation to the Borrower, an extract of the minutes of the Group’s audit committee for the Financial Year ended 31 December 2014.

“Parent” means EDS (HK) Limited, with its registered address at Unit C&D, 10th Floor, Neich Tower, 128 Gloucester Road, Wanchai, Hong Kong.

“Party” means a party to this Agreement.

“PBOC” means the People’s Bank of China.

“PBOC Base Rate” means the prevailing official lending rate per annum, as promulgated and announced by PBOC for term loans with a tenor of 1 year to 5 years, for the first Interest Period in respect of a Loan, on the first Utilisation Date of that Loan, and for any following Interest Periods, on the last Interest Payment Date.

“PBOC Information Center” means Credit Reference Centre of the PBOC.

“Permitted Facility A Aggregate Drawdown Amount” means a percentage of the Facility A Commitment set out in the table below under the heading “Permitted Facility A Aggregate Drawdown Amount” corresponding to the “Aggregate Annualised Contract Value” calculated based on a break down delivered to the Facility Agent pursuant to Clause 5.2(a)(x):

Aggregate Annualised Contract Value	Permitted Facility A Aggregate Drawdown Amount
Less than RMB 100,000,000	0%
Less than RMB 110,000,000 but greater than or equal to RMB 100,000,000	70%
Less than RMB 125,000,000 but greater than or equal to RMB 110,000,000	80%
Less than RMB 140,000,000 but greater than or equal to RMB 125,000,000	90%
Greater than or equal to RMB 140,000,000	100%

“Permitted Facility B Aggregate Drawdown Amount” means a percentage of the Facility B Commitment set out in the table below under the heading “Permitted Facility B Aggregate Drawdown Amount” corresponding to the “Aggregate Annualised Contract Value” calculated based on a break down delivered to the Facility Agent pursuant to Clause 5.2(a)(x):

Aggregate Annualized Contract Value	Permitted Facility B Aggregate Drawdown Amount
Less than RMB 140,000,000	60%
Less than RMB 160,000,000 but greater than or equal to RMB 140,000,000	70%
Less than RMB 190,000,000 but greater than or equal to RMB 160,000,000	80%
Less than RMB 210,000,000 but greater than or equal to RMB 190,000,000	90%
Greater than or equal to RMB 210,000,000	100%

“Permitted Facility C Aggregate Drawdown Amount” means a percentage of the Facility C Commitment set out in the table below under the heading “Permitted Facility C Aggregate Drawdown Amount” corresponding to the “Aggregate Annualised Contract Value” calculated based on a break down delivered to the Facility Agent pursuant to Clause 5.2(a)(x):

Aggregate Annualized Contract Value	Permitted Facility C Aggregate Drawdown Amount
Less than RMB 65,000,000	70%
Less than RMB 75,000,000 but greater than or equal to RMB 65,000,000	80%
Less than RMB 85,000,000 but greater than or equal to RMB 75,000,000	90%
Greater than or equal to RMB 85,000,000	100%

“Pledge of Receivables (Borrower)” means an account receivables pledge agreement in respect of receivables under the Borrower Service Contracts and the Back-to-Back Agreements payable to the Borrower dated 17 September 2015 and made between the Borrower and the Security Agent, as amended by the Supplemental Pledge of Receivables (Borrower).

“Pledge of Receivables (GDS Suzhou)” means an account receivables pledge agreement in respect of receivables under the GDS Suzhou Service Contracts payable to GDS Suzhou dated 17 September 2015 and made between GDS Suzhou and the Security Agent, as amended by the Supplemental Pledge of Receivables (GDS Suzhou).

“Pledge of Receivables (Guarantor)” means an account receivables pledge agreement in respect of receivables under the Guarantor Service Contracts payable to the Guarantor dated on 17 September

2015 and made between the Guarantor and the Security Agent, as amended by the Supplemental Pledge of Receivables (Guarantor).

“PRC” means the People’s Republic of China, but excluding, for the purpose of the Transaction Documents, Taiwan and the special administrative regions of Hong Kong and Macau.

“Project Document” means:

(a)                                      each Service Contract;

(b)                                      each Contractor Agreement;

(c)                                       each Back-to-Back Agreement;

(d)                                      each Lease Agreement;

(e)                                       the GDS Suzhou Inter-company Loan Agreement;

(f)                                        the GDS Suzhou Trapped Amount Loan Agreement (if any); or

(g)                                       any other material contract entered into by the Borrower, GDS Suzhou or the Guarantor relating to the Projects and designated by the Facility Agent and the Borrower as a project document.

“Project SZ1” means the design, development, fitting out, maintenance and operation of the data center building rented by the Borrower located at 1st Floor to 7th Floor, No. 5 Taohua Road, Energy Logistics Center 2nd phase, Futian Free Trade Zone, Shenzhen, with a total floor area of 15,000 square meter.

“Project SZ2” means the design, development, fitting out, maintenance and operation of the data center building rented by the Borrower located at 1st Floor to 6th Floor, No. 5 Taohua Road, Energy Logistics Center 1st phase, Futian Free Trade Zone, Shenzhen, with a total floor area of 13,150.24 square meter.

“Project SZ3” means the design, development, fitting out, maintenance and operation of the data center building rented by the Borrower located at No. 51-5, Hongliu Road, Futian Free Trade Zone, Shenzhen, with a total floor area of 8431.6 square meter.

“Project SZ2 Completion” means the date on which the Certificate of Completion is issued in respect of Project SZ2.

“Project SZ3 Completion” means the date on which the Certificate of Completion is issued in respect of Project SZ3.

“Project SZ2 Completion Date” means 31 March 2016.

“Project SZ3 Completion Date” means 31 October 2016.

“Projects” means Project SZ1, Project SZ2 and Project SZ3, and “Project” means each of them.

“Qiuping Huang” means Ms. Huang Qiuping, whose identification number is 31010719611116122X.

“Qualified Service Contract” means a Service Contract with a term of no less than 3 years (inclusive).

“Quarter Date” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Quasi-Security” has the meaning given to that term in Clause 23.4 (Negative pledge).

“Receiving Accounts” means the Receiving Account 1, the Receiving Account 2 and the Receiving Account 3.

“Receiving Account 1” has the meaning given to that term in Clause 18.1(a)(v) (The Accounts).

“Receiving Account 2” has the meaning given to that term in Clause 18.1(b) (The Accounts).

“Receiving Account 3” has the meaning given to that term in Clause 18.1(c) (The Accounts).

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means the PRC interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor Party:

(a)                                      its jurisdiction of incorporation;

(b)                                      any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)                                       any jurisdiction where it conducts its business; and

(d)                                      the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Period” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Repeating Representations” means each of the representations and warranties set out in Clause 20.1 (Status) to 20.31 (Sanctions) (inclusive), other than those specified to be given on a specified date.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Restricted Inter-company Loan” means any present and future inter-company loan or shareholder loan made to the Borrower by any other member of the Group, other than the Existing Inter-company Loan, but for avoidance of doubt, including the loan under the GDS Suzhou Trapped Amount Loan Agreement (if any) and the GDS Suzhou Inter-company Loan.

“RMB” means the lawful currency of the PRC.

“SAFE” means the State Administration of Foreign Exchange of the PRC or its local counterpart.

“SAIC” means the State Administration of Industry and Commerce of the PRC or its local counterpart.

“Sanctioned Country” has the meaning given to that term in Clause 20.31(b) (Sanctions).

“Sanctioned Person” has the meaning given to that term in Clause 20.31(a) (Sanctions).

“Sanctions” means any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the US Department of the Treasury’s Office of Foreign Assets Control (OFAC), the US Department of State, the United Nations Security Council, the European Union, the French Republic, Her Majesty’s Treasury, or any other relevant sanctions authority.

“Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor Party to any Secured Party under each Transaction Document.

“Secured Party” means a Finance Party or a Hedging Provider.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Property” means

(a)                                      the Transaction Security expressed to be granted in favour of the Security Agent as agent for the Secured Parties and all proceeds of that Transaction Security;

(b)                                      all obligations expressed to be undertaken by an Obligor Party to pay amounts in respect of the Secured Liabilities to the Security Agent as agent for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor Party in favour of the Security Agent as agent for the Secured Parties; and

(c)                                       any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as agent on trust for the Secured Parties.

“Self-controlled Disbursement” means the method by which the Lenders disburse loan proceeds into a Loan Disbursement Account for the Borrower to determine at its own discretion when and how to pay the proceeds to its respective counterparty and pursuant to the terms of the Finance Documents.

“Service Contracts” means the Borrower Service Contracts, the GDS Suzhou Service Contracts and the Guarantor Service Contracts.

“Share Mortgage Agreement” means a share mortgage agreement in respect of shares in the Parent held by the Intermediate Parent dated on 17 September 2015 and made by and between the Intermediate Parent and the Security Agent, as confirmed by the Confirmatory Share Mortgage Agreement and the Confirmatory Letter.

“Sponsor” means Singapore Technologies Telemedia Limited of Singapore, with its registered address at 1 Temasek Avenue, #33-01 Millenia Tower, Singapore 039192.

“Subordination Agreement” means a subordination agreement in respect of inter-company loans or shareholder loans made to the Borrower (other than the Existing Inter-company Loan) by the Parent, GDS Suzhou or any other member of the Group dated on 17 September 2015 and made by and between, among others, the Borrower, GDS Suzhou, the Parent and the Security Agent, as amended by the Supplemental Subordination Agreement.

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)                                      which is controlled, directly or indirectly, by the first mentioned company or corporation;

(c)                                     more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(d)                                    which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Supplemental Account Control Agreement” means the supplemental account control agreement dated on or about the date of the Amendment Agreement and made by and between the Borrower, the Guarantor, GDS Suzhou, the Account Bank and the Facility Agent in respect of the Account Control Agreement.

“Supplemental Equity Pledge Agreement” means the supplemental equity pledge agreement dated on or about the date of the Amendment Agreement and made by and between the Borrower, the Parent and the Security Agent in respect of the Equity Pledge Agreement, pursuant to which the Parent further pledges its equity interests corresponding to its additional registered capital of US$ 11,100,000.00 in the Borrower in favour of the Security Agent (on behalf of all Secured Parties).

“Supplemental Insurance Assignment Agreement (Project SZ1)” means a supplemental insurance assignment agreement (Project SZ1) dated on or about the date of the Amendment Agreement and made by and between the Borrower and the Security Agent in respect of the Insurance Assignment Agreement (Project SZ1).

“Supplemental Lease Assignment Agreement” means a supplemental agreement in respect of the Lease Assignment Agreement and the assignment of Lease Agreement of Project SZ3 dated on or about the date of the Amendment Agreement and made by and between the Borrower and the Security Agent.

“Supplemental Movable Assets Mortgage Agreement (Project SZ1)” means a supplemental agreement in respect of the Movable Assets Mortgage Agreement (Project SZ1) dated on or about the date of the Amendment Agreement and made between the Borrower and the Security Agent.

“Supplemental Pledge of Receivables (Borrower)” means the supplemental agreement in respect of the Pledge of Receivables (Borrower) dated on or about the date of the Amendment Agreement and made between the Borrower and the Security Agent.

“Supplemental Pledge of Receivables (GDS Suzhou)” means the supplemental agreement in respect of the Pledge of Receivables (GDS Suzhou) dated on or about the date of the Amendment Agreement and made between the Borrower and the Security Agent.

“Supplemental Pledge of Receivables (Guarantor)” means the supplemental agreement in respect of the Pledge of Receivables (Guarantor) dated on or about the date of the Amendment Agreement and made between the Borrower and the Security Agent.

“Supplemental Subordination Agreement” means the supplemental agreement in respect of the Subordination Agreement dated on or about the date of the Amendment Agreement and made by and between, among others, the Borrower, GDS Suzhou, the Parent and the Security Agent.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Test Date” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Total Commitments” means at any time the aggregate of the Total Facility A Commitments, the Total Facility B Commitments and the Total Facility C Commitments.

“Total Facility A Commitments” means the aggregate of the Facility A Commitments (being RMB 150,000,000 at the date of this Agreement).

“Total Facility B Commitments” means the aggregate of the Facility B Commitments (being RMB 280,000,000 at the date of this Agreement).

“Total Facility C Commitments” means the aggregate of the Facility C Commitments (being RMB 100,000,000 at the date of the Amendment Agreement).

“Total Investment Amount” means, in relation to a Project, total amount that is required to be available for completing that Project, in each case not more than the total investment amount as shown in the Business Plan for that Project, being RMB 287,300,000 for the Project SZ1, RMB 354,300,000 for the Project SZ2, and RMB 167,700,000 for the Project SZ3, as of the date of the Amendment Agreement.

“Total Net Debt” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Transaction Documents” means the Finance Documents and the Hedging Arrangements.

“Transaction Expenses” has the meaning given to that term in Clause 17.1 (Transaction expenses).

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Transaction Security Documents.

“Transaction Security Document” means:

(a)                                      each Onshore Security Document;

(b)                                      each Offshore Security Document;

(c)                                       any other document evidencing or creating or expressed to evidence or create Security over any asset to secure any obligation of any Obligor Party to a Secured Party under the Transaction Documents; or

(d)                                      any other document designated as such by the Security Agent and the relevant Obligor Party.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)                                      the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                      the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Ultimate Parent Guarantee” means a corporate and completion guarantee dated on 17 September 2015 and made by and between the Ultimate Parent and the Security Agent, as confirmed by the Confirmatory Ultimate Parent Guarantee and the Confirmatory Letter.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor Party under the Finance Documents.

“US” means the United States of America.

“US Tax Obligor” means:

(a)                                      an Obligor Party which is resident for tax purposes in the US; or

(b)                                      an Obligor Party some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“Utilisation Evidence” means the Evidence of Facility A Utilisation, the Evidence of Facility B Utilisation and the Evidence of Facility C Utilisation.

“VIE Acquisition” means an acquisition of all equity interests in GDS Suzhou by the Guarantor, as a result of which GDS Suzhou will subsequently become a wholly owned Subsidiary of the Guarantor.

“VIE Capital Increase” means an increase in the registered capital of the Guarantor by way of a capital contribution of RMB 285,500,000 by William Huang, which will be paid up prior to the expiry of the Guarantor’s business term as recorded in the business license of the Guarantor.

“VIE Contracts” means the Existing VIE Contracts and the New VIE Contracts.

“VIE Equity Pledges” means the Existing VIE Equity Pledge, the VIE Equity Pledge (Guarantor), the VIE Equity Pledge (William Huang) and the VIE Equity Pledge (Qiuping Huang).

“VIE Equity Pledge (Guarantor)” means a pledge over the equity interests in GDS Suzhou held by the Guarantor in favour of the New WFOE as contemplated under the New VIE Contracts.

“VIE Equity Pledge (William Huang)” means a pledge over the equity interests in the Guarantor held by William Huang in favour of the New WFOE as contemplated under the New VIE Contracts.

“VIE Equity Pledge (Qiuping Huang)” means a pledge over the equity interests in the Guarantor held by Qiuping Huang in favour of the New WFOE as contemplated under the New VIE Contracts.

“VIE Equity Transfer” means the transfer of around 0.03% equity interests in the Guarantor from William Huang to Qiuping Huang, as a result of which William Huang will own around 99.97% equity interests in the Guarantor and Qiuping Huang will own around 0.03% equity interests in the Guarantor.

“VIE Restructuring” means the restructuring of the shareholding of the Guarantor to ensure that the equity interests of the Guarantor are legally held by William Huang and Qiuping Huang respectively, and beneficially owned by the New WFOE by way of:

(a)                                  the VIE Capital Increase;

(b)                                  wind-up of Existing VIE Contracts and de-registration of the Existing VIE Equity Pledge;

(c)                                   the VIE Acquisition;

(d)                                  the VIE Equity Transfer;

(e)                                   signing of all New VIE Contracts; and

(f)                                    completion of all requirements contemplated under the New VIE Contracts.

“Waterfall Date” means the 15th day of each calendar month.

“William Huang” means Mr. Huang Wei, whose identification number is 31010719671101125X.

“Working Capital” has the meaning given to that term in Clause 22.1 (Financial definitions).

1.2                         Construction

(a)                           Unless a contrary indication appears, any reference in this Agreement to:

(i)              any “Administrative Party”, the “Facility Agent”, any “Mandated Lead Arranger”, any “Finance Party”, any “Secured Party” any “Lender”, any “Obligor”, any “Obligor Party”, any “Party”, the “Security Agent”, the “Account Bank” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)              “assets” includes present and future properties, revenues and rights of every description;

(iii)            a “Finance Document”, a “Material Credit Document”, a “Project Document”, a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document, Material Credit Document, Project Document, Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)            “including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(v)             “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)            a Lender’s “participation” in a Loan or Unpaid Sum includes an amount (in the currency of such Loan or Unpaid Sum) representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of such Loan or Unpaid Sum and the Lender’s rights under this Agreement in respect thereof;

(vii)           a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(viii)          a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)            a provision of law is a reference to that provision as amended or re-enacted; and

(x)             a time of day is a reference to Beijing time.

(b)                          Section, Clause and Schedule headings are for ease of reference only.

(c)                           Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                          A Default or an Event of Default is “continuing” if it has not been remedied or waived.

(e)                           Where this Agreement specifies an amount in a given currency (the “specified currency”) “or its equivalent”, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the Facility Agent’s spot rate of exchange for the purchase of the specified currency with that other currency at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

SECTION 2

THE FACILITIES

2.                                THE FACILITIES

2.1                         The Facilities

Subject to the terms of this Agreement and (in respect of paragraph (c) below) the Amendment Agreement, the Lenders make available to the Borrower:

(a)                                      a term loan facility in an aggregate amount equal to the Total Facility A Commitments;

(b)                                      a term loan facility in an aggregate amount equal to the Total Facility B Commitments; and

(c)                                       a term loan facility in an aggregate amount equal to the Total Facility C Commitments.

2.2                         Extension of Facility B Availability Period

(a)                           The Borrower may by giving prior notice to the Facility Agent by no later than fifteen (15) Business Days request that the Facility B Availability Period be extended to a date not later than the date falling 26 Months after the date of this Agreement.

(b)                           Any extension of the Facility B Availability Period will only be effective upon written consent of all Lenders.

(c)                            The Borrower may only request to extend the Facility B Availability Period no more than two times.

2.3                         Finance Parties’ rights and obligations

(a)                           The obligations of the Finance Parties under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                           The rights of the Finance Parties under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)                            A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.                                PURPOSE

3.1                         Purpose

(a)                           The Borrower shall apply all amounts borrowed by it under Facility A towards:

(i)              the repayment of the outstanding amount of the Borrower under the Existing Inter-company Loan (Project SZ1); and

(ii)             the payment of the Capital Expenditures of the Project SZ1 in accordance with the Business Plan and the Budget (including the Existing Deferred Payment that is used for the Capital Expenditures purpose).

(b)                           The Borrower shall apply all amounts borrowed by it under Facility B towards:

(i)              the repayment of the outstanding amount of the Borrower under the Existing Inter-company Loan (Project SZ2); and

(ii)             the payment of the Capital Expenditures of the Project SZ2 in accordance with the Business Plan and the Budget (including the Existing Deferred Payment that is used for the Capital Expenditures purpose).

(c)                            The Borrower shall apply all amounts borrowed by it under Facility C towards:

(i)              the repayment of the outstanding amount of the Borrower under the Existing Inter-company Loan (Project SZ3); and

(ii)             the payment of the Capital Expenditures of the Project SZ3 in accordance with the Business Plan and the Budget.

(d)                           The Borrower may not use any Loan for any other purpose, including, without limitation, using any Loan for share capital equity investment, using any Loan for venturing operation in any securities market, futures market or other similar domain, or using any Loan to/for any other investment or business that is prohibited under the Governmental Rules.

3.2                         Monitoring

(a)                           Unless otherwise expressly required by the Governmental Rules, no Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

(b)                           The Parties hereby expressly waive any obligation on the part of any Finance Party to so monitor or verify, to the fullest extent permitted by the Governmental Rules.

(c)                            To the extent any Governmental Rules at any time require any Finance Party to monitor or verify any application of any Loan proceeds hereunder, the Borrower shall fully co-operate with that Finance Party and promptly upon reasonable request from that Finance Party, provide to that Finance Party any information or confirmation or other documents to evidence the purpose for which the proceeds of the Loan have been used.

(d)                           In any event, the failure by any Finance Party to so monitor or verify shall not give rise to any defence by the Borrower or any other Obligor regarding its payment and performance of the Secured Liabilities or otherwise reduce, release or prejudice the Borrower or any other Obligor’s obligations under the Finance Documents.

4.                                CONDITIONS OF UTILISATION AND CONDITIONS SUBSEQUENT

4.1                         Initial conditions precedent

(a)                           The Borrower may not deliver a Utilisation Request under Facility A unless the Facility Agent has received all of the documents and other evidence listed in Part I (Conditions Precedent to Initial Utilisation for All Facilities) of Schedule 2 (Conditions precedent and conditions subsequent) and Part II (Conditions Precedent to Initial Utilisation for Facility A) of Schedule 2 (Conditions precedent and conditions subsequent) in form and substance satisfactory to the Facility Agent.

(b)                           The Borrower may not deliver a Utilisation Request under Facility B unless the Facility Agent has received all of the documents and other evidence listed in Part I (Conditions Precedent to Initial Utilisation for All Facilities) of Schedule 2 (Conditions precedent and conditions subsequent) and Part

III (Conditions Precedent to Initial Utilisation for Facility B) of Schedule 2 (Conditions precedent and conditions subsequent) in form and substance satisfactory to the Facility Agent.

(c)                            The Borrower may not deliver a Utilisation Request under Facility C unless the Facility Agent has received all of the documents and other evidence listed in Part V (Facility C Initial Conditions Precedent) of Schedule 2 (Conditions precedent and conditions subsequent) in form and substance satisfactory to the Facility Agent.

(d)                           The Facility Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2                         Conditions precedent to Utilisation of Facility B beyond 60% of the Total Facility B Commitments

(a)                           The Borrower may not deliver a Utilisation Request under Facility B which will result in the total amount utilized under the Facility B exceeds 60% of the Total Facility B Commitments unless the Facility Agent has received all of the documents and other evidence listed in Part IV (Conditions Precedent to Utilisation of Facility B beyond 60% of the Total Facility B Commitments) of Schedule 2 (Conditions precedent and conditions subsequent) in form and substance satisfactory to the Facility Agent.

(b)                           The Facility Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.3                         Conditions precedent to Utilisation of Facility C beyond 70% of the Total Facility C Commitments

(a)                           The Borrower may not deliver a Utilisation Request under Facility C which will result in the total amount utilized under the Facility C exceeds 70% of the Total Facility C Commitments unless the Facility Agent has received all of the documents and other evidence listed in Part VI (Conditions Precedent to Utilisation of Facility C beyond 70% of the Total Facility C Commitments) of Schedule 2 (Conditions precedent and conditions subsequent) in form and substance satisfactory to the Facility Agent.

(c)                            The Facility Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.4                         Further conditions precedent

The Lenders will be obliged to comply with Clause 5.4 (Lenders’ participation) only if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                           no Event of Default is continuing or would result from the proposed Loan;

(b)                           none of the circumstances described in Clause 8.1 (Change of control) has occurred;

(c)                            all representations and warranties made by each Obligor Party in each Finance Document are true and correct in all material respects with reference to the facts and circumstances then subsisting;

(d)                           no event or circumstance which could reasonably be expected to have a Material Adverse Effect exists, has occurred or might occur;

(e)                            no any Force Majeure has occurred or might occur;

(f)                             in respect of a Utilization of a Facility, the ratio of the paid-up registered capital and the total registered capital of the Borrower is not less than the ratio of the total outstanding amount of the Loan(s) applicable to that Facility and the Total Commitments in relation to that Facility;

(g)                            in respect of a Utilization of Facility A, the Facility Agent is so satisfied that the construction progress of the Project SZ1 matches with the capital which has been invested into the Project SZ1;

(h)                           in respect of a Utilization of Facility B, the Facility Agent is so satisfied that the construction progress of the Project SZ2 matches with the capital which has been invested into the Project SZ2; and

(i)                               in respect of a Utilization of Facility C, the Facility Agent is so satisfied that the construction progress of the Project SZ3 matches with the capital which has been invested into the Project SZ3.

4.5                         Conditions subsequent documents

(a)                           Each Obligor shall deliver to the Facility Agent on the specified date all of the documents and evidence set out in Part VII (Conditions Subsequent) of Schedule 2 (Conditions precedent and conditions subsequent) in form and substance reasonably satisfactory to the Facility Agent, unless the Facility Agent has waived or postponed delivery of such document or evidence in writing.

(b)                           The Facility Agent shall notify the relevant Obligors and the Lenders promptly upon being so satisfied.

4.6                         Maximum number of Loans

(a)                           Unless otherwise agreed by the Facility Agent, the Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)              six (6) or more Facility A Loans would be outstanding;

(ii)             sixteen (16) or more Facility B Loans would be outstanding; or

(iii)            eighteen (18) or more Facility C Loans would be outstanding.

(b)                           The Borrower may not request that a Loan be divided.

(c)                            If two or more Interest Periods end on the same date, those Loans will be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

SECTION 3

UTILISATION

5.                                UTILISATION

5.1                         Delivery of a Utilisation Request

Subject to clause 4.5 (Maximum number of Loans) above, the Borrower may utilise a Facility by delivery to the Facility Agent of a duly completed Utilisation Request no later than 11:00 a.m. on the day falling five (5) Business Days before the Utilisation Date.

5.2                         Completion of a Utilisation Request

(a)                           Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)              it identifies the Facility to be utilised;

(ii)             the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)            the proposed Interest Period of the Loan complies with this Agreement;

(iv)            the currency specified in a Utilisation Request must be in RMB or any other currency agreed by the Parties;

(v)             the amount of the Utilisation complies with Clause 5.3 (Utilization Amount);

(vi)            in respect of a Loan that is required to be disbursed by way of the Consigned Disbursement, it specifies the wiring and transfer instructions with respect to the payee’s name, the payee’s account information, the payment amount and currency, payment purpose and any other information reasonably requested by the Facility Agent;

(vii)           in the case of a Facility A Loan that is required to be disbursed by way of the Consigned Disbursement according to the paragraph (a) of clause 5.5 (Advance of Loans), the Utilisation Request is accompanied by certified copies of the following documents (the “Evidence of Facility A Utilization”):

(A)                           the Existing Inter-company Loan Agreement (Project SZ1),

(B)                           repayment notice, pay-off statement, invoice or other proof of the Existing Inter-company Loan (Project SZ1) pay-off amount and currency,

(C)                           purchase contracts or orders, invoices, bank account statements or other documentary proof evidencing the proceeds from the Existing Inter-company Loan (Project SZ1) have been applied towards the Capital Expenditures of the Project SZ1,

(D)                           purchase contracts or orders, invoices or other documents which would evidence that the Borrower is obliged to make the payment of the Capital Expenditures of the Project SZ1, and

(E)                            any other underlying transaction documents reasonably requested by the Facility Agent;

(viii)         in the case of a Facility B Loan that is required to be disbursed by way of the Consigned Disbursement according to the paragraph (b) of clause 5.5 (Advance of Loans), the Utilization Request is accompanied by certified copies of the following documents (the “Evidence of Facility B Utilization”):

(A)                           the Existing Inter-company Loan Agreement (Project SZ2),

(B)                           repayment notice, pay-off statement, invoice or other proof of the Existing Inter-company Loan (Project SZ2) pay-off amount and currency,

(C)                           purchase contracts or orders, invoices, bank account statements or other documentary proof evidencing the proceeds from the Existing Inter-company Loan (Project SZ2) have been applied towards the Capital Expenditures of the Project SZ2,

(D)                           purchase contracts or orders, invoices or other documents which would evidence that the Borrower is obliged to make the payment of the Capital Expenditures of the Project SZ2, and

(E)                            any other underlying transaction documents reasonably requested by the Facility Agent;

(ix)            the Utilization Request for the Facility C Loan is accompanied by certified copies of the following documents (the “Evidence of Facility C Utilization”):

(A)                                the Existing Inter-company Loan Agreement (Project SZ3),

(B)                              repayment notice, pay-off statement, invoice or other proof of the Existing Inter-company Loan (Project SZ3) pay-off amount and currency,

(C)                              purchase contracts or orders, invoices, bank account statements or other documentary proof evidencing the proceeds from the Existing Inter-company Loan (Project SZ3) have been applied towards the Capital Expenditures of the Project SZ3,

(D)                              purchase contracts or orders, invoices or other documents which would evidence that the Borrower is obliged to make the payment of the Capital Expenditures of the Project SZ3, and

(E)                               any other underlying transaction documents reasonably requested by the Facility Agent;

(x)             the Utilization Request is accompanied by a certified copy of break down list showing the details of all Service Contracts (including the Contract Value for each Service Contract) together with certified true copies of each duly signed Service Contracts, in each case which would reasonably evidence the amount of the proposed Loan to be utilized under that Utilization Request complies with the requirement as set out in Clause 5.3 (Utilization Amount) to the satisfaction of the Facility Agent.

(b)                           Only one Loan may be requested in each Utilisation Request.

(c)                            The Borrower must deliver the first Facility B Utilisation Request within 3 Months after the date of this Agreement.

5.3                         Utilization Amount

(a)                           Any Utilisation of the Facility A in a Facility A Utilisation Request shall not result in the Permitted Facility A Aggregate Drawdown Amount being exceeded, and the amount of the proposed Facility A Loan must not be more than the Available Facility A.

(b)                           Any Utilisation of the Facility B in a Facility B Utilisation Request shall not result in the Permitted Facility B Aggregate Drawdown Amount being exceeded, and the amount of the proposed Facility B Loan must not be more than the Available Facility B.

(c)                            Any Utilisation of the Facility C in a Facility C Utilisation Request shall not result in the Permitted Facility C Aggregate Drawdown Amount being exceeded, and the amount of the proposed Facility C Loan must not be more than the Available Facility C.

(d)                           Notwithstanding the above, unless the Facility Agent has received all of the documents and other evidence listed in Part IV (Conditions Precedent to Utilisation of Facility B beyond 60% of the Total Facility B Commitments) of Schedule 2 (Conditions precedent and conditions subsequent) in form and substance satisfactory to the Facility Agent, any Utilisation of the Facility B shall not result in the total amount utilized under the Facility B exceeds 60% of the Total Facility B Commitments.

(e)                            Notwithstanding the above, unless the Facility Agent has received all of the documents and other evidence listed in Part VI (Conditions Precedent to Utilisation of Facility C beyond 70% of the Total Facility C Commitments) of Schedule 2 (Conditions precedent and conditions subsequent) in form and substance satisfactory to the Facility Agent, any Utilisation of the Facility C shall not result in the total amount utilized under the Facility C exceeds 70% of the Total Facility C Commitments.

5.4                         Lender’s participation

(a)                           The Facility Agent shall promptly notify each Lender of the relevant Facility the details of a Utilization Request including amount of its participation in the requested Loan no later than three (3) Business Days prior to the applicable Utilisation Date.

(b)                           The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)                            If the conditions set out in Clause 4 (Conditions of Utilisation and conditions subsequent), 5.1 (Delivery of a Utilisation Request) to 5.3 (Utilization Amount) above have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(d)                           No Lender is obligated to participate in a Loan if, as a result, its participation in the Loans would exceed its Commitment or the Loans would exceed the Total Commitments.

5.5                         Advance of Loans

(a)                           Upon a Loan made available by each Lender pursuant to clause 5.4 (Lender’s participation), the proceeds under such Loan shall be applied as follows:

(i)              in respect of a Facility A Loan

(A)                                  if the amount of a Facility A Loan equals or exceeds (the lower of) RMB 5,000,000 or 5% of Total Investment Amount of the Project SZ1, the Consigned Disbursement shall apply, and upon the proceeds being credited in the Facility A Loan Disbursement Account, the Facility Agent shall immediately thereafter remit such proceeds to the account of the payee(s) in accordance with the Facility A Utilisation Request;

(B)                                  if the amount of a Facility A Loan is less than (the lower of) RMB 5,000,000 or 5% of Total Investment Amount of the Project SZ1, the Self-controlled Disbursement shall apply, and all proceeds under such Facility A Loan shall be credited into the Facility A Disbursement Account, and the Borrower may use such Facility A Loan proceeds at its own discretion pursuant to the terms of this Agreement.

(ii)             in respect of a Facility B Loan:

(A)                                  if the amount of a Facility B Loan equals or exceeds (the lower of) RMB 5,000,000 or 5% of Total Investment Amount of the Project SZ2, the Consigned Disbursement shall apply, and upon the proceeds being credited in the Facility B Loan Disbursement Account, the Facility Agent shall immediately thereafter remit such proceeds to the account of the payee(s) in accordance with the Facility B Utilisation Request;

(B)                                  if the amount of a Facility B Loan is less than (the lower of) RMB 5,000,000 or 5% of Total Investment Amount of the Project SZ2, the Self-controlled Disbursement shall apply, and all proceeds under such Facility B Loan shall be credited into the Facility B Disbursement Account, and the Borrower may use such Facility B Loan proceeds at its own discretion pursuant to the terms of this Agreement.

(iii)            in respect of a Facility C Loan:

(A)                                   if the amount of a Facility C Loan equals or exceeds (the lower of) RMB 5,000,000 or 5% of Total Investment Amount of the Project SZ3, the Consigned Disbursement shall apply, and upon the proceeds being credited in the Facility C Loan Disbursement Account, the Facility Agent shall immediately thereafter remit such proceeds to the account of the payee(s) in accordance with the Facility C Utilisation Request;

(B)                                   if the amount of a Facility C Loan is less than (the lower of) RMB 5,000,000 or 5% of Total Investment Amount of the Project SZ3, the Self-controlled Disbursement shall apply, and all proceeds under such Facility C Loan shall be credited into the Facility C Disbursement Account, and the Borrower may use such Facility C Loan proceeds at its own discretion pursuant to the terms of this Agreement.

(b)                           Notwithstanding anything to the contrary above,

(i)              If any payment that has been made through the Consigned Disbursement is returned to its original payment account due to the incomplete or incorrect specification of payment instruction by the Borrower or for any other reasons, the Facility Agent shall have the rights not to credit the money so returned to the original payment account and can freeze such returned money within the original payment account if it has been credited into the account for whatever reason.

(ii)             No Finance Party shall be held liable for the payment of all sums due under any underlying contracts under the Consigned Disbursement, including any costs or any return of funds from such account(s) to any Loan Disbursement Account for whatsoever reason, unless caused by its gross negligence or wilful misconduct.

(iii)            In relation to a Self-controlled Disbursement, the Borrower shall provide to the Facility Agent the applicable Utilisation Evidence within sixty (60) days after each payment with the relevant Loan proceeds or upon request from the Facility Agent from time to time.

(iv)            The proceeds of the Loan shall not be paid to any account of the Borrower with any Finance Party (other than the Loan Disbursement Accounts) or any other financial institutions whether or not Consigned Disbursement or Self-controlled Disbursement is to be applied.

(v)             Upon the occurrence of any Default, the Facility Agent shall have the right, in its sole discretion, to suspend the disbursement of any Loan, refuse any Utilisation, refuse the withdrawal of any amounts from any Loan Disbursement Account, and/or apply all Utilisations by Consigned Disbursement.

5.6                         Cancellation of Available Facility

Unless cancelled earlier in accordance with this Agreement:

(a)                           The Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at 5 p.m. on the last day of the Facility A Availability Period.

(b)                           The Facility B Commitments which, at that time, are unutilised shall be immediately cancelled at 5 p.m. on the last day of the relevant Facility B Availability Period.

(c)                            The Facility C Commitments which, at that time, are unutilised shall be immediately cancelled at 5 p.m. on the last day of the relevant Facility C Availability Period.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.                                REPAYMENT

6.1                         Repayment of Facility A Loans

(a)                           The Borrower shall repay the Facility A Loans in instalments by repaying on each date specified in the table below (each a “Facility A Repayment Date”) an amount that reduces the aggregate outstanding Facility A Loans by a proportion of the aggregate outstanding Facility A Loans as at the close of business on the last day of the Facility A Availability Period, which proportion is set out in the table below beside such Facility A Repayment Date:

Facility A Repayment Date	Percentage
21st March 2017	3.20%
21st June 2017	3.20%
21st September 2017	4.30%
21st December 2017	4.30%
21st March 2018	4.40%
21st June 2018	4.40%
21st September 2018	4.40%
21st December 2018	4.40%
21st March 2019	4.40%
21st June 2019	4.50%
21st September 2019	4.50%
21st December 2019	4.50%
21st March 2020	4.50%
21st June 2020	4.50%
Final Repayment Date	40.50%

(b)                           Without prejudice to paragraph (a), all of the Facility A Loans must be repaid in full on the Final Repayment Date.

(c)                            The Borrower may not reborrow any part of Facility A which is repaid.

6.2                         Repayment of Facility B Loans

(a)                           The Borrower shall repay the Facility B Loans in instalments by repaying on each date specified in the table below (each a “Facility B Repayment Date”) an amount that reduces the aggregate outstanding Facility B Loans by a proportion of the aggregate outstanding Facility B Loans as at the close of business on the last day of the Facility B Availability Period, which proportion is set out in the table below beside such Facility B Repayment Date:

Facility B Repayment Date	Percentage
21st March 2017	4.00%
21st June 2017	4.00%
21st September 2017	4.00%
21st December 2017	4.10%
21st March 2018	4.10%

21st June 2018	4.10%
21st September 2018	4.10%
21st December 2018	4.20%
21st March 2019	4.20%
21st June 2019	4.50%
21st September 2019	4.50%
21st December 2019	4.50%
21st March 2020	4.70%
21st June 2020	4.70%
Final Repayment Date	40.30%

(b)                           Without prejudice to paragraph (a), all of the Facility B Loans must be repaid in full on the Final Repayment Date.

(c)                            The Borrower may not reborrow any part of Facility B which is repaid.

6.3                         Repayment of Facility C Loans

(a)                           The Borrower shall repay the Facility C Loans in instalments by repaying on each date specified in the table below (each a “Facility C Repayment Date”) an amount that reduces the aggregate outstanding Facility C Loans by a proportion of the aggregate outstanding Facility C Loans as at the close of business on the last day of the Facility C Availability Period, which proportion is set out in the table below beside such Facility C Repayment Date:

Facility C Repayment Date	Percentage
21st December 2017	5.00%
21st March 2018	5.00%
21st June 2018	5.20%
21st September 2018	5.20%
21st December 2018	5.20%
21st March 2019	5.30%
21st June 2019	5.30%
21st September 2019	5.30%
21st December 2019	5.40%
21st March 2020	5.40%
21st June 2020	5.40%
Final Repayment Date	42.30%

(b)                           Without prejudice to paragraph (a), all of the Facility C Loans must be repaid in full on the Final Repayment Date.

(c)                            The Borrower may not reborrow any part of Facility C which is repaid.

7.                                PREPAYMENT AND CANCELLATION

7.1                         Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)                                    that Lender shall promptly notify the Facility Agent upon becoming aware of that event and the Facility Agent shall notify the Borrower as soon as reasonably practicable after receiving such notification;

(b)                                    upon the Facility Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled; and

(c)                                     the Borrower shall repay that Lender’s participation in the Loans made to it on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2                         Voluntary cancellation

The Borrower may, if it gives the Facility Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, reduce an Available Facility to zero or by such amount (being a minimum amount of RMB 5,000,000 and in integral multiple of RMB 1,000,000) as the Borrower may specify in such notice.

7.3                         Voluntary prepayment of Loans

(a)                           The Borrower may, if it gives the Facility Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay on the relevant Interest Payment Date the whole or any part of any Loan (but, if in part, being an amount that reduces a Loan by a minimum amount of RMB 5,000,000 and in integral multiple of RMB 1,000,000, or the outstanding amount of the Loans).

(b)                           If any voluntary prepayment is not made on an Interest Payment Date, the Borrower shall pay the Break Costs, without premium or penalty.

(c)                            A Loan may be prepaid only after the last day of the Availability Period (or, if earlier, the day on which the applicable Available Facility is zero).

7.4                         Right of prepayment and cancellation in relation to a single Lender

(a)                           If:

(i)                                          any sum payable to any Lender by an Obligor is required to be increased under paragraph (a) of Clause 13.2 (Tax gross-upgross-up); or

(ii)                                       any Lender claims indemnification from the Borrower or an Obligor under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the prepayment of that Lender’s participation in the Loans.

(b)                           On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)                            On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall prepay that Lender’s participation in the relevant Loan.

8.                                MANDATORY PREPAYMENT AND CANCELLATION

8.1                         Change of control

Upon the occurrence of a Change of Control:

(a)                                      the Borrower shall promptly notify the Facility Agent upon becoming aware of that event;

(b)                                      a Lender shall not be obliged to fund any Utilisation under a Utilisation Request that has been delivered to the Facility Agent pursuant to this Agreement or any future Utilisations, unless otherwise agreed by all Lenders; and

(c)                                       the Facility Agent shall be entitled to, by not less than three (3) Business Days’ written notice to the Borrower, cancel the Total Commitments and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

8.2                         Flotation

Upon the occurrence of a Flotation (not resulting in a Change of Control):

(a)                                      the Borrower shall as soon as reasonably practicable notify the Facility Agent becoming aware of that event;

(b)                                      the Borrower shall, within thirty (30) days after the date of the Flotation, apply or procure the application of the Flotation Proceeds to:

(i)                       reduce the Total Facility A Commitments and/or prepay the Facility A Loans, and the total amount so reduced or prepaid shall be up to RMB 60,000,000;

(ii)                    reduce the Total Facility B Commitments and/or prepay the Facility B Loans, and the total amount so reduced or prepaid shall be up to RMB 112,000,000; and

(iii)                 reduce the Total Facility C Commitments and/or prepay the Facility C Loans, and the total amount so reduced or prepaid shall be up to RMB 40,000,000.00,

by way of:

(A)        firstly, reducing any Available Commitment (and the Facility Agent is hereby authorised by the Borrower to so reduce); and

(B)        secondly, prepaying an amount of outstanding Facility A Loans, Facility B Loans or Facility C Loans equivalent to the difference between: (x) RMB 60,000,000 for Facility A, RMB 112,000,000 for Facility B and RMB 40,000,000.00 for Facility C, and (y) the amount so reduced pursuant to sub-paragraph (A) above.

8.3                         Disposal proceeds

Upon the occurrence of a Disposal,

(a)                                      the Borrower shall as soon as reasonably practicable notify the Facility Agent becoming aware of that event; and

(b)                                      the Borrower shall apply all Disposal Proceeds or cause all Disposal Proceeds to be applied towards the prepayment of the Loans within fourteen (14) days following the receipt of such Disposal Proceeds.

8.4                         Compensation

Upon the occurrence of any Compensation:

(a)                                      the Borrower shall as soon as reasonably practicable notify the Facility Agent of such Compensation;

(b)                                      the Borrower shall apply or cause to apply all Compensation amount so received towards the prepayment of the Loans within fourteen (14) days following the receipt of such Compensation.

8.5                         Insurance proceeds

Upon receipt of any Insurance Proceeds by the Borrower:

(a)                                      the Borrower shall as soon as reasonably practicable notify the Facility Agent of receipt of such Insurance Proceeds; and

(b)                                      the Borrower shall apply all of such Insurance Proceeds towards the prepayment of the Loans within fourteen (14) days following receipt of such Insurance Proceeds.

8.6                         Excess Cashflow

If at any time the Borrower credits any Excess Cashflow Prepayment Amount into the Excess Cashflow Account pursuant to Clause 18.6 (Excess Cashflow Account), the Borrower shall, on the immediate next Interest Payment Date apply all Excess Cashflow Prepayment Amount towards the prepayment of the Loans.

8.7                         Non-renewal of IDC License

If the Guarantor fails to renew the IDC License on or before 14 November 2018,

(a)                                      the Borrower shall immediately notify the Facility Agent upon becoming aware of such non-renewal; and

(b)                                      the Facility Agent shall be entitled to, by not less than three (3) Business Days’ written notice to the Borrower, declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon all such outstanding amounts will become immediately due and payable.

8.8                         Hedging termination proceeds

If the Borrower enters into any Hedging Arrangement pursuant to Clause 23.17 (Treasury transaction), and upon the occurrence of a Hedging Termination,

(a)                                      the Borrower shall promptly notify the Facility Agent upon becoming aware of such event; and

(b)                                      the Borrower shall apply all Hedging Termination Proceeds (if any) towards the prepayment of the Loans immediately following receipt of such Hedging Termination Proceeds.

9.                                RESTRICTIONS

9.1                         Notices of cancellation or prepayment

Any notice of cancellation or prepayment given by any Party under Clause 7 (Prepayment and cancellation) and Clause 8 (Mandatory Prepayment and cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

9.2                         Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid, without premium or penalty, and subject to any Break Costs, if the prepayment is not made on an Interest Payment Date.

9.3                         No reborrowing of the Facilities

The Borrower may not reborrow any part of Facilities which is prepaid.

9.4                         Prepayment in accordance with Agreement

The Borrower shall not repay or prepay all or any part of the Loans or reduce all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

9.5                         No reinstatement of Commitments

If any Commitment is reduced in accordance with this Agreement, the amount of such reduction may not be subsequently reinstated.

9.6                         Agent’s receipt of notices

If the Facility Agent receives a notice under Clause 7 (Prepayment and cancellation) or Clause 8 (Mandatory Prepayment and cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

9.7                         Effect of repayment and prepayment on Commitments

If all or part of a Loan is repaid or prepaid and is not available for redrawing, an amount of the Commitments will be deemed to be cancelled on the date of repayment or prepayment.  Any cancellation (save in connection with any cancellation under paragraph (b) of Clause 7.1 (Illegality) or paragraph (b) of Clause 7.4 (Right of prepayment and cancellation in relation to a single Lender)) shall first reduce rateably between the Facility A Commitments, the Facility B Commitments and the Facility C Commitments and then reduce rateably the Commitments of the Lenders in that Facility.

9.8                         Application of prepayments

Any prepayment of the Loans (other than a prepayment pursuant to paragraph (c) of Clause 7.1 (Illegality) or paragraph (c) of Clause 7.4 (Right of prepayment and cancellation in relation to a single Lender)) shall be first applied rateably between the Facility A Loans, the Facility B Loans and the

Facility C Loans, and then shall satisfy the obligations under Clause 6.1 (Repayment of Facility A Loans), Clause 6.2 (Repayment of Facility B Loans) or Clause 6.3 (Repayment of Facility C Loans) in inverse chronological order and be applied rateably among the participations of all Lenders in that Facility.

SECTION 5

COSTS OF UTILISATION

10.                         INTEREST

10.1                  Calculation of interest

The rate of interest which shall accrue on each Loan for each Interest Period is (A) Interest Relevant Percentage multiplied by (B) the applicable PBOC Base Rate.

In this Agreement, “Interest Relevant Percentage” means 130%, but if:

(a)                                      no Event of Default has occurred; and

(b)                                      a period of at least 12 Months has expired since the first Utilisation Date;

then the Interest Relevant Percentage will be the percentage set out in the table below under the heading “Interest Relevant Percentage” which corresponds to the Leverage Ratio specified in the most recent Compliance Certificate delivered to the Facility Agent pursuant to Clause 21.2 (Compliance Certificate):

Leverage Ratio	Interest Relevant Percentage
Greater than 3.0:1	130%
Less than or equal to 3.0:1	120%

However,

(i)                       any increase or decrease in the Interest Relevant Percentage for the Loans resulting from a change of the Leverage Ratio shall become effective on the immediate next Interest Payment Date;

(ii)                    any change in the PBOC Base Rate for the Loans shall only become effective on the immediate next Interest Payment Date; and

(iii)                 while an Event of Default is continuing, the Interest Relevant Percentage shall be the highest percentage set out above.

10.2                  Payment of interest

Except where it is provided to the contrary in this Agreement, the Borrower shall pay accrued interest on the Loans on each Interest Payment Date, except that if the first Interest Period is less than 1 Month to the first Interest Payment Date, the interests on the Loans for the first Interest Period shall accrue to and be payable on the second Interest Payment Date.

10.3                  Default interest

(a)                           If an Obligor Party fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date to the date of actual payment (both before and after judgment) at the applicable Default Rate.  Any interest accruing under this paragraph (a) shall be immediately payable by the Obligor Party on demand by the Facility Agent.

(b)                           If the Borrower applies any part of the Loans otherwise as contemplated in Clause 3 (Purpose), then notwithstanding any other rights of the Finance Parties under the Finance Documents, the Borrower must immediately on demand by the Facility Agent pay interest on the misappropriated amount from and including the date of such misappropriation up to the date of actual payment (both before, on and after judgment) at the applicable Default Rate. Any interest accruing under this paragraph (b) shall be immediately payable by the Borrower on demand by the Facility Agent.

(c)                            Default interest (if unpaid) arising on an Unpaid Sum or misappropriated amount will be compounded with the Unpaid Sum or misappropriated amount at each Interest Payment Date, and such Unpaid Sum and misappropriated amount (including the default interest compounded thereto) shall remain immediately due and payable.

(d)                           If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                          the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                       the rate of interest applying to the Unpaid Sum during that first Interest Period shall be the applicable Default Rate.

10.4                  Notification of rates of interest

The Facility Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.

10.5                  Length of Interest Periods

(a)                           Each Loan has successive Interest Periods.

(b)                           Subject to paragraph (c), each Interest Period shall have a duration of three (3) months.

(c)                            Each Interest Period for each Loan will start on (and include) the expiry of its preceding Interest Period and end on, and exclude, the immediately following Interest Payment Date; provided that

(i)                                          the first Interest Period for each Loan shall start on (and include) the first Utilisation Date and end on (and exclude) the immediately following Interest Payment Date;

(ii)                                       the last Interest Period for each Loan shall start on (and include) the Interest Payment Date immediately prior to the Final Repayment Date to, but excluding, the Final Repayment Date; and

(iii)                                    any Interest Period for any Loan shall not extend beyond the Final Repayment Date.

11.                         CHANGES TO THE CALCULATION OF INTEREST

11.1                  Market disruption

(a)                           Subject to any alternative basis agreed and consented to as contemplated by paragraphs (a) and (b) of Clause 11.2 (Alternative basis of interest or funding), if a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s participation in that Loan for that Interest Period shall reasonably reflect the applicable Lender’s demonstrated cost of funds (if higher than then rate of interest) plus a margin comparable to the margin which the Lender is offering for loans in respect of similar transactions to the Facilities, as notified to the Facility Agent by that Lender as soon as practicable and in any event not later than five Business Days before interest is due to be paid in respect of that Interest Period (or such later date as may be acceptable to the Facility Agent).

(b)                           If a Market Disruption Event occurs, the Facility Agent shall promptly notify the Lenders and the Borrower thereof and the Lender or Lenders (through the Facility Agent) shall provide to the Borrower reasonable evidence of the Market Disruption Event applicable to it at the reasonable request of the Borrower.

11.2                  Alternative basis of interest or funding

(a)                           If a Market Disruption Event occurs and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                           Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(c)                            For the avoidance of doubt, in the event that no substitute basis is agreed at the end of the thirty day period, the rate of interest shall continue to be determined in accordance with Clause 11.1(a) (Market Disruption) of this Agreement.

11.3                  Break Costs

(a)                           The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                           Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.                         FEES

12.1                  Commitment fee

(a)                           The Borrower shall pay to the Facility Agent (for the account of each Lender) a fee in RMB computed and accruing on a daily basis at the rate of:

(i)                                          commencing from the date falling 1 Month after the date of this Agreement (inclusive), 0.5 per cent. per annum on that Lender’s Available Commitment under Facility A for the Facility A Availability Period;

(ii)                                       commencing from the date of this Agreement (inclusive), 0.5 per cent. per annum on that Lender’s Available Commitment under Facility B for the Facility B Availability Period; and

(iii)                                    commencing from the date of the Effective Date (inclusive), 0.5 per cent. per annum on that Lender’s Available Commitment under Facility C for the Facility C Availability Period, at close of business (in the principal financial centre of the country of the relevant currency) on each day of the relevant Availability Period (inclusive, or, if any such day shall not be a Business Day, at such close of business on the immediately preceding Business Day).

(b)                           The accrued commitment fee is payable,  whichever is earlier:

(i)                                          on the last day of each Interest Period;

(ii)                                       on the last day of the relevant Availability Period; and

(iii)                                    if a Lender’s Commitment is reduced to zero before the last day of the relevant Availability Period, on the day on which such reduction to zero becomes effective.

12.2                  Structuring fee

The Borrower shall pay to the Mandated Lead Arrangers a structuring fee in the amount and at the times agreed in a Fee Letter.

12.3                  Facility Agency fee

The Borrower shall pay to the Facility Agent (for its own account) a facility agency fee in the amount and at the times agreed in a Fee Letter.

12.4                  Security agency fee

The Borrower shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

13.                         TAX GROSS UP AND INDEMNITIES

13.1                  Tax definitions

(a)                           In this Clause 13:

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

(b)                           Unless a contrary indication appears, in this Clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

13.2                  Tax gross-up

(a)                           All payments to be made by an Obligor Party to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless such Obligor Party is required to make a Tax Deduction, in which case the sum payable by such Obligor Party (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)                           The Borrower shall promptly upon becoming aware that an Obligor Party must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly.  Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender.  If the Facility Agent receives such notification from a Lender it shall notify the Borrower and that Obligor Party.

(c)                            If an Obligor Party is required to make a Tax Deduction, that Obligor Party shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)                           Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor Party making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

13.3                  Tax indemnity

(a)                           Without prejudice to Clause 13.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within three Business Days of demand of the Facility Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 13.3 shall not apply to:

(i)                                          any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated;

(ii)                                       any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located; or

(iii)                                    any Tax related to a FATCA Deduction required to be made by a Party.

(b)                           A Finance Party intending to make a claim under paragraph (a) shall notify the Facility Agent of the event giving rise to the claim, whereupon the Facility Agent shall notify the Borrower thereof.

(c)                            A Finance Party shall, on receiving a payment from an Obligor Party under this Clause 13.3, notify the Facility Agent.

13.4                  Stamp taxes

(a)                           All stamp duty, registration and other similar Taxes payable in respect of any Finance Document shall be paid by the relevant Obligor Party, and to the extent required by the PRC law, each Lender respectively.

(b)                           Subject to applicable laws and regulations, the Borrower must within fourteen (14) days of demand, indemnify each Finance Party against any reasonable cost, loss or liability that Finance Party incurs in relation to any stamp duty, registration fees or other similar Tax paid or payable in respect of any Finance Document.

13.5                  Indirect Tax

(a)                           All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax.  If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)                           Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

13.6                  FATCA Information

(a)                           Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)                                          confirm to that other Party whether it is:

(A)                           a FATCA Exempt Party; or

(B)                           not a FATCA Exempt Party;

(ii)                                       supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)                           If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                            Paragraph (a) above shall not oblige any Finance Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)                                          any law or regulation;

(ii)                                       any fiduciary duty; or

(iii)                                    any duty of confidentiality.

(d)                           If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

13.7                  FATCA Deduction and gross-up by Obligor Parties

(a)                           If an Obligor Party is required to make a FATCA Deduction, that Obligor Party shall make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)                           If a FATCA Deduction is required to be made by an Obligor Party, the amount of the payment due from that Obligor Party shall be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)                            The Borrower shall promptly upon becoming aware that an Obligor Party must make a FATCA Deduction (or that there is any change in the rate or the basis of a FATCA Deduction) notify the Facility Agent accordingly. Similarly, a Finance Party shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Finance Party. If the Facility Agent receives such notification from a Finance Party it shall notify the Borrower and that Obligor Party.

(d)                           Within thirty days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Obligor Party making that FATCA Deduction or payment shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the FATCA Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant governmental or taxation authority.

13.8                  FATCA Deduction by a Finance Party

(a)                           Each Finance Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Finance Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. A Finance Party which becomes aware that it must make a FATCA Deduction in respect of a payment to another Party (or that there is any change in the rate or the basis of such FATCA Deduction) shall notify that Party and the Facility Agent.

(b)                           If the Facility Agent is required to make a FATCA Deduction in respect of a payment to a Finance Party under Clause 32.2 (Distributions by the Facility Agent) which relates to a payment by an Obligor Party, the amount of the payment due from that Obligor Party shall be increased to an amount which (after the Facility Agent has made such FATCA Deduction), leaves the Facility Agent with an amount equal to the payment which would have been made by the Facility Agent if no FATCA Deduction had been required.

(c)                            The Facility Agent shall promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to a Finance Party under Clause 32.2 (Distributions by the Facility Agent) which relates to a payment by an Obligor Party (or that there is any change in the rate or the basis of such a FATCA Deduction) notify the Borrower, the relevant Obligor Party and the relevant Finance Party.

(d)                           The Borrower shall (within three Business Days of demand by the Facility Agent) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered by that Finance Party as a result of another Finance Party making a FATCA Deduction in respect of a payment due to it under a Finance Document. This paragraph shall not apply to the extent a loss, liability or cost is compensated for by an increased payment under paragraph (b) above.

(e)                            A Finance Party making, or intending to make, a claim under paragraph (d) above shall promptly notify the Facility Agent of the FATCA Deduction which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrower.

(f)                             A Finance Party must, on receiving a payment from an Obligor Party under this Clause, notify the Facility Agent.

14.                         INCREASED COSTS

14.1                  Increased costs

(a)                           Subject to Clause 14.3 (Exceptions) the Borrower shall, within fourteen (14) days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)                                          the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation,

(ii)                                       compliance with any law or regulation made after the date of this Agreement, or

(iii)                                    the implementation or application of or compliance with Basel III or any other law or regulation which implements Basel III (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).  The terms “law” and “regulation” in this paragraph (a) shall include, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)                           In this Agreement:

(i)                                          “Increased Costs” means:

(A)                              a reduction in the rate of return from the Facilities or on a Finance Party’s (or its Affiliate’s) overall capital (including, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(B)                           an additional or increased cost; or

(C)                           a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by such Finance Party of any of its obligations under any Finance Document or any participation of such Finance Party in any Loan or Unpaid Sum.

(ii)                                       “Basel III” means the global regulatory framework on bank capital and liquidity contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee in December 2010 each as amended, and any other documents published by the Basel Committee in relation to “Basel III”.

14.2                  Increased cost claims

(a)                           A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)                           Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

14.3                  Exceptions

(a)                           Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                          attributable to a Tax Deduction required by law to be made by an Obligor Party;

(ii)                                       compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because the exclusion in paragraph (a) of Clause 13.3 (Tax indemnity) applied);

(iii)                                    attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(iv)                                   attributable to a FATCA Deduction required to be made by an Obligor Party or a Finance Party; or

(v)                                      compensated for by paragraph (d) of Clause 13.8 (FATCA Deduction by a Finance Party).

(b)                           In this Clause 14.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 13.1 (Tax definitions).

15.                         MITIGATION BY THE LENDERS

15.1                  Mitigation

(a)                           Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 13 (Tax gross up and indemnities) or Clause 14 (Increased costs), including transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                           Paragraph (a) above does not in any way limit the obligations of any Obligor Party under the Finance Documents.

15.2                  Limitation of liability

(a)                           The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)                           A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

15.3                  Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)                                      interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                      oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                       oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

16.                         OTHER INDEMNITIES

16.1                  Currency indemnity

(a)                           If any sum due from an Obligor Party under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                          making or filing a claim or proof against that Obligor Party; or

(ii)                                       obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor Party shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                           Each Obligor Party waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2                  Other indemnities

(a)                           The Borrower shall within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(i)                                          the occurrence of any Event of Default;

(ii)                                       any information produced or approved by any Obligor Party being or being alleged to be misleading and/or deceptive in any respect;

(iii)                                    a failure by an Obligor Party to pay any amount due under a Finance Document on its due date or in the relevant currency, including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties); or

(iv)                                   a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)                           The Borrower shall within fourteen (14) days of demand, indemnify each Finance Party against any reasonable cost, loss or liability incurred by that Finance Party as a result of:

(v)                                      any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor Party or with respect to the transactions contemplated or financed under this Agreement; or

(vi)                                   funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone).

16.3                  Indemnity to the Facility Agent

(a)                           The Borrower shall within three Business Days of demand, indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent as a result of investigating any event which it reasonably believes is a Default.

(b)                           The Borrower shall within fourteen (14) days of demand, indemnify the Facility Agent against any reasonable cost, loss or liability incurred by the Facility Agent as a result of:

(i)                                          acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(ii)                                       instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

16.4                  Obligor Parties’ indemnity to the Security Agent

(a)                           Each Obligor Party shall within three Business Days of demand indemnify the Security Agent and each of its delegates, agents or nominees against any cost, loss or liability incurred by any of them as a result of:

(i)                                          the enforcement of the Transaction Security;

(ii)                                       the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each of its delegates, agents or nominees by the Finance Documents or by law; or

(iii)                                    any default by any Obligor Party in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(b)                           Each Obligor Party shall fourteen (14) days of demand, indemnify the Security Agent and each of its delegates, agents or nominees against any reasonable cost, loss or liability incurred by any of them:

(i)                                          as a result of the taking, holding or protection of the Transaction Security; or

(ii)                                       which otherwise relates to any of the assets subject to the Transaction Security or the performance of the terms of the Finance Documents (otherwise than as a result of its gross negligence or wilful misconduct or default).

17.                         COSTS AND EXPENSES

17.1                  Transaction expenses

The Borrower shall, within fourteen (14) days of demand or as otherwise stated in the respective Finance Documents, pay the Administrative Parties the fees under each Fee Letter and amount of all costs and expenses (including legal fees) (together referred to as the “Transaction Expenses”) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)                                      this Agreement and any other documents referred to in this Agreement or in a Transaction Security Document; and

(b)                                      any other Finance Documents executed after the date of this Agreement.

17.2                  Amendment costs

If (a) an Obligor Party requests an amendment, waiver or consent or (b) an amendment is required or expressly contemplated under a Finance Document, the Borrower shall, within fourteen (14) days of demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent or the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3                  Enforcement and preservation costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against that Finance Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

18.                         CASH MANAGEMENT

18.1                  The Accounts

(a)                           On or before the date of the first Utilisation Request, the Borrower shall establish the following accounts in its own name with the Account Bank as provided in this Clause 18:

(i)                                          a RMB debt service reserve account to receive the Debt Service Reserve Amount, as more particularly described in Clause 18.3 (Debt Service Reserve Account) (the “Debt Service Reserve Account”);

(ii)                                       a RMB operations account to receive the operations costs, expenses and taxes, as more particularly described in Clause 18.4 (Operations Account) (the “Operations Account”);

(iii)                                    a RMB debt accrual account to receive certain accrued amount due under the Finance Documents, as more particularly described in Clause 18.5 (Debt Service Accrual Account) (the “Debt Service Accrual Account”);

(iv)                                   a RMB excess cashflow account to receive the Excess Cashflow Prepayment Amount, as more particularly described in Clause 18.6 (Excess Cashflow Account) (the “Excess Cashflow Account”); and

(v)                                      a RMB receiving account to receive all payments paid or payable to the Borrower under the Borrower Service Contracts and the Back-to-Back Agreement in respect of the Projects, as more particularly described in Clause 18.7 (Receiving Account 1) (the “Receiving Account 1”).

(b)                           On or before the date of the first Utilisation Request, the Guarantor shall establish a RMB receiving account to receive all payments paid or payable to the Guarantor under the Guarantor Service Contracts in respect of the Projects, as more particularly described in Clause 18.8 (Receiving Account 2) (the “Receiving Account 2”) in its own name with the Account Bank as provided in this Clause 18.

(c)                            On or before the date of the first Utilisation Request, GDS Suzhou shall establish a RMB receiving account to receive all payments paid or payable to GDS Suzhou under GDS Suzhou Service Contracts in respect of the Projects, as more particularly described in Clause 18.10 (Receiving Account 3) (the “Receiving Account 3”) in its own name with the Account Bank as provided in this Clause 18.

(d)                           Each Account shall be opened and maintained at the Account Bank in the name of the Borrower, GDS Suzhou and the Guarantor respectively.

(e)                            The Borrower, GDS Suzhou and the Guarantor shall not have the unilateral right or sole authority to withdraw any funds from any of the Accounts, except for any withdrawal from the Accounts in accordance with this Agreement and the Account Control Agreement.

(f)                             The Borrower, GDS Suzhou and the Guarantor shall deliver, or shall cause to be delivered, to the Facility Agent, monthly statements showing all activities in the Accounts and co-operate with the Facility Agent in connection with any audits of the Accounts, of which the audits may be undertaken at the Facility Agent’s sole discretion from time to time.

(g)                            The Borrower, GDS Suzhou and the Guarantor shall respectively pay or cause to be paid all Taxes and all servicing and account fees in connection with the Accounts as they become due and payable.

18.2                  Operation of Accounts

(a)                           The Borrower, GDS Suzhou and the Guarantor shall:

(i)                                          maintain the Accounts; and

(ii)                                       establish or cause to be established any other accounts if such account(s) is/are required to be opened under any applicable laws or regulations or at the request of any Governmental Agency; provided that any such account(s) must be opened with the Account Bank unless otherwise required by the applicable laws or regulations or the relevant Governmental Agency, in each case on terms consistent with the principles applicable under the then existing Finance Documents and subject to any terms and conditions the Facility Agent may reasonably specify.

(b)                           The Borrower, GDS Suzhou or the Guarantor shall provide the Facility Agent a breakdown showing the sources and purposes of amounts received in each Receiving Account on each Waterfall Date.

(c)                            The Borrower shall ensure no other accounts may be maintained by the Borrower with any other banks or other financial institutions (other than the Account Bank) during the life of the Loans except for the Existing Accounts, and the Borrower shall close the relevant Existing Account by the time as set out in rightmost column in Schedule 8 (List of Existing Accounts).

(d)                           The Borrower, GDS Suzhou and the Guarantor shall ensure, after 60 days from the date of this Agreement, no any amounts under the Service Contracts may be paid into any other account (other than a Receiving Account).

(e)                            Upon the occurrence of an Event of Default, the Security Agent shall be entitled without any prior notice to or consent from the Borrower, GDS Suzhou or the Guarantor or any other person, to offset and apply any or all of the funds in any or all of the Accounts, in its sole discretion and without limitation, to reduce the Secured Liabilities.  The Borrower, GDS Suzhou and the Guarantor shall fully cooperate with the Security Agent in the exercise of such rights to the extent the exercise of such rights does not conflict with any applicable law or regulation or any Finance Documents. The rights of the Security Agent in this Clause 18 (Cash Management) shall be in addition to all other rights and remedies provided to the Security Agent in the Finance Documents.

(f)                             Notwithstanding any other provisions of this Clause 18 (Cash Management), the insufficiency of funds on deposit in any Account at any time shall not relieve any Obligor Party from the obligation to make any payments as and when due, whether due pursuant to the Finance Documents or otherwise, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(g)                            Nothing in this Clause 18 (Cash Management) shall be construed as imposing an obligation on the Facility Agent or any other Finance Party to be responsible for any payment that any Obligor Party would otherwise be responsible, whether under the Finance Documents or otherwise.

18.3                  Debt Service Reserve Account

(a)                           Debt Service Reserve Amount

On and after the date of first Utilisation Request, the Borrower must ensure that the amount standing to the credit of the Debt Service Reserve Account is at all times not less than the Debt Service under the Finance Documents anticipated to fall due on the next Interest Payment Date (the “Debt Service Reserve Amount”).

(b)                           Payments in

(i)                                          On or before the date of first Utilisation Request, the Borrower must deposit into the Debt Service Reserve Account an amount sufficient to ensure that the amount standing to the credit of the Debt Service Reserve Account is not less than the Debt Service Reserve Amount as notified by the Facility Agent.

(ii)                                       On or before the date of the first Facility C Utilisation Request, the Borrower must deposit into the Debt Service Reserve Account an additional amount sufficient to ensure that the amount standing to the credit of the Debt Service Reserve Account is not less than the Debt Service Reserve Amount as notified by the Facility Agent.

(iii)                                    If at any time the balance standing to the credit of the Debt Service Reserve Account is less than the Debt Service Reserve Amount in accordance with this Agreement or the Account Control Agreement, the Borrower must immediately, but in any event by no later than three Business Days transfer to the Debt Service Reserve Account an amount sufficient to satisfy the requirement set out in paragraph (a) of this Clause 18.3 (Debt Service Reserve Amount).

(c)                            Withdrawals

The Borrower may only withdraw amounts from the Debt Service Reserve Account if they are approved by the Facility Agent and applied to pay any amounts due and payable under the Finance Documents at that time but only to the extent that there are insufficient funds in any other Borrower’s accounts to meet those payments.

18.4                  Operations Account

(a)                           Payments in

The Borrower must ensure that, on each Waterfall Date, it will transfer the relevant amounts (if any) into the Operations Account pursuant to Clause 18.7(b)(ii).

(b)                           Withdrawal

The Borrower may only withdraw amounts from the Operations Account if such amounts are applied for the payment of the expenses and Taxes anticipated to be due and payable by the Borrower on or before the next Waterfall Date pursuant to the Business Plan and the Budget.

18.5                  Debt Service Accrual Account

(a)                           Payment in

The Borrower must ensure that, on each Waterfall Date, it shall transfer amounts (if any) into the Debt Service Accrual Account pursuant to Clause 18.7(b)(iii).

(b)                           Withdrawal

The Borrower may only withdraw amounts from the Debt Service Accrual Account on an Interest Payment Date to apply all amounts standing to the credit of the Debt Service Accrual Account towards the payment of all amounts due on that Interest Payment Date under the Finance Documents.

18.6                  Excess Cashflow Account

(a)                           Payments in

(i)                                          The Borrower shall ensure that as soon as reasonably practicable, and in any event by no later than the Waterfall Date falling immediately after the Borrower was obliged to deliver the financial statements pursuant to Clause 21.1(c) (Financial Statements), starting with the Financial Year ending 31 December 2016, it shall deposit into the Excess Cashflow Account an amount (if positive) equal to the relevant percentage of Excess Cashflow for that Financial Quarter of the Borrower as set out in the following table determined by reference to the corresponding Leverage Ratio as shown in the most recent Compliance Certificate then (the “Excess Cashflow Prepayment Amount”):

Leverage Ratio	Percentage of Excess Cashflow
Greater than 3.0:1	100%
Less than or equal to 3.0:1 but greater than 1.5:1	50%
Less than or equal to 1.5:1	0%

(ii)                                       The Borrower shall promptly notify the Facility Agent upon crediting the Excess Cashflow Prepayment Amount into the Excess Cashflow Account.

(b)                           Withdrawals

The Borrower may only and must withdraw amounts from the Excess Cashflow Account to apply all Excess Cashflow Prepayment Amount towards prepayment of the Loans pursuant to Clause 8.6 (Excess Cashflow).

18.7                  Receiving Account 1

(a)                           Payments in

Unless otherwise permitted under this Agreement,

(i)                                          On and after the date of this Agreement, the Borrower must ensure all amounts payable to it under the Back-to-Back Agreements will be directly and immediately paid into the Receiving Account 1.

(ii)                                       Commencing from the date of this Agreement to the date falling 60 days after the date of this Agreement, the Borrower shall use its best endeavours to procure all amounts payable to it under the Borrower Service Contracts will be directly and immediately paid into the Receiving Account 1, and if any amount under the Borrower Service Contracts is paid into any other account (other than the Receiving Account 1), the Borrower shall within three Business Days of receipt of such amount into that account, transfer such amount into the Receiving Account 1.

(iii)                                    Commencing from the 60th day after the date of this Agreement, the Borrower must ensure all amounts payable to it under the Borrower Service Contracts will be directly and immediately paid into the Receiving Account 1.

(iv)                                   In respect with the Project SZ1 and the Project SZ2, on or before the date of the first Utilisation Request and in respect with the Project SZ3, on or before the date of the first Facility C Utilisation Request, the Borrower shall transfer all amounts standing to the credit of each Existing Account attributable to the Projects to the Receiving Account 1.

(v)                                      the Guarantor shall transfer all revenues (other than the Guarantor Trapped Amount) received by the Guarantor under the Guarantor Service Contracts in respect of the Projects to the Receiving Account 1 pursuant to Clause 18.8(b) of this Agreement.

(vi)                                   GDS Suzhou shall transfer all revenues (other than the GDS Suzhou Trapped Amount) received by GDS Suzhou under the GDS Suzhou Service Contracts in respect of the Projects to the Receiving Account 1 pursuant to Clause 18.10(b) of this Agreement.

(b)                           Withdrawals

The Borrower may only withdraw amounts from the Receiving Account 1 on each Waterfall Date (unless indicated otherwise) and only if they are applied for the following purposes in the following order:

(i)                                          first, transfer amounts to the Debt Service Reserve Account in accordance with Clause 18.3(b)(iii) of this Agreement;

(ii)                                       second, if any, payment of all expenses including insurance, operational maintenance, Capital Expenditure or other operating expenses and all Taxes anticipated to be due and payable by the Borrower on or before the next Waterfall Date pursuant to the Business Plan and the Budget to the Operations Account;

(iii)                                    third, if any, transfer an amount equal to one-third of the total Debt Service anticipated to be due on the next Interest Payment Date under the Finance Documents to the Debt Service Accrual Account; and

(iv)                                   fourth, transfer any remaining amount to the Excess Cashflow Account in accordance with Clause 18.6(a)(i) of this Agreement (if applicable on that Waterfall Date).

18.8                  Receiving Account 2

(a)                           Payment in

(i)                                          In respect with the Project SZ1 and the Project SZ2, on or before the date of the first Utilisation Request and  in respect with the Project SZ3, on or before the date of the first Facility C Utilisation Request, the Guarantor shall transfer all amounts standing to the credit of any account of the Guarantor attributable to the Projects to the Receiving Account 2.

(ii)                                       Commencing from the date of this Agreement to the date falling 60 days after the date of this Agreement, the Guarantor shall use its best endeavours to procure all amounts payable to it under the Guarantor Service Contracts will be directly and immediately paid into the Receiving Account 2, and if any amount under the Guarantor Service Contracts is paid into any other account (other than the Receiving Account 2), the Guarantor shall within three Business Days of receipt of such amount into that account, transfer such amount into the Receiving Account 2.

(iii)                                    Commencing from the 60th day after the date of this Agreement, the Guarantor must ensure all amounts payable to it under the Guarantor Service Contracts (for avoidance of doubt, following a Contract Novation, including the contracts that have been novated from GDS Suzhou to the Guarantor pursuant to paragraph 3 in Part VII (Conditions subsequent) of Schedule 2 (Conditions precedent and conditions subsequent)) in respect of the Projects will be directly and immediately paid into the Receiving Account 2.

(b)                           Withdrawals

Subject to Clause 18.9, the Guarantor shall transfer all amounts standing to the credit of Receiving Account 2 to the Receiving Account 1 within three Business Days of receipt of such amount. The Guarantor may not make any other withdrawal from the Receiving Account 2 unless otherwise permitted under this Agreement.

18.9                  Receiving Account 2 — Trapped Amount

(a)                           If any amount standing to the credit of the Receiving Account 2 may not be transferred to the Receiving Account 1 pursuant to Clause 18.8(b) of this Agreement due to any financial restrictions or prohibitions on the Guarantor, the Guarantor must provide relevant supporting documents to the satisfaction of the Facility Agent to explain such restrictions or prohibitions, and upon confirmation by the Facility Agent, the remaining amount standing to the credit of the Receiving Account 2 shall constitute a trapped amount (the “Guarantor Trapped Amount”).

(b)                           Upon any amount being a Guarantor Trapped Amount, the Guarantor shall have no obligation to make the transfer of such Guarantor Trapped Amount to the Receiving Account 1 pursuant to Clause 18.8(b) of this Agreement, but the Guarantor shall not transfer any Guarantor Trapped Amount to any of its other accounts or accounts maintained by any other person without prior written consent of the Facility Agent, except for the application of such Guarantor Trapped Amount towards the payments under paragraph (d) of Clause 19.1(Guarantee and indemnity).

(c)                            If, at any time, the restrictions or prohibitions resulting in an amount being a Guarantor Trapped Amount are removed or no longer subsisting, the Guarantor must immediately transfer the amount which was a Guarantor Trapped Amount to the Receiving Account 1.

18.10           Receiving Account 3

(a)                           Payment in

(i)                                          In respect with the Project SZ1 and the Project SZ2, on or before the date of the first Utilisation Request and in respect with the Project SZ3, on or before the date of the first Facility C Utilisation Request, GDS Suzhou shall transfer all amounts standing to the credit of any account of GDS Suzhou attributable to the Projects to the Receiving Account 3.

(ii)                                       Commencing from the date of this Agreement to the date falling 60 days after the date of this Agreement, GDS Suzhou shall use its best endeavours to procure all amounts payable to it under the GDS Suzhou Service Contracts will be directly and immediately paid into the Receiving Account 3, and if any amount under the GDS Suzhou Service Contracts is paid into any other account (other than the Receiving Account 3), GDS Suzhou shall within three Business Days of receipt of such amount into that account, transfer such amount into the Receiving Account 3.

(iii)                                    Commencing from the 60th day after the date of this Agreement to the date on which the Contract Novation is completed, GDS Suzhou must ensure all amounts payable to it under the GDS Suzhou Service Contracts in respect of the Projects will be directly and immediately paid into the Receiving Account 3.

(iv)                                   Commencing from the date on which the Contract Novation is completed, if any GDS Suzhou Service Contract is not novated from GDS Suzhou to the Guarantor pursuant to paragraph 3 in Part VII (Conditions subsequent) of Schedule 2 (Conditions precedent and conditions subsequent), GDS Suzhou shall ensure all amounts payable to it under the remaining GDS Suzhou Service Contracts in respect of the Projects will continue to be directly and immediately paid into the Receiving Account 3.

(b)                           Withdrawals

Subject to Clause 18.11, GDS Suzhou shall transfer all amounts standing to the credit of Receiving Account 3 to the Receiving Account 1 within three Business Days of receipt of such amount. GDS Suzhou may not make any other withdrawal from the Receiving Account 3 unless otherwise permitted under this Agreement.

18.11           Receiving Account 3 — Trapped Amount

(a)                           If any amount standing to the credit of the Receiving Account 3 may not be transferred to the Receiving Account 1 pursuant to Clause 18.10(b) of this Agreement due to any financial restrictions or prohibitions on GDS Suzhou, GDS Suzhou must provide relevant supporting documents to the satisfaction of the Facility Agent to explain such restrictions or prohibitions, and upon confirmation by the Facility Agent, the remaining amount standing to the credit of the Receiving Account 3 shall constitute a trapped amount (the “GDS Suzhou Trapped Amount”).

(b)                           Upon any amount being a GDS Suzhou Trapped Amount, GDS Suzhou and the Borrower shall, to the extent permitted under the Governmental Rules, enter into an inter-company loan arrangement to transfer such GDS Suzhou Trapped Amount from GDS Suzhou to the Borrower (the “GDS Suzhou Trapped Amount Loan Agreement”).

(c)                            GDS Suzhou and the Borrower agree that such inter-company loan shall constitute a Restricted Inter-company Loan and, without limiting their respective obligations under the Subordination Agreement, the Borrower shall not prepay or repay and GDS Suzhou will not ask for prepayment or repayment of such inter-company loan during the life of the Loans.

(d)                           If, at any time, the restrictions or prohibitions resulting in an amount being a GDS Suzhou Trapped Amount are removed or no longer subsisting, GDS Suzhou must immediately transfer the amount which was a GDS Suzhou Trapped Amount to the Receiving Account 1.

SECTION 7

GUARANTEE

19.                         GUARANTEE AND INDEMNITY

19.1                  Guarantee and indemnity

The Guarantor irrevocably and unconditionally jointly and severally:

(a)                                      guarantees to each Secured Party punctual performance by the Borrower of all Borrower’s obligations under the Transaction Documents;

(b)                                      undertakes with each Secured Party that whenever the Borrower does not pay any amount when due under or in connection with any Transaction Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor;

(c)                                       agrees with each Secured Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Secured Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Transaction Document on the date when it would have been due.  The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount claimed had been recoverable on the basis of a guarantee; and

(d)                                      Notwithstanding clause (b) and (c) above, the Guarantor further agrees that, whenever the Borrower has any amount due and payable under or in connection with any Transaction Document, the Security Agent shall be entitled to directly claim against the Guarantor in respect of any amount payable on any due date without first having recourse to the Borrower, and the Guarantor agrees to pay each Secured Party such amount on or before each due date.  The Guarantor further irrevocably authorizes the Security Agent to directly deduct any balances in the Receiving Account 2 to pay the amount payable on each due date, and the Security Agent is not required to serve any prior notice for such claim and deduction.

19.2                  Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor Party under the Transaction Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3                  Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor Party or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4                  Waiver of defences

The obligations of the Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause19, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Secured Party) including:

(a)                                      any time, waiver or consent granted to, or composition with, any Obligor Party or other person;

(b)                                      the release of any other Obligor Party or any other person under the terms of any composition or arrangement with any creditor of any Obligor Party;

(c)                                       the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                      any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor Party or any other person;

(e)                                       any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Transaction Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Transaction Document or other document or security;

(f)                                        any unenforceability, illegality or invalidity of any obligation of any person under any Transaction Document or any other document or security;

(g)                                       any insolvency or similar proceedings; or

(h)                                      this Agreement or any other Transaction Document not being executed by or binding upon any other party.

19.5                  Immediate recourse

The Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 19.  This waiver applies irrespective of any law or any provision of a Transaction Document to the contrary.

19.6                  Appropriations

Until all amounts which may be or become payable by the Obligor Parties under or in connection with the Transaction Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)                                      refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)                                      hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of its liability under this Clause 19.

19.7                  Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligor Parties under or in connection with the Transaction Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, the Guarantor will not exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Transaction Documents or by reason of any amount being payable, or liability arising, under this Clause 19:

(a)                                      to be indemnified by an Obligor Party;

(b)                                      to claim any contribution from any other guarantor of or provider of security for any Obligor Party’s obligations under the Transaction Documents;

(c)                                       to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Transaction Documents or of any other guarantee or security taken pursuant to, or in connection with, the Transaction Documents by any Secured Party;

(d)                                      to bring legal or other proceedings for an order requiring any Obligor Party to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 19.1 (Guarantee and Indemnity);

(e)                                       to exercise any right of set-off against any Obligor Party; and/or

(f)                                        to claim or prove as a creditor of any Obligor Party in competition with any Secured Party.

If the Guarantor shall receive any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligor Parties under or in connection with the Transaction Documents to be paid in full) on trust for the Secured Parties, and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 32 (Payment mechanics).

19.8                  Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.                         REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party on the date of this Agreement.

20.1                  Status

(a)                           Each Obligor Party is a corporation, duly incorporated and validly existing, and in the case of the Ultimate Parent, in good standing under the laws of the jurisdiction of its incorporation.

(b)                           Each Obligor Party and its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

(c)                            Each Obligor Party is not a FATCA FFI or a US Tax Obligor.

20.2                  Binding obligations

(a)                           The obligations expressed to be assumed by each Obligor Party in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered under this Agreement, legal, valid, binding and enforceable obligations.

(b)                           Without limiting the generality of paragraph (a) above, each Transaction Security Document to which an Obligor Party is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

20.3                  Non-conflict with other obligations

The entry into and performance by each Obligor Party of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

(a)                                      any law or regulation applicable to it;

(b)                                      its constitutional documents; or

(c)                                       any agreement or instrument binding upon it or any of its assets.

20.4                  Power and authority

Each Obligor Party has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

20.5                  Validity and admissibility in evidence

Except for approval or registration of the Transaction Security Documents referred to in Clause 20.8 (No filing or stamp taxes), all Authorisations required or desirable:

(a)                                      to enable each Obligor Party lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)                                      to make the Finance Documents to which an Obligor Party is a party admissible in evidence in its Relevant Jurisdiction; and

(c)                                       for each Obligor Party to carry on its business, and which are material,

have been obtained or effected and are in full force and effect.

20.6                  Governing law and enforcement

(a)                           The choice of governing law of the Finance Documents will be recognised and enforced in the jurisdiction of incorporation of each Obligor Party, and any jurisdiction where any asset subject to or intended to be subject to the Transaction Security Documents is located and any jurisdiction where they conduct their business.

(b)                           Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in the jurisdiction of incorporation of each Obligor Party, and any jurisdiction where any asset subject to or intended to be subject to the Transaction Security Documents is located and any jurisdiction where they conduct their business.

20.7                  Taxes

(a)                           It is not required under the law applicable where an Obligor Party is incorporated or resident or at the address specified in the Finance Documents to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

(b)                           No claims are being, nor, as far as it is aware, might reasonably be expected to be, asserted against any Obligor Party with respect to Taxes which have or, if adversely determined to it, would be reasonably likely to have a Material Adverse Effect.

(c)                            All Tax reports and returns required to be filed by or on behalf of any Obligor Party have been filed.

(d)                           All Taxes required to be paid by or on behalf of it have been paid within the applicable time limit.

20.8                  No filing or stamp taxes

It is not necessary under the laws of its Relevant Jurisdictions that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, except for:

(a)                                      the approval of movable assets mortgages under the Movable Assets Mortgage Agreement (Project SZ1), the Supplemental Movable Assets Mortgage Agreement (Project SZ1), the Movable Assets Mortgage Agreement (Project SZ2) and the Movable Assets Mortgage Agreement (Project SZ3) from Custom;

(b)                                      the registration of movable assets mortgages under the Movable Assets Mortgage Agreement (Project SZ1), the Supplemental Movable Assets Mortgage Agreement (Project SZ1), the Movable Assets Mortgage Agreement (Project SZ2) and the Movable Assets Mortgage Agreement (Project SZ3) with SAIC;

(c)                                       the registration of account receivables pledge under the Pledge of Receivables (Borrower), the Supplemental Pledge of Receivables (Borrower), the Pledge of Receivables (GDS Suzhou), the Supplemental Pledge of Receivables (GDS Suzhou), the Pledge of Receivables (Guarantor) and the Supplemental Pledge of Receivables (Guarantor) with PBOC Information Center;

(d)                                      the approval of equity pledge under the Equity Pledge Agreement and the Supplemental Equity Pledge Agreement by MOFCOM;

(e)                                       the registration of equity pledge under the Equity Pledge Agreement and the Supplemental Equity Pledge Agreement with SAIC and Hong Kong Companies Registry;

(f)                                        the payment of Cayman Islands stamp duties in respect of the Share Mortgage Agreement, this Agreement, the Ultimate Parent Guarantee, the Amendment Agreement, the Confirmatory Share Mortgage Agreement, the Confirmatory Ultimate Parent Guarantee and the Confirmatory Letter if such agreement is executed in, brought into, or produced before a court of, the Cayman islands;

(g)                                       the payment of stamp duties in respect of this Agreement and the Amendment Agreement;

(h)                                      the payment of registration or filing fees (if any) payable to the relevant authorities with respect to the approval and registrations specified in paragraph (a) to (e) above.

20.9                  No default

(a)                           No Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)                           No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on any Obligor Party or to which its assets are subject which might have a Material Adverse Effect.

20.10           No misleading information

(a)                           Any written and factual information provided by any Obligor Party to the Finance Parties and any transaction contemplated by them is true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)                           Any financial projections contained in the materials provided by any Obligor Party to the Finance Parties under this Agreement have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)                            Nothing has occurred since the date the written and factual information was provided which renders the written and factual information untrue or misleading in any material respect.

(d)                           All material information in relation to each Project and each Facility have been provided to the Finance Parties.

20.11           Financial statements

(a)                           The financial statements most recently supplied by each Obligor Party to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements) were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(b)                           The financial statements most recently supplied by each Obligor Party to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements) give a true and fair view and represent its financial condition and operations (consolidated, in the case of the Ultimate Parent) during the relevant financial year save to the extent expressly disclosed in such financial statements.

(c)                            There has been no material adverse change in the business or financial condition of the Obligor Parties (or the business or consolidated financial condition of the Group, in the case of the Ultimate Parent) since the date of the Original Financial Statements.

20.12           Pari passu ranking

The payment obligations of each Obligor Party under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.13           No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against any Obligor Party.

20.14           No breach of applicable laws

None of the Obligor Parties has breached any applicable law, rule, regulation or any agreements which breach, and no amount that is payable by any Obligor Party under any applicable law, rule, regulation or any agreements or any Authorisation has not been paid where such failure to pay, has or is reasonably likely to have a Material Adverse Effect or result in revocation or non-renewal of IDC License.

20.15           Authorised Signatures

Any person specified as its authorised signatory under Schedule 2 (Conditions precedent and conditions subsequent) of this Agreement or paragraph (h) of Clause 21.9 (Information: miscellaneous) of this Agreement is authorised to sign Utilisation Requests (in the case of the Borrower only) and other notices on its behalf.

20.16           Ranking of Security

The Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security.

20.17           Solvency

(a)                           No Obligor Party is bankrupt or insolvent or unable to pay its debts (including subordinated and contingent debts), nor could it be deemed by a court to be unable to pay its debts within the meaning of the law of the jurisdiction in which it is incorporated, nor, in any such case, will it become so in consequence of entering into any Finance Document and/or performing any transaction contemplated by any Finance Document.

(b)                           No Obligor Party has taken any corporate action nor have any legal proceedings or other procedures or steps been taken, started or threatened in relation to anything referred to in Clause 24.7 (Insolvency proceedings).

20.18           No other business

(a)                           As at the date of this Agreement, the Borrower does not have any Subsidiaries.

(b)                           The Borrower has not traded or carried on any business since the date of its incorporation other than the ownership, operation, maintenance and management of the Projects in connection with its data center infrastructure business or other businesses as recorded in its latest business license.

20.19           Ownership

(a)                           Subject to the Transaction Security, the Borrower’s entire equity interest is legally and beneficially owned and controlled by the Parent, and the registered capital corresponding to the equity interests in the Borrower are fully paid and such equity interests are not subject to any option to purchase or similar rights or any security interests (other than the Transaction Security).

(b)                           Subject to the Transaction Security, the Parent’s entire issued share capital is legally and beneficially owned and controlled by the Intermediate Parent, and the shares in the capital of the Parent are fully paid and are not subject to any option to purchase or similar rights or any security interests (other than the Transaction Security).

(c)                            The Intermediate Parent’s entire issued share capital is legally and beneficially owned and controlled by the Ultimate Parent, and such shares in the capital of the Intermediate Parent are fully paid and not subject to any option to purchase or similar rights or any security interests.

(d)                           Prior to a Flotation, no less than 40 percentage, and following a Flotation, no less than 30 percentage, of the issued share capital of the Ultimate Parent is legally and beneficially owned and controlled by the Sponsor and the Sponsor remains the single and largest shareholder of the Ultimate Parent, and such shares in the capital of the Ultimate Parent are fully paid and not subject to any option to purchase or similar rights or any security interests.

(e)                            Subject to the VIE Equity Pledges, prior to the VIE Restructuring, the Guarantor’s entire equity interest is legally owned by William Huang but beneficially owned and controlled by GDS Suzhou, and following the VIE Restructuring, the Guarantor’s entire equity interest is legally owned by William Huang and Qiuping Huang but beneficially owned and controlled by the New WFOE.

(f)                             Around 4.8% of registered capital in the Guarantor are fully paid as at the date of this Agreement and the equity interests corresponding to all registered capital of the Guarantor are not subject to any option to purchase or similar rights or any security interests (other than the VIE Equity Pledges).

(g)                            Prior to the VIE Acquisition, GDS Suzhou’s entire equity interest is legally and beneficially owned and controlled by Further Success Limited, and following the VIE Acquisition, GDS Suzhou’s entire equity interest is legally and beneficially owned and controlled by the Guarantor.

(h)                           The registered capital corresponding to the equity interests in GDS Suzhou are fully paid and such equity interests are not subject to any option to purchase or similar rights or any security interests (other than the VIE Equity Pledges).

(i)                               Upon incorporation of the New WFOE, the entire equity interests are (either directly or indirectly) legally and beneficially owned and controlled by the Ultimate Parent, and the registered capital corresponding to the equity interests in the New WFOE are fully paid and such equity interests are not subject to any option to purchase or similar rights or any security interests.

20.20           Shares

Provided that an Obligor Party’s shares or equity interests are required to be subject to the Transaction Security, the constitutional documents of such Obligor Party do not and could not restrict or inhibit any transfer of those shares or equity interests on creation or enforcement of the Transaction Security.  Except as provided in the Transaction Security Documents and subject to the VIE Equity Pledges, there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share, equity interests or loan capital of any Obligor Party (other than the Ultimate Parent) and the New WFOE (including any option or right of pre-emption or conversion).

20.21           Immunity

(a)                           The entry into by each Obligor Party of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

(b)                           None of any Obligor Party will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

20.22           Project Documents

As at the date of this Agreement:

(a)                                      each copy of a Project Document delivered to the Facility Agent under this Agreement is true and complete;

(b)                                      there is no other agreement in connection with, or arrangements which amend, supplement or affect any Project Document;

(c)                                       there are no claims pending or threatened against it under any Project Document;

(d)                                      it has not breached any of its material obligations under the Project Documents and there is no dispute in connection with any Project Document, in each case, which has or is reasonably likely to have a Material Adverse Effect.

20.23           Existing Accounts

No other bank accounts are maintained by the Borrower other than the Existing Accounts and the relevant Accounts with the Account Bank.

20.24           Good title to assets

Each Obligor Party has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

20.25           Legal and beneficial ownership

Each Obligor Party is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

20.26           No Financial Indebtedness or Security

(a)                           The Borrower, GDS Suzhou and the Guarantor do not have any Financial Indebtedness other than as permitted by Clause 23.13 (Financial Indebtedness).

(b)                           No Security exists over all or any of assets of the Guarantor, GDS Suzhou or the Borrower other than as permitted by Clause 23.4 (Negative pledge).

20.27           Insurances

In respect of the Borrower and the Projects:

(a)                                      after the first Utilisation Date, the Insurances of the Project SZ1 are valid and in full force and effect and are not void or voidable;

(b)                                      in respect of each Insurance in relation to the Project SZ2 and the Project SZ3, upon its signing and payment of all premia, it is valid and in full force and effect and are not void or voidable;

(c)                                       no notice has been given or received in respect of cancellation of all or any part of the Insurances; and

(d)                                      all premia and other moneys (if any) payable in respect of Insurances  have been duly paid and, to the best of its knowledge and belief, all covenants, terms and conditions contained in the Insurances have been duly observed and performed.

20.28           Business Plan and Budget

(a)                           Each of the Business Plan and the Budget (in each case whether draft or otherwise) as at its date:

(i)                                          was true and accurate in all material respects;

(ii)                                       was prepared in good faith and with due care on the basis of recent historical information and assumptions believed by it to be reasonable; and

(iii)                                    fairly represented the Borrower’s expectations in relation to the matters covered in those documents.

(b)                           It is not aware of any information which, if disclosed, would make the Business Plan or the current Budget untrue or misleading in any material respect.

(c)                            Each of the Business Plan and the current Budget specifies (at the date of delivery to the Facility Agent) all material costs and expenses incurred or to be incurred during the period to which it relates and is based on reasonable assumptions made in good faith and represents the Borrower’s view as to costs and expenses anticipated by it to be incurred.

20.29           Completion of Conditions Subsequent

As of the date of the Amendment Agreement, conditions subsequent contemplated in paragraphs 1, 2, 10 and 12 under Part VII (Conditions subsequent) of Schedule 2 (Conditions precedent and conditions subsequent) have been completed.

20.30           Anti-bribery, anti-corruption and anti-money laundering

None of any Obligor Party, any of its Subsidiaries, their respective directors or officers, or, to the best knowledge of each Obligor Party, any Affiliate, agent or employee of either Obligor Party, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction and each Obligor Party has instituted and maintains policies and procedures designated to prevent violation of such laws, regulations and rules.

20.31           Sanctions

None of the Obligor Parties, any of its Subsidiaries, their respective directors or officers, or, to the best knowledge of each Obligor Party, any Affiliate, agent or employee of either Obligor Party, is an individual or entity, that is, or is owned or controlled by such individual or entity that are:

(a)                                      the subject, or likely to become the subject, of any Sanctions (a “Sanctioned Person”); or

(b)                                      located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory (a “Sanctioned Country”).

20.32           Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

21.                         INFORMATION UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1                  Financial statements

Each Obligor shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)                                      as soon as the same become available, but in any event within 150 days after the end of each of its Financial Years:

(i)                       in respect of the Ultimate Parent, its audited consolidated financial statements of the Group for that Financial Year, except for the audited consolidated financial statements of the Group delivered to the Facility Agent pursuant to paragraph 10 in Part VII (Conditions subsequent) of Schedule 2 (Conditions precedent and conditions subsequent); and

(ii)                    in respect of each Obligor other than the Ultimate Parent, its audited financial statements for that Financial Year; and

(b)                                      as soon as the same become available, but in any event within 90 days after the end of each half of each of its Financial Years:

(i)                       in respect of the Ultimate Parent, its consolidated financial statements of the Group for that half of Financial Year; and

(ii)                    in respect of each Obligor other than the Ultimate Parent, its financial statements for that half of Financial Year.

(c)                                       as soon as they are available, but in any event within 45 days after the end of each Financial Quarter of each of its Financial Years:

(i)                       in respect of the Ultimate Parent, its unaudited consolidated financial statements of the Group for that Financial Quarter; and

(ii)                    in respect of each Obligor other than the Ultimate Parent, its unaudited financial statements for that Financial Quarter.

21.2                  Compliance Certificate

(a)                           The Borrower shall supply to the Facility Agent, with each set of financial statements delivered pursuant to Clause 21.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial covenants) and Excess Cashflow as calculated based on the definition of “Excess Cashflow” pursuant to Clause 22.1 (Financial definitions) as at the date as at which those financial statements were drawn up.

(b)                           Each Compliance Certificate delivered by the Borrower pursuant to paragraph (a) above shall be signed by the one of the Borrower’s authorized signatories.

21.3                  Requirements as to financial statements

(a)                           Each set of financial statements delivered by each Obligor pursuant to Clause 21.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)                           Each Obligor shall ensure that each set of its financial statements delivered pursuant to Clause 21.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Facility Agent:

(i)                                          a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements of that Obligor were prepared; and

(ii)                                       sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 22 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements of that Obligor.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

21.4                  Presentations

Once in every Financial Year, at least one of senior management of the Borrower and one of senior management of the Ultimate Parent must give a presentation upon reasonable notice and at a reasonable time to the Finance Parties about the on-going business and financial performance of the Borrower and the Group respectively.

21.5                  Submission of Budget

(a)                           On or before the date of the first Utilisation Request, the Borrower shall supply to the Facility Agent for its approval in sufficient copies for all the Lenders an annual draft Budget (including the detailed budget for last quarter of that Financial Year) for the Financial Year ending 31 December 2015.

(b)                           On or before the date of the first Facility C Utilisation Request, the Borrower shall supply to the Facility Agent for its approval in sufficient copies for all the Lenders an annual draft Budget for the Financial Year ending 31 December 2016 (including the detailed budget of the Project SZ3).

(c)                            Commencing with the Financial Year starting 1 January 2016, the Borrower shall supply to the Facility Agent for its consent in sufficient copies for all the Lenders, as soon as the same become available but in any event within 30 days before the start of each of its Financial Years, an annual draft Budget for that Financial Year, and within 60 days after the start of each of its Financial Year, a final Budget for that Financial Year as approved by its board of directors.

(d)                           When any amount needs to be funded pursuant to a Budget of a Financial Year, in case that a final Budget is not available for that Financial Year, such amount shall be determined according to figures applicable to the last month in the Budget of the immediately previous Financial Year.

(e)                            The Borrower shall ensure that each draft Budget:

(i)                                          includes a profit and loss, cashflow statement for the Borrower and projected financial covenant calculations;

(ii)                                       specifies (A) details of revenues with a breakdown including revenues received from the customers existing as of the date of the Budget and expected revenues to be received from the new coming customers after the date of the Budget with tenants being identified; and (B) the remaining term of all Service Contracts (including the Qualified Service Contracts) existing as of the date of the Budget and the remaining Contract Value during such remaining term;

(iii)                                    is accompanied with necessary documents and information evidencing the status of Business Plan and its Capital Expenditures; and

(iv)                                   is prepared in accordance with the GAAP.

(f)                             The Facility Agent shall, within fifteen (15) Business Days of receipt of any draft Budget (but for an initial Budget delivered by the Borrower pursuant to paragraph (a) above, before the date of the first Utilisation Request, and for paragraph (b) above, before the date of the first Facility C Utilisation Request), notify the Borrower whether or not it is approved for the purposes of this Agreement.

(g)                            After the Budget is approved by the Facility Agent, the Borrower shall not amend or modify the Budget at any time without the prior written consent of the Facility Agent.

(h)                           The draft Budget for that Financial Year and each line item in such draft Budget will only become effective upon approval by the Facility Agent and become the final Budget for the Financial Year in which it is approved by the Facility Agent.

21.6                  Quarterly Reports

(a)                           Within 30 days after the last day of each Financial Quarter, the Borrower shall provide to the Facility Agent an operating statement in relation to the Projects, which shall specifies the details of existing services status, new customers prospects, anticipated customers move-in schedule, actual move-in customers, contractual move-in customers, occupancy percentage, services annual renewal progress and turnover rate, etc.

(b)                           Within 30 days after the last day of each Financial Quarter before the Project SZ2 reaches full occupation, the Borrower shall provide to the Facility Agent a regular update on the construction progress of the Project SZ2, together with necessary documents as may be reasonably required by the Facility Agent.

(c)                            Within 30 days after the last day of each Financial Quarter before the Project SZ3 reaches full occupation, the Borrower shall provide to the Facility Agent a regular update on the construction progress of the Project SZ3, together with necessary documents as may be reasonably required by the Facility Agent.

21.7                  IDC License renewal

Within 90 days before the expiry date of the IDC License or other authorisation of the Guarantor in respect of its business, the Borrower shall provide to the Facility Agent an update in respect of the status of its application for the renewal of the IDC License or any such authorisation, together with any information or documents as may be reasonably required by any Finance Party (through the Facility Agent).

21.8                  Year-end

Each Obligor shall procure that each of its Financial Year-end falls on 31 December.

21.9                  Information: miscellaneous

The Borrower shall supply to the Facility Agent (in sufficient copies for all the Finance Parties, if the Facility Agent so requests):

(a)                                      all documents (for avoidance of doubt, excluding those creditors of its accounts payable generated in the ordinary course of trading) dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;

(b)                                      promptly notify of any existing and future shareholder loans or inter-company loans to the Borrower or the Guarantor accompanied by shareholder loan agreements or inter-company loan agreements (if any), including but not limited to the GDS Suzhou Inter-company Loan Agreement, provided that such shareholder loans or inter-company loans are made in accordance with this Agreement;

(c)                                       promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(d)                                      promptly, such information as the Security Agent may reasonably require about the assets subject to the Transaction Security and compliance of the Obligor Parties with the terms of any Transaction Security Documents;

(e)                                       promptly, such further information regarding the financial condition, business and operations of any Obligor Party as any Finance Party (through the Facility Agent) may reasonably request;

(f)                                        promptly upon occurrence of a Flotation, subject to any applicable laws and regulations, such information regarding the Flotation;

(g)                                       promptly, such further information relating to the construction progress of Project SZ2 and Project SZ3 as any Finance Party (through the Facility Agent) may reasonably request, to the extent not provided in Clause 21.6(b) (Quarterly Reports);

(h)                                      promptly, notice of any change in authorised signatories of any Obligor Party in relation to the relevant Finance Documents accompanied by a new director resolution or shareholder resolution (as applicable).

21.10           Notification of default

(a)                           Each Obligor shall (and shall procure each of other Obligor Parties will) notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless it is aware that a notification has already been provided by another Obligor Party).

(b)                           Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.11           Use of websites

(a)                           The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting the information onto an electronic website designated by the Borrower and the Facility Agent (the “Designated Website”) if:

(i)                                          the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                       both the Borrower and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                                    the information is in a format previously agreed between the Borrower and the Facility Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify the Borrower accordingly and the Borrower shall supply, and shall procure other Obligor Parties supply, the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Borrower shall supply, and shall procure other Obligor Parties supply, the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(c)                            The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Facility Agent.

(d)                           The Borrower shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)                                          the Designated Website cannot be accessed due to technical failure;

(ii)                                       the password specifications for the Designated Website change;

(iii)                                    any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                                   any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                      the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form.

(e)                            Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Borrower shall comply with any such request within ten Business Days.

21.12           “Know your customer” checks

(a)                           Each Obligor shall, and shall procure other Obligor Parties shall, promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender (including for any Lender on behalf of any prospective new Lender)) in order for the Facility Agent, such Lender or any prospective new Lender to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

(b)                           Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

22.                         FINANCIAL COVENANTS

22.1                  Financial definitions

In this Agreement:

“Borrowings” means, at any time, the outstanding principal, capital or nominal amount and any fixed or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of Financial Indebtedness (other than in respect of paragraph (h) of that definition for which the marked to market value shall be used).

“Capital Expenditure” means any expenditure or obligation in respect of expenditure which, in accordance with the GAAP, is treated as capital expenditure or intangible expense or intangible expenditure (and which shall include, for the avoidance of doubt, any royalties, licenses or similar costs, fees or expenses paid for the acquisition of patents, patent applications, trade names, trademarks, service marks, copyrights, mask works, software or other intellectual property).

“Cash” means, at any time, cash at bank credited to an account in the name of the Borrower with a reputable financial institution and to which the Borrower is alone beneficially entitled and for so long as (a) that cash is repayable on demand; (b) repayment of that cash is not contingent on the prior discharge of any other indebtedness of the Borrower or of any other person whatsoever or on the satisfaction of any other condition; (c) there is no Security over that cash; and (d) such cash is freely and immediately available to be applied in repayment or prepayment of the Facilities.

“Current Assets” means the aggregate of all inventory, work in progress, trade and other receivables of the Borrower including prepayments in relation to operating items and sundry debtors (but excluding Cash and Cash Equivalent Investments) expected to be realised within twelve months from the date of computation but excluding amounts in respect of:

(i)                                          receivables in relation to Tax;

(ii)                                       extraordinary items, exceptional items and other non-operating items;

(iii)                                    insurance claims; and

(iv)                                   any interest owing to the Borrower.

“Cash Equivalent Investments” means investments that are short term investments (excluding equity investments) which are readily convertible into cash without incurring any significant premium or penalty.

“Cashflow” means, in respect of any Relevant Period, EBITDA for that Relevant Period after:

(i)                                          adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that Relevant Period;

(ii)                                       deducting all amounts of tax on profits, gains or income actually paid and/or which fell due for payment during such period;

(iii)                                    adding the amount of any cash receipts (and deducting the amount of any cash payments) during that Relevant Period in respect of any extraordinary items, exceptional items and other non-operating items not already taken account of in calculating EBITDA for any Relevant Period;

(iv)                                   adding the amount of any cash receipts during that Relevant Period in respect of any Tax rebates or credits and deducting the amount actually paid or due and payable in respect of Taxes during that Relevant Period by the Borrower;

(v)                                      adding the amount of any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities) and deducting the amount of any non-cash credits (which are not Current Assets or Current Liabilities) in each case to the extent taken into account in establishing EBITDA;

(vi)                                   deducting the amount of any additional Capital Expenditure made in cash during that Relevant Period by the Borrower that was not accounted for in the Total Investment Amount, but in any case amounts required to be applied in mandatory prepayment of the Loans shall be disregarded from the calculation of the Cashflow.

“Current Liabilities” means the aggregate of all liabilities (including trade creditors, accruals and provisions) of the Borrower expected to be settled within twelve months from the date of computation but excluding amounts in respect of:

(i)                                          liabilities for Borrowings and Net Finance Charges;

(ii)                                       liabilities for tax on profits;

(iii)                                    extraordinary items, exceptional items and other non-operating items;

(iv)                                   liabilities in relation to dividends declared but not paid by the Borrower to the extent owed to a person which is not a member of the Group.

“Contributed Equity” means total registered capital of the Borrower that has been paid in by the Parent.

“Debt Service” means, in respect of any Relevant Period, the aggregate of:

(i)                                          Net Finance Charges for that Relevant Period;

(ii)                                       all scheduled repayments of Borrowings (as reduced by any voluntary or mandatory prepayments) falling due during that Relevant Period but excluding (A) any amounts falling due under any overdraft or revolving facility and which were available for simultaneous redrawing according to the terms of that facility and (B) scheduled principal repayments of Existing Deferred Payments that were refinanced by drawdown under the Facilities;

(iii)                                    the amount of the capital element of any payments in respect of that Relevant Period payable under any finance lease or capital lease entered into by the Borrower.

“Debt Service Coverage Ratio” or “DSCR” means the ratio of Cashflow to Debt Service in respect of any Relevant Period.

“Debt to Equity Ratio” or “DER” means, in respect of any Relevant Period, the ratio of Total Debt on the last day of that Relevant Period to Contributed Equity on the same day.

“EBIT” means, for any Relevant Period, the operating profits of the Borrower before taxation for that Relevant Period:

(i)                                          before deducting any Net Finance Charges;

(ii)                                       before taking into account any items treated as exceptional or extraordinary items,

in each case, to the extent deducted or taken into account, as the case may be, for the purposes of determining the profits of the Borrower from ordinary activities before taxation.

“EBITDA” means, for any Relevant Period, EBIT for that Relevant Period before deducting any amount attributable to amortisation of goodwill or depreciation of tangible assets.

“Excess Cashflow” means, for any period for which it is being calculated, the aggregate of opening cash balances of the Receiving Account 1, the Operations Account and Cashflow for that period less (except to the extent already deducted in calculating Cashflow):

(i)                                          Debt Service of that period;

(ii)                                       any Capital Expenditure actually made in cash during that Relevant Period by the Borrower;

(iii)                                    any amount funded or to be funded in the Debt Service Reserve Account; and

(iv)                                   RMB 18,000,000.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Borrower ending on or about 31 December in each year.

“Gross Leverage Ratio” means, in respect of any Relevant Period, the ratio of Total Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period.

“Interest Coverage Ratio” or “ICR” means the ratio of Cashflow to Net Finance Charges in respect of any Relevant Period.

“Leverage Ratio” means, in respect of any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period.

“Net Finance Charges” means, for any Relevant Period, the aggregate amount of interest, default interests, commission, fees, discounts, prepayment penalties or premiums and other finance payments in respect of Borrowings whether accrued, paid or payable and whether or not capitalised by the Borrower in respect of that Relevant Period:

(i)                                          including the interest element of leasing and hire purchase payments;

(ii)                                       including any amounts paid, payable or accrued by the Borrower to counterparties under any interest rate hedging instrument;

(iii)                                    deducting any amounts paid, payable or accrued by counterparties to the Borrower under any interest rate hedging instrument; and

(iv)                                   deducting any interest paid, payable to or accrued to the benefit of the Borrower on any deposit or bank account.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of twelve months ending on any Test Date, except that for the purpose of calculating the ICR under sub-paragraphs (i) and (ii) in Clause 22.2(d) (Financial conditions), each following period:

(i)                                          for the ICR to be tested on 31 December 2016 under sub-paragraphs (i) in Clause 22.2(d) (Financial conditions), a period of three Months ending on 31 December 2016;

(ii)                                       for the ICR to be tested on 31 March 2017 under sub-paragraphs (ii) in Clause 22.2(d) (Financial conditions), a period of six Months ending on 31 March 2017; and

(iii)                                    for the ICR to be tested on 30 June 2017 under sub-paragraphs (ii) in Clause 22.2(d) (Financial conditions), a period of nine Months ending on 30 June 2017.

“Total Debt” means at any time the aggregate amount of all obligations of the Borrower for or in respect of Borrowings and so that no amount shall be included or excluded more than once.

“Total Net Debt” means at any time the aggregate amount of all obligations of the Borrower for or in respect of Borrowings but deducting the aggregate amount of freely available Cash and Cash Equivalent Investments held by the Borrower at such time, and so that no amount shall be included or excluded more than once.

“Test Date” means each Quarter Date starting from (inclusive) the earliest test date as provided in Clause 22.2 (Financial conditions).

“Working Capital” means, on any date, Current Assets less Current Liabilities.

22.2                  Financial conditions

The Borrower shall ensure that:

(a)                                      DSCR. DSCR in respect of any Relevant Period ending on or after 31 March 2017, shall not be less than 1.10:1.

(b)                                      Gross Leverage Ratio. Gross Leverage Ratio of any Relevant Period ending:

(i)                       on or after 30 June 2017, shall not be more than 5.0:1;

(ii)                    on or after 31 December 2017, shall not be more than 3.5:1;

(iii)                 on or after 31 December 2018, shall not be more than 2.5:1.

(c)                                       DER. DER in respect of any Relevant Period ending on or after (the earlier of) the first Utilisation Date or 31 March 2016, shall not be more than 65:35.

(d)                                      ICR. ICR in respect of any Relevant Period ending:

(i)                       on or after 31 December 2016, shall not be less than 1.75:1;

(ii)                    on or after 31 March 2017, shall not be less than 2.25:1;

(iii)                 on or after 30 September 2017, shall not be less than 3.0:1;

(iv)                on or after 31 March 2018, shall not be less than 4.0:1.

(e)                                       Capital Expenditure: during the life of the Loans, its aggregate Capital Expenditure:

(i)                       in respect of Project SZ1, shall not exceed 105% of RMB 287,300,000;

(ii)                    in respect of Project SZ2, shall not exceed 105% of RMB 354,300,000;

(iii)                 in respect of Project SZ3, shall not exceed 105% of RMB 167,700,000

22.3                  Financial Testing

The financial covenants set out in Clause 22.2 (Financial conditions) shall be tested by reference to the financial statements and Compliance Certificates delivered pursuant to Clause 21.2 (Compliance Certificate) in respect of the Relevant Period, except that financial covenant set out in Clauses 22.2(e) (i) and (ii) shall be tested at the end of each Financial Year starting from the Financial Year ending on 31 December 2015.

23.                         GENERAL UNDERTAKINGS

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1                  Authorisations

(a)                           Each Obligor shall (and shall ensure the other members of the Group will) promptly obtain, comply with and do all that is necessary to maintain in full force and effect; and supply certified copies to the Facility Agent of, any Authorisation required:

(i)                                          to enable it to perform its obligations under the Finance Documents;

(ii)                                       to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document;

(iii)                                    to enable the Projects to be constructed, carried out and completed; and

(iv)                                   to carry on its business and operations.

(b)                           The Guarantor shall ensure it will successfully pass all annual inspections in respect of the IDC License and the renewed IDC License organized by MIIT or other Governmental Agencies pursuant to the PRC laws and ensure it will successfully maintain in full force and effect and renew the IDC License with MIIT or other Governmental Agencies upon expiry of the IDC License.

23.2                  Compliance with laws

Each Obligor shall (and shall ensure each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply would be likely to have a Material Adverse Effect.

23.3                  Pari passu ranking

Each Obligor shall ensure that the payment obligations of each Obligor Party under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

23.4                  Negative pledge

In this Clause 23.4, “Quasi-Security” means an arrangement or transaction described in paragraph (c) below.

(a)                           None of any Obligor (other than the Ultimate Parent) shall (and the Borrower shall ensure no member of the Borrower Group shall) create or permit to subsist any Security over any of its assets (tangible or intangible, including IDC License).

(b)                           Each Obligor shall ensure that no Security exists or will be created or permitted to subsist over any equity interests in any of the New WFOE, Guarantor or GDS Suzhou.

(c)                            None of any Obligor (other than the Ultimate Parent) shall (and the Borrower shall ensure no member of the Borrower Group shall):

(i)                                          sell, transfer or otherwise dispose of any of its assets (tangible or intangible, including the IDC License)  on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)                                       sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                                    enter into or permit to subsist any title retention arrangement;

(iv)                                   enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v)                                      enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(d)                           Paragraphs (a), (b) and (c) above do not apply to:

(i)                                          the VIE Equity Pledges;

(ii)                                       any Security or Quasi-Security created pursuant to any Finance Document;

(iii)                                    any Security or Quasi-Security created over any receivables of the Guarantor or GDS Suzhou in relation to any data center business between the Guarantor or GDS Suzhou and any other member of the Group  (other than those related to the Projects and the Borrower);

(iv)                                   any Security or Quasi-Security over any Customer Assets, provided that the Customer Assets shall not be used to secure any other Financial Indebtedness of any member of the Group or any other person;

(v)                                      any netting or set-off arrangement entered into by any member of the Borrower Group, GDS Suzhou or the Guarantor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(vi)                                   any lien arising by operation of law and in the ordinary course of trading provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(vii)                                any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to any member of the Borrower Group, GDS Suzhou or the Guarantor in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Borrower Group, GDS Suzhou or the Guarantor; and

(viii)                             any Security or Quasi-Security created or subsisting with the written consent of the Facility Agent (acting on the instructions of the Majority Lenders),

in each case the above exceptions shall not be construed to permit any Security over the IDC License or equity interests in the New WFOE, GDS Suzhou and the Guarantor (other than the VIE Equity Pledges).

23.5                  Disposals

(a)                           No Obligor shall (and the Borrower shall ensure no member of the Borrower Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)                           Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)                                          made in the ordinary course of trading;

(ii)                                       in respect of the members of the Borrower Group only,

(A)                           of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose;

(B)                           of assets made by the Borrower on arms-length terms and the proceeds of which will be used to prepay the Loans in accordance with Clause 8.3 (Disposal proceeds); or

(C)                           where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal by the members of the Borrower Group, other than any permitted under paragraphs (A) to (B) above) does not exceed 10,000,000 (or its equivalent in another currency or currencies) in any Financial Year.

23.6                  Merger

Each Obligor shall (and the Borrower shall ensure other members of the Borrower Group will) not enter into any amalgamation, demerger, merger or corporate reconstruction except for the VIE Restructuring.

23.7                  Change of business

Each Obligor shall procure that no substantial change is made to the general nature of the business of themselves as well as the Group from that carried on at the date of this Agreement.

23.8                  New WFOE

Each Obligor shall ensure that the New WFOE is set up for the primary purpose of controlling the Guarantor and other PRC companies (if any) that hold an IDC License or other value-added telecommunications business operating licenses, and there is no substantial change of the New WFOE’s business since it is incorporated.

23.9                  Environmental compliance

Each Obligor shall (and shall ensure that all other members of the Group will) comply in all material respects with all Environmental Law, obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under Environmental Law or any Environmental Permits.

23.10           Environmental Claims

Each Obligor shall inform the Facility Agent in writing as soon as reasonably practicable upon becoming aware of:

(a)                                      any Environmental Claim which has been commenced or (to the best of its knowledge and belief) is threatened against any Obligor Party or any other member of the Group, or

(b)                                      any facts or circumstances which will or might reasonably be expected to result in any Environmental Claim being commenced or threatened against any Obligor Party or any other member of the Group, in each case where such Environmental Claim might reasonably be expected, if determined against that Obligor Party or that member of the Group , to have a Material Adverse Effect.

23.11           Acquisitions

The Borrower shall (and shall ensure other members of the Borrower Group will) not acquire any company, business, assets or undertaking or make any investment.

23.12           Loans and guarantees

(a)                           None of any Obligor (other than the Ultimate Parent) shall (and the Borrower shall ensure no member of the Borrower Group shall) make or allow to subsist any loans, grant any credit or give or allow to remain outstanding any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person (for the avoidance of doubt, including but not limited to any member of the Group) or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person (for the avoidance of doubt, including but not limited to any member of the Group).

(b)                           Paragraph (a) above does not apply to:

(i)                                          the Existing Inter-company Loan;

(ii)                                       the GDS Suzhou Inter-company Loan;

(iii)                                    the inter-company loan between GDS Suzhou and the Borrower in relation to GDS Suzhou Trapped Amount under the GDS Suzhou Trapped Amount Loan Agreement (if any);

(iv)                                   loans, guarantees, indemnities, bonds and letters of credit under or expressly permitted by the Finance Documents;

(v)                                      any existing loans or guarantees made under the VIE Contracts;

(vi)                                   any inter-company loans made by the Guarantor or GDS Suzhou to any member of the Group which operates any data centre in relation to any receivables (other than those related to the Projects) of the Guarantor or GDS Suzhou, as the case may be;

(vii)                                any guarantees granted by the Guarantor in favour of its customers in respect of performance obligations of the Borrower under the Borrower Service Contracts; and

(viii)                             any guarantees granted by the Guarantor in favour of other financial institutions in respect of any financing incurred by any member of the Group which established a data center operation business with the Guarantor similar to arrangements under the Back-to-Back Agreement, in each case under the similar financing structure contemplated under the Finance Documents.

23.13           Financial Indebtedness

(a)                           None of any Obligor (other than the Ultimate Parent) shall (and the Borrower shall ensure no member of the Borrower Group shall) incur or permit to remain outstanding any Financial Indebtedness.

(b)                           Paragraph (a) above does not apply to:

(i)                                          the loans to GDS Suzhou, provided that at any time the aggregate amount of the outstanding principals of such loans does not exceed RMB 550,000,000;

(ii)                                       the Existing Inter-company Loan;

(iii)                                    any Existing Deferred Payment;

(iv)                                   any Financial Indebtedness incurred pursuant to any Finance Documents; and

(v)                                      any Restricted Inter-company Loan.

23.14           Group Structure

Each Obligor shall procure that no change is made to the Group Structure Chart that might reasonably be expected to have a Material Adverse Effect (other than the VIE Restructuring).

23.15           Dividends

(a)                           No Obligor shall:

(i)                                          declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its equity interests;

(ii)                                       repay or distribute any dividend or equity premium reserve;

(iii)                                    redeem, repurchase, defease, retire or repay any of its equity interests or resolve to do so.

(b)                           Paragraph (a) above does not apply to dividend distributions to be made by GDS Suzhou to the Guarantor after the completion of the VIE Restructuring.

23.16           Insurances

The Borrower shall comply with the insurance requirements set out in Schedule 7 (Insurance).

23.17           Treasury transaction

(a)                           Other than paragraph (b) and (c) below, the Borrower shall not enter (or agree to enter) into any treasury transaction unless otherwise agreed by the Facility Agent in writing.

(b)                           After the date of this Agreement, the Borrower may enter into a hedging transaction in connection with this Agreement with any financial institutions and the Lenders shall have the right of first refusal to enter into such hedging transaction with the Borrower, provided that,

(i)                                          such hedging transaction is an interest rate swap in relation to the interest rate under this Agreement, and/or a currency swap in relation to all or certain portion of the amount of the Loans outstanding then; and

(ii)                                       such hedging transaction is only for the purpose of hedging interest risk or currency conversion risk of the Borrower under this Agreement, and in any case shall not be for speculation purpose.

(c)                            Without prejudice to paragraph (b) above, if a financial institution is to share the Transaction Security, the Borrower must ensure:

(a)                                      that financial institution must be a Lender, and accede to this Agreement by delivering to the Facility Agent an Accession Letter as a hedging provider (the “Hedging Provider”);

(b)                                      all Hedging Arrangements shall at all times be in form and substance satisfactory to the Facility Agent;

(c)                                       the Hedging Arrangements are assigned to or otherwise secured in favour of, and in a manner acceptable to, the Security Agent; and

(d)                                      any amount payable to the Hedging Providers ranks pari passu with all other amounts owed to any Finance Party under the Finance Documents and is secured by the Transaction Security Documents.

23.18           Arm’s length terms

No Obligor shall (and shall procure no member of the Group will) enter into any transaction with any person except on arm’s length terms.

23.19           Subordinated loans

Except for the Existing Inter-company Loan, the Borrower shall not:

(a)                                      repay or prepay any principal amount (or capitalised interest) outstanding under any Restricted Inter-company Loan;

(b)                                      pay any interest, fee or charge accrued or due on any Restricted Inter-company Loan; or

(c)                                       purchase, redeem, defease or discharge any of any Restricted Inter-company Loan.

23.20           Project Documents

(a)                           Each of the Borrower, GDS Suzhou and the Guarantor (as applicable) shall:

(i)                                          exercise its rights and comply with its obligations under each Project Document to which it is a party;

(ii)                                       ensure (so far as this is within its control) that each other party to a Project Document exercises its rights and complies with its obligations under that Project Document, in a proper and timely manner consistent with its obligations under the Finance Documents.

(b)                           None of the Borrower, GDS Suzhou or the Guarantor shall agree to:

(i)                                          materially amend or waive;

(ii)                                       assign or transfer; or

(iii)                                    terminate, suspend or abandon,

all or any part of a Project Document without the Facility Agent’s prior written consent.

(c)                            Upon entry into any new Service Contacts after the date of this Agreement, the Borrower, GDS Suzhou and the Guarantor shall promptly provide the Facility Agent with such new Service Contacts together with evidence that such new Service Contacts have been covered under the Back-to-Back Agreements existing at the date of this Agreement (in case that a new Back-to-Back Agreement is not executed for the purpose of the new Service Contracts).

(d)                           If, after the date of this Agreement, the Borrower, GDS Suzhou and the Guarantor enter into any new Back-to-Back Agreements or make any amendment to the Back-to-Back Agreements that have been provided to the Facility Agent, the Borrower, GDS Suzhou and the Guarantor shall ensure each new or amended Back-to-Back Agreement shall reflect all terms and conditions under the Service Contracts that they have entered into, in each case such new or amended Back-to-Back Agreements shall be in substance and form satisfactory to the Facility Agent, and upon execution of any new Back-to-Back Agreement or any amendment, promptly provide it to the Facility Agent.

(e)                            If the Landlord decides to unilaterally terminate the Lease Agreements, the Borrower shall, upon becoming aware of such termination, immediately notify the Facility Agent.

23.21           Project SZ2 and Project SZ3 Completion

(a)                           The Borrower shall procure that Project SZ2 Completion occurs by no later than the Project SZ2 Completion Date.

(b)                           The Borrower shall procure that the trial operation of the Project SZ2 (if any, as required by the relevant customers) will not be later than 120 days after the Project SZ2 Completion Date.

(c)                            The Borrower shall procure that Project SZ3 Completion occurs by no later than the Project SZ3 Completion Date.

(d)                           The Borrower shall procure that the trial operation of the Project SZ3 (if any, as required by the relevant customers) will not be later than 120 days after the Project SZ3 Completion Date.

23.22           Acknowledgements

Each Obligor (other than the Ultimate Parent) shall use its best endeavours to provide to the Facility Agent acknowledgements from their customers on the Notification Letters which have been delivered pursuant to paragraph 2(c)(i) in Part I (Conditions Precedent to Initial Utilisation for All Facilities) and paragraph 2(c)(i) in Part V (Facility C Initial conditions precedent) of Schedule 2 (Conditions precedent and conditions subsequent) and (where applicable) paragraph 1 in Part VII (Conditions Subsequent) of Schedule 2 (Conditions precedent and conditions subsequent) of this Agreement.

23.23           Operation and maintenance

(a)                           In this Clause “Good Industry Practice” means the exercise of the degree of skill, care and operating practice which would reasonably and ordinarily be expected from a skilled and experienced person engaged in the same type of undertaking as a member of the Group under the same or similar circumstances.

(b)                           Each Obligor shall (and shall procure other members of the Group will) diligently operate and maintain, or ensure the diligent operation and maintenance of, each Project and all of its other assets in a safe, efficient and business-like manner and in accordance with the Good Industry Practice.

23.24           Application of FATCA

Each Obligor shall procure that it shall not (and ensure no Obligor Party will) become a FATCA FFI or a US Tax Obligor.

23.25           Sanctions

No Obligor shall (and shall procure no members of the Group will) contribute or otherwise make available all or any part of the proceeds of the Facilities, directly or indirectly, to, or for the benefit of, any person (whether or not related to any member of the Group) for the purpose of financing the activities of, transactions with, or investments in, any Sanctions Person, to the extent such action or status is prohibited by, or would itself cause any Finance Party or a member of the Group to be in breach of, any Sanctions in a manner or to an extent which is, or is reasonably likely to have a Material Adverse Effect.

23.26           Anti-bribery law, anti-corruption law and anti-money laundering law

Each Obligor shall (and shall ensure that all other members of the Group will) comply in all respects with all anti-bribery laws, anti-money laundering laws and anti-corruption laws where failure to so comply would have or would be reasonably likely to have a Material Adverse Effect.

23.27           CBRC Rule

Each Obligor shall, and shall ensure that all other members of the Group shall, comply in all material respects with the CBRC Rule, any amendments and/or supplements to the CBRC Rule to the extent applicable, and all further and/or supplemental laws and/or regulations (relating to any of the subject matters of the CBRC Rule) to which it is subject from time to time, and shall do or permit to be done any acts or provide any assistance which the Facility Agent may require pursuant to CBRC Rule for the purpose of complying with the CBRC Rule by any of Finance Parties.

23.28           Further assurance

(a)                           Each Obligor shall (and shall procure that other Obligor Parties will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, pledge, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)                                          to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, assignment, pledge or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Secured Parties provided by or pursuant to the Transaction Documents or by law;

(ii)                                       to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Obligor Party located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)                                    to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)                           Each Obligor shall (and shall procure that other Obligor Parties will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Transaction Documents.

23.29           Offshore Transaction Security

Subject to applicable PRC laws and regulations, the Borrower:

(a)                                      shall register the foreign debt and conduct relevant information filling with the local SAFE within fifteen (15) Business Days after enforcement of any Offshore Transaction Security and, at the request of the Facility Agent, provide the Facility Agent with the said foreign debt registration or filling documents as soon as practicable;

(b)                                      shall procure the amount of the principal of the indebtedness owed to any guarantor or security provider as a result of enforcement of any Offshore Transaction Security by the Secured Parties shall not exceed its audited net assets at the end of the year prior to such enforcement and its approved available foreign debt quota (the “Available Foreign Debt Quota”);

(c)                                       shall immediately inform the Facility Agent of any insufficiency of Available Foreign Debt Quota;

(d)                                      undertakes that it does not have any outstanding indebtedness owed to any guarantor or security provider as a result of enforcement of any offshore security or guarantee securing onshore loans borrowed by it (“Wai Bao Nei Dai” (外保内贷)) (other than the Offshore Transaction Security) which has not been paid up;

(e)                                       shall forthwith notify the Facility Agent if there is any outstanding indebtedness by it owed to the relevant guarantor or security provider incurred as a result of enforcement of any Wai Bao Nei Dai (other than the Offshore Transaction Security) which has not been paid up whereupon the Secured Parties will have right to suspend new drawdown;

(f)                                        at the request of the Facility Agent, forthwith provide the Facility Agent with necessary information and material of the details of any offshore security or guarantee, default of any offshore underlying transaction, foreign debt registration, repayment of offshore debt and other matters in relation to which it conducts registration for other offshore guarantors or security providers under Wai Bao Nei Dai.  Such information and material shall be true, accurate and integrated;

(g)                                       shall not sign any offshore guarantee or security which constitutes Wai Bao Nei Dai (外保内贷) where the Borrower knows or should know the certainty of enforcement of such offshore guarantee or security; and

(h)                                      undertakes that it complies with each requirement of SAFE and other regulators in relation to the offshore security/guarantee which constitutes Wai Bao Nei Dai (外保内贷) and will follow the instruction of the Facility Agent to take or not take any action or render any cooperation and assistance.

24.                         EVENTS OF DEFAULT

Each of the events or circumstances set out in the following sub-clauses of this Clause 24 (other than Clause 24.21 (Acceleration)) is an Event of Default.

24.1                  Non-payment

An Obligor Party does not pay on the due date any amount payable pursuant to a Material Credit Document at the place at and in the currency in which it is expressed to be payable, unless the non-payment is caused by:

(a)                                      an administrative or technical error and is remedied within 3 Business Days of its due date; or

(b)                                      a Disruption Event and is remedied within 3 Business Days of its due date.

24.2                  Financial covenants

Any requirement of Clause 22 (Financial covenants) is not satisfied.

24.3                  Other obligations

(a)                           An Obligor Party does not comply with Clause 3 (Purpose), Clause 5.5 (Advance of Loans) or Clause 23 (General undertakings) of this Agreement; or

(b)                           any Obligor Party does not comply with any other provision of the Material Credit Documents (other than those referred to in Clause 24.1 (Non-payment), Clause 24.2 (Financial covenants), Clause 24.19 (Conditions subsequent) and paragraph (a) above) to which it is a party unless the non-compliance is capable of remedy and is remedied within 7 days of the earlier of (i) the Facility Agent giving notice to the Borrower of the failure to comply and (ii) any Obligor Party becoming aware of the failure to comply.

24.4                  Misrepresentation

Any representation or statement made or deemed to be made by an Obligor Party in the Material Credit Documents or any other document delivered by or on behalf of any Obligor Party under or in connection with any Material Credit Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made unless the circumstances giving rise to the misrepresentation is capable of remedy and is remedied within 7 days of the earlier of (i) the Facility Agent giving notice to the Borrower of such misrepresentation and (ii) any Obligor Party becoming aware of such misrepresentation.

24.5                  Cross default

(a)                           Other than as provided in paragraph (b) below:

(i)                                          any Financial Indebtedness of any Obligor Party or any other member of the Group is not paid when due nor within any originally applicable grace period.

(ii)                                       any Financial Indebtedness of any Obligor Party or any other member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(iii)                                    any commitment for any Financial Indebtedness of any Obligor Party or any other member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(iv)                                   any creditor of any Obligor Party or any other member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(b)                           no Event of Default will occur under this paragraph (a) of Clause 24.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (i) to (iv) above is less than RMB 30,000,000 (or its equivalent in any other currency or currencies).

(c)                            Any default or event of default (however described) under the Hedging Arrangements.

24.6                  Insolvency

(a)                           An Obligor Party or any other member of the Group is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                           A moratorium is declared in respect of any indebtedness of any Obligor Party or any other member of the Group.

24.7                  Insolvency proceedings

(a)                           Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)                                          the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor Party or any other member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor Party;

(ii)                                       a composition or arrangement with any creditor of any Obligor Party or any other member of the Group, or an assignment for the benefit of creditors generally of any Obligor Party or any other member of the Group or a class of such creditors;

(iii)                                    the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor Party), receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any Obligor Party or any other member of the Group or any of its assets; or

(iv)                                   enforcement of any Security over any assets of any Obligor Party or any other member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

(b)                           The above paragraph (a) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.

24.8                  Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Obligor Party having an aggregate value of RMB 30,000,000 and is not discharged within 14 days.

24.9                  Litigation

Any litigation, arbitration or administrative proceedings are current or, to the Obligors’ knowledge pending or threatened against any of Obligor Parties, if adversely determined, are reasonably likely to have a Material Adverse Effect.

24.10           Unlawfulness

(a)                           It is or becomes unlawful for an Obligor Party to perform any of its obligations under the Material Credit Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.

(b)                           Any obligation or obligations of any Obligor Party under any Material Credit Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Material Credit Documents.

(c)                            Any Material Credit Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Secured Party) to be ineffective.

24.11           Repudiation and rescission of agreements

An Obligor Party (or any other relevant party, other than a Finance Party) rescinds or purports to rescind or repudiates or purports to repudiate a Material Credit Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Material Credit Document or any Transaction Security.

24.12           Nationalisation and expropriation

If, pursuant to any law or governmental action:

(a)                                      the legal existence of any Obligor Party is terminated;

(b)                                      any substantial part of any of the business or operations of any Obligor Party is suspended or revoked; or

(c)                                       any part of the Projects or assets of any Obligor Party is seized, nationalised, attached, expropriated, divested, compulsorily acquired or suspended,

which in each case has or will have a Material Adverse Effect.

24.13           Cessation of business

Any Obligor suspends or ceases to carry on all or a material part of its business or of the business of the Group taken as a whole.

24.14           Major damage

Any part of the Projects or assets of the Borrower are destroyed or damaged and, in the opinion of the Majority Lenders taking into account the proceeds of insurance effected under Clause 23.16 (Insurances) and the timing of receipt of those proceeds, the destruction or damage will have a Material Adverse Effect.

24.15           Abandonment

The Borrower, the Guarantor or GDS Suzhou abandons all or a significant part of the Projects.

24.16           Government intervention

Any Authorisation relating to the Projects or the Borrower or any other Obligor is modified, revoked, withdrawn or cancelled and such modification, revocation, withdrawal or cancellation has or is reasonably likely to have a Material Adverse Effect.

24.17           Creation of security

(a)                           Any Security is created or subsists over the shares in the Ultimate Parent,

(b)                           Except for the VIE Equity Pledges, any Security is created or subsists over the equity interests in the Guarantor, the New WFOE or GDS Suzhou,

in each case in a manner not consistent with provisions of this Agreement.

24.18           Foreign exchange control

Any foreign exchange control policies in the Relevant Jurisdiction (whether existing as of the date of this Agreement or enacted after the date of this Agreement) would otherwise prohibit, prevent or materially delay any payment, remittance or transfer of any amount due and payable under the Material Credit Documents and the relevant Obligor and the relevant Finance Party fail to agree on a substitute permitted by applicable Governmental Rules for making such payment, remittance or transfer within 7 days upon the occurrence of such prohibition, prevention or delay.

24.19           Conditions subsequent

Any Obligor Party does not deliver all of its documents and evidence set out in Part VII (Conditions subsequent) of Schedule 2 (Conditions precedent and conditions subsequent) on or prior to the relevant date specified for delivery thereof in accordance with Clause 4.4 (Conditions subsequent documents).

24.20           Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

24.21           Acceleration

On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Majority Lenders, by written notice to the Borrower:

(a)                                      without prejudice to the participations of any Lenders in any Loans then outstanding:

(i)                       cancel the Commitments (and reduce them to zero), whereupon they shall immediately be cancelled (and reduced to zero); or

(ii)                    cancel any part of any Commitment (and reduce such Commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly);

(b)                                      declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)                                       declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

(d)                                      exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

25.                         SECURITY

25.1                  Security Agent as holder of security

(a)                           In this Clause:

(v)                                      “Secured Party Claim” means any amount which any Obligor Party owes to a Secured Party under or in connection with the Transaction Documents; and

(vi)                                   “Security Agent Claim” means any amount which any Obligor Party owes to the Security Agent under this Clause.

(b)                           Unless expressly provided to the contrary in any Transaction Document, the Security Agent holds:

(i)                                          any security created by a Transaction Security Document;

(ii)                                       the benefit of any Security Agent Claims; and

(iii)                                    any proceeds of security,

for the benefit, and as the property, of the Secured Parties and so that they are not available to the personal creditors of the Security Agent.

(c)                            The Security Agent will separately identify in its records the property rights referred to in paragraph (b) above.

25.2                  Responsibility

(a)                           The Security Agent is not liable or responsible to any other Secured Party for:

(i)                                          any failure in perfecting or protecting the security created by any Transaction Security Document; or

(ii)                                       any other action taken or not taken by it in connection with any Transaction Security Document,

unless directly caused by its gross negligence or wilful misconduct.

(b)                           The Security Agent is not responsible for:

(i)                                          the right or title of any person in or to, or the value of, or sufficiency of any part of the security created by the Transaction Security Documents;

(ii)                                       the priority of any security created by the Transaction Security Documents; or

(iii)                                    the existence of any other security interest affecting any asset secured under a Transaction Security Document.

25.3                  Title

The Security Agent may accept, without enquiry, the title (if any) an Obligor Party may have to any asset over which security is intended to be created by any Transaction Security Document.

25.4                  Possession of documents

The Security Agent is not obliged to hold in its own possession any Transaction Security Document, title deed or other document in connection with any asset over which security is intended to be created by a Transaction Security Document.  Without prejudice to the above, the Security Agent may allow any bank providing safe custody services or any professional adviser to the Security Agent to retain any of those documents in its possession.

25.5                  Approval

Each Secured Party:

(a)                                      confirms its approval of each Transaction Security Document; and

(b)                                      authorises and directs the Security Agent (by itself or by such person(s) as it may nominate) to enter into and enforce the Transaction Security Documents as trustee (or agent) or as otherwise provided (and whether or not expressly in the names of the Secured Finance Parties) on its behalf.

25.6                  Conflict with Transaction Security Documents

If there is any conflict between this Agreement and any Transaction Security Document with regard to instructions to, or other matters affecting, the Security Agent, this Agreement will prevail.

25.7                  Release of security

(a)                           If a disposal of any asset subject to security created by a Transaction Security Document is made in the following circumstances:

(i)                                          the Majority Lenders agree to the disposal;

(ii)                                       the disposal is allowed by the terms of the Transaction Documents and will not result or could not reasonably be expected to result in any Default;

(iii)                                    the disposal is being made at the request of the Security Agent in circumstances where any security created by the Transaction Security Documents has become enforceable; or

(iv)                                   the disposal is being effected by enforcement of a Transaction Security Document,

the asset(s) being disposed of will be released from any security over it created by a Transaction Security Document.  However, the proceeds of any disposal (or an amount corresponding to them) shall be applied in accordance with the requirements of the Transaction Documents (if any).

(b)                           Any release under this Clause will not become effective until the date of the relevant disposal or otherwise in accordance with the consent of the Majority Lenders.

(c)                            If a disposal is not made, then any release relating to that disposal will have no effect, and the obligations of the Obligor Parties under the Transaction Documents will continue in full force and effect.

(d)                           If the Security Agent is satisfied that a release is allowed under this Clause, (at the request and expense of the relevant Obligor Party) each Secured Party shall enter into any document and do all such other things which are reasonably required to achieve that release. Each other Secured Party irrevocably authorises the Security Agent to enter into any such document. Any release will not affect the obligations of any other Obligor Party under the Transaction Documents.

25.8                  Enforcement instructions

(a)                           The Security Agent may refrain from enforcing the security created by a Transaction Security Document unless instructed otherwise by the Majority Lenders.

(b)                           If the Security created by a Transaction Security Document becomes enforceable, the Majority Lenders may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing that security as they see fit.

(c)                            The Security Agent shall, subject to the terms of the Transaction Security Documents, enforce the Security created by a Transaction Security Document in accordance with the instructions of the Majority Lenders.

(d)                           In the absence of instructions, the Security Agent may enforce the security created by a Transaction Security Document as it sees fit having regard first to the interests of the Secured Parties.

(e)                            None of the Security Agent or the Secured Parties is responsible to any Obligor Party for any enforcement or failure to enforce or to maximise the proceeds of any enforcement of the security created by the Transaction Security Documents.  The Security Agent or any Secured Party may cease enforcement at any time.

(f)                             The Security Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Transaction Security Documents.

25.9                  Competing instructions to Security Agent

Any instructions given to the Security Agent by the Majority Lenders will override any conflicting instructions given by any other Party.

25.10           Information

Each Secured Party and each of the Obligors shall (and the Borrower shall ensure other Obligor Parties will) supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable it to perform its functions under this Clause.

25.11           Perfection of security

Each of the Obligors shall (and shall ensure other Obligor Parties will), at their own costs, take any action and enter into and deliver any document which is reasonably required by the Security Agent so that a Transaction Security Document provides for effective and perfected security in favour of any successor Security Agent.

25.12           Proceeds of enforcement

(a)                           Subject to the rights of any creditor with prior security or a preferential claim, the proceeds of enforcement of the security under the Transaction Security Documents shall be paid to the Security Agent.

(b)                           Any proceeds of enforcement of the security under the Transaction Security Documents, and any amount paid to the Security Agent under this Agreement shall be applied in the following in the order of priority set out in Clause 32.5 (Partial Payments).

25.13           Good Discharge

An acknowledgement of receipt signed by the relevant person to whom payments are to be made under this Clause will discharge the Security Agent.

25.14           Non-cash distributions

If the Security Agent or any other Secured Party receives any distribution otherwise than in cash in respect of any Secured Liability, the Secured Liabilities will not be reduced by that distribution until and except to the extent that the realisation proceeds are applied towards the Secured Liabilities.

SECTION 9

CHANGES TO PARTIES

26.                         CHANGES TO THE LENDERS

26.1                  Assignments and transfers by the Lenders

Subject to this Clause 26 and to the extent permitted under the applicable laws, a Lender (the “Existing Lender”) may:

(a)                                      assign any of its rights; or

(b)                                      transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

26.2                  Conditions of assignment or transfer

(a)                           The consent of the Borrower is not required for any assignment or transfer by a Lender pursuant to this Clause 26.

(b)                           Notwithstanding paragraph (a) above, a Lender shall notify the Borrower of such assignment or transfer not later than 5 days before the assignment or transfer if there is no Event of Default which is continuing.

(c)                            A transfer will be effective only if the procedure set out in Clause 26.5 (Procedure for transfer) is complied with.

(d)                           An assignment will be effective only if the procedure and conditions set out in Clause 25.6 (Procedure for assignment) are complied with.

26.3                  Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of RMB 20,000.

26.4                  Limitation of responsibility of Existing Lenders

(a)                           Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                          the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                       the financial condition of any Obligor;

(iii)                                    the performance and observance by any Obligor Party of its obligations under the Finance Documents or any other documents; or

(iv)                                   the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(a)                           Each New Lender confirms to the Existing Lender, the other Finance Parties that it:

(i)                                          has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                       will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(b)                           Nothing in any Finance Document obliges an Existing Lender to:

(i)                                          accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26; or

(ii)                                       support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor Party of its obligations under the Finance Documents or otherwise.

26.5                  Procedure for transfer

(a)                           Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                           The Facility Agent shall not be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such New Lender.

(c)                            On the Transfer Date:

(i)                                          to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligor Parties and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                       each of the Obligor Parties and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor Party and the New Lender have assumed and/or acquired the same in place of that Obligor Party and the Existing Lender;

(iii)                                    the Facility Agent, the Mandated Lead Arrangers, the Security Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Mandated Lead Arrangers, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                                   the New Lender shall become a Party as a “Lender”.

(d)                           The procedure set out in this Clause 26.5 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

26.6                  Procedure for assignment

(a)                           Subject to the conditions set out in paragraph (d) below and in Clause 26.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (d)(ii) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                           On the Transfer Date:

(i)                                          the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                                       the Existing Lender will be released by each Obligor Party and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)                                    the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(c)                            Lenders may utilise procedures other than those set out in this Clause 26.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor Party or unless in accordance with Clause 26.5 (Procedure for transfer), to obtain a release by that Obligor Party from the obligations owed to that Obligor Party by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in paragraph (d) below.

(d)                           An assignment (whether pursuant to an Assignment Agreement or paragraph (c) above) will only be effective on:

(i)                                          receipt by the Facility Agent (whether in an Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)                                       performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.  The Facility Agent shall not be obliged to execute an Assignment Agreement delivered to it by an Existing Lender and the New Lender or any document delivered to it pursuant to paragraph (c) above unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the assignment to such New Lender.

(e)                            The procedure set out in this Clause 26.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

26.7                  Copy of Transfer Certificate or Assignment Agreement to Company

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

26.8                  Existing consents and waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

26.9                  Exclusion of Agent’s liability

In relation to any assignment or transfer pursuant to this Clause 26, each Party acknowledges and agrees that the Facility Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

26.10           Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 26, each Lender may without consulting with or obtaining consent from any Obligor Party, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                                      any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)                                      in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                          release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)             require any payments to be made by an Obligor Party other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27.                         CHANGES TO THE OBLIGORS

Neither the Borrower nor the Guarantor may (and shall ensure no other Obligor Parties will) assign or transfer any of its rights or obligations under any Finance Document, except with the prior written consent of all the Lenders.

28.                         DISCLOSURE OF INFORMATION

Any Secured Party may disclose:

(a)                                      to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Secured Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is made aware in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                      to any person:

(i)        to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Transaction Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)       with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Transaction Documents and/or one or more Obligor Parties and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)      appointed by any Secured Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Transaction Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 29.18 (Relationship with the Lenders));

(iv)     who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)      to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)     to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)    to whom or for whose benefit that Secured Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 26.10 (Security over Lenders’ rights);

(viii)   who is a Party; or

(ix)     with the consent of the Borrower;

in each case, such Confidential Information as that Secured Party shall consider appropriate if:

(A)                    in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                   in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                   in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Secured Party, it is not practicable so to do in the circumstances;

(c)                                       to any person appointed by that Secured Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Transaction Documents including without limitation, in relation to the trading of participations in respect of the Transaction Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement to maintain confidentiality of the Confidential Information;

(d)                                      to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Transaction Documents and/or the Obligor Parties.

SECTION 10

THE FINANCE PARTIES

29.                         ROLE OF THE ADMINISTRATIVE PARTIES

29.1                  Appointment of the Facility Agent

(a)                           Each of the other Finance Parties appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)                           Each of the other Finance Parties authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2                  Appointment of the Security Agent

(a)                           Each Secured Party irrevocably appoints the Security Agent to act as its agent under and in connection with the security created under the Transaction Security Documents.

(b)                           Each Secured Party irrevocably authorises the Security Agent to:

(i)              perform the duties and to exercise the rights, powers, authorities and discretions that are specifically given to it under or in connection with the Transaction Security Documents, together with any other incidental rights, powers, authorities and discretions; and

(ii)             enter into and deliver each Transaction Security Document expressed to be entered into by the Security Agent.

29.3                  Duties of the Facility Agent

(a)                           Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(c)                            Without prejudice to Clause 26.7 (Copy of Transfer Certificate or Assignment Agreement to Company), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(d)                           Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)                            If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)                             If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to any Administrative Party) under this Agreement it shall promptly notify the other Finance Parties.

(g)                            The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

29.4                  Duties of the Security Agent

(a)                           The Security Agent shall forward promptly to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(b)                           Except where a Transaction Security Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)                            If the Security Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Secured Parties.

(d)                           If the Security Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than any Administrative Party) under this Agreement, it shall promptly notify the other Finance Parties.

(e)                            The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

29.5                  Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, each of the Mandated Lead Arrangers has no obligations of any kind to any other Party under or in connection with any Finance Document.

29.6                  No fiduciary duties

(a)                           Nothing in any Finance Document constitutes any Administrative Party as a trustee or fiduciary of any other person.

(b)                           No Administrative Party shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

29.7                  Business with the Group

Any Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

29.8                  Rights and discretions of the Facility Agent

(a)                           The Facility Agent may rely on:

(i)              any representation, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document; and

(ii)             any statement purportedly made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                           The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(iii)            no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

(iv)            any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(v)             any notice or request made by the Borrower is made on behalf of and with the consent and knowledge of all the Obligor Parties.

(c)                            The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                           The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(e)                            The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)                             Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

29.9                  Rights and discretions of the Security Agent

(a)                           The Security Agent may:

(i)              rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)             assume that:

(A)        any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)        unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)                                    rely on a certificate from any person:

(A)                           as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)                           to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)                           The Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)              no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

(ii)             any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised;

(iii)            any notice or request made by the Borrower (other than the Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligor Parties.

(c)                            The Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                           The Security Agent may act in relation to the Finance Documents through its personnel and agents.  The Security Agent shall not be liable for the acts or omissions of any such agents provided that it has acted in good faith in the selection of such agents.

(e)                            The Security Agent may disclose to any other Party any information it reasonably believes it has received as agent or trustee under this Agreement.

(f)                             Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty or duty of confidentiality.

(g)                            In the event there is an inconsistency or conflict between the rights, duties, benefits, obligations, protections, immunities or indemnities of the Security Agent (the “Security Agent Provisions”) as contained in this Agreement, on the one hand, and in any of the other Finance Documents, on the other hand, the Security Agent Provisions contained in this Agreement shall prevail and apply. The Security Agent Provisions contained in this Agreement are for the benefit of the Security Agent and shall survive the discharge or termination of this Agreement.

29.10           Instructions

(a)                           Each of the Facility Agent and the Security Agent shall:

(i)              unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it in accordance with any instructions given to it by:

(A)                                  all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)                                  in all other cases, the Majority Lenders; and

(ii)             not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above.

(b)                           Each of Facility Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)                            Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent or the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)                           Notwithstanding anything to the contrary in a Finance Document, the Facility Agent and the Security Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)                            In the absence of instructions, the Facility Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)                             Neither the Facility Agent nor the Security Agent is authorised to act on behalf of a Secured Party (without first obtaining that Secured Party’s consent) in any legal or arbitration proceedings relating to any Transaction Document.  This Paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

29.11           Responsibility for documentation

No Administrative Party:

(a)                                      is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Administrative Party, an Obligor Party or any other person given in or in connection with any Transaction Document; or

(b)                                      is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Transaction Document or the Transaction Security; or

(c)                                       is responsible for any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.12           Exclusion of liability

(a)                           Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of any Administrative Party), no Administrative Party shall be liable for any cost, loss or liability incurred by any Party as a consequence of:

(i)              the Administrative Party having taken or having omitted to take any action under or in connection with any Transaction Document or the Transaction Security, unless directly caused by the Administrative Party’s gross negligence or wilful misconduct; or

(ii)             any delay in the crediting to any account of an amount required under the Transaction Documents to be paid by the Administrative Party, if the Administrative Party shall have taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Administrative Party for the purpose of such payment.

(b)                           No Party (other than the relevant Administrative Party) may take any proceedings against any officer, employee or agent of an Administrative Party in respect of any claim it might have against that Administrative Party or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or the Transaction Security and any officer, employee or agent of an Administrative Party may rely on this Clause.

(c)                            Nothing in this Agreement shall oblige any Administrative Party to conduct any “know your customer” or other procedures in relation to any person on behalf of any Lender and each Lender confirms to each Administrative Party that it is solely responsible for any such procedures it is required to conduct and that it shall not rely on any statement in relation to such procedures made by any Administrative Party.

29.13           Lenders’ indemnity to the Facility Agent

(a)                           Each Lender shall, in accordance with paragraph (b) below, indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)                           The proportion of such cost, loss or liability to be borne by each Lender shall be:

(i)              if there is any Loan then outstanding, the proportion borne by (A) the sum of its participation(s) in the Loan(s) then outstanding to (B) the aggregate amount of such Loan(s), or

(ii)             if there is no Loan then outstanding and the Available Facility is then greater than zero, the proportion borne by (A) its Available Commitment to (B) the Available Facility, or

(iii)            if there is no Loan then outstanding and the Available Facility is then zero:

(1)                   if the Available Facility became zero after a Loan ceased to be outstanding, the proportion borne by (A) its Available Commitment to (B) the Available Facility immediately before the Available Facility became zero, or

(2)                   if a Loan ceased to be outstanding after the Available Facility became zero, the proportion borne by (A) the sum of its participation(s) in the Loan(s) outstanding immediately before any Loan ceased to be outstanding to (B) the aggregate amount of such Loan(s).

29.14           Secured Parties’ indemnity to the Security Agent

(a)                           Without limiting the liability of any Obligor Party under the Transaction Documents, each Secured Party shall indemnify the Security Agent for that Secured Party’s share of any cost, loss or liability (whether arising in contract, tort or otherwise) incurred by the Security Agent in acting as Security Agent under the Transaction Security Documents, except to the extent that the cost, loss or liability is caused by the Security Agent’s gross negligence, wilful misconduct or fraud.

(b)                           The Borrower shall reimburse the Secured Parties for any amount paid to the Security Agent under this Clause 29.14 (Secured Parties’ indemnity to the Security Agent).

29.15           Resignation of the Facility Agent

(a)                           The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)                           Alternatively the Facility Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Facility Agent.

(c)                            If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Facility Agent (after consultation with the Borrower) may appoint a successor Facility Agent.

(d)                           The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(e)                            The Facility Agent’s resignation notice shall take effect only upon the appointment of a successor.

(f)                             Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)                            After consultation with the Borrower, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(h)                           The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)              the Facility Agent fails to respond to a request under Clause 13.6错误!未找到引用源。 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)             the information supplied by the Facility Agent pursuant to Clause 13.6错误!未找到引用源。 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)            the Facility Agent notifies the Borrower and the Lenders that Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

29.16           Resignation of the Security Agent

(a)                           The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Secured Parties and the Borrower.

(b)                           Alternatively the Security Agent may resign by giving notice to the other Secured Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Security Agent.

(c)                            If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Security Agent (after consultation with the Borrower) may appoint a successor Security Agent.

(d)                           The retiring Security Agent shall make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Transaction Documents.

(e)                            The retiring Security Agent shall enter into and deliver to the successor Security Agent those documents and effect any registrations as may be reasonably required for the transfer or assignment of all of its rights and benefits under the Transaction Documents to the successor Security Agent.

(f)                             The Security Agent’s resignation notice shall take effect only (i) upon the appointment of a successor and (ii) the transfer of all of the Security Property to that successor.

(g)                            Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Transaction Documents (other than paragraph (e) above) but shall remain entitled to the benefit of this Clause 29.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)                           After consultation with the Borrower, the Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Security Agent shall resign in accordance with paragraph (b) above.

(i)                               The Security Agent shall resign in accordance with Paragraph 错误!未找到引用源。 (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Security Agent pursuant to Paragraph 错误!未找到引用源。) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Security Agent under the Finance Documents, either:

(i)              the Security Agent fails to respond to a request under Clause 13.6错误!未找到引用源。 (FATCA Information) and a Lender reasonably believes that the Security Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)             the information supplied by the Security Agent pursuant to Clause 13.6错误!未找到引用源。 (FATCA Information) indicates that the Security Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)            the Security Agent notifies the Borrower and the Lenders that the Security Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Security Agent were a FATCA Exempt Party, and that Lender, by notice to the Security Agent, requires it to resign.

29.17           Confidentiality

(a)                           In acting as Facility Agent for the Finance Parties, or in the case of the Security Agent, for the Secured Parties, the Facility Agent and the Security Agent shall be regarded as acting through its agency division which shall be treated as a separate legal person from any other of its branches, divisions or departments.

(b)                           If information is received by another branch, division or department of the legal person which is the Facility Agent or the Security Agent, it may be treated as confidential to that branch, division or department and the Facility Agent or the Security Agent shall not be deemed to have notice of it.

(c)                            The Facility Agent or the Security Agent shall not be obliged to disclose to any Finance Party, or in the case of the Security Agent, any Secured Party, any information supplied to it by the Borrower or any other Obligor Party on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

29.18           Relationship with the Lenders

(a)                           The Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)              entitled to or liable for any payment due under any Finance Document on that day; and

(ii)             entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                           Each Lender shall supply the Facility Agent with any information that the Security Agent may specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.  Each Lender shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent.

(c)                            Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.

(d)                           Any such notice in the above paragraph (c):

(i)              must contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under this Agreement) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made); and

(ii)             will be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of the Finance Documents,

and the Facility Agent is entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

29.19           Relationship with Secured Parties

(a)                           The Security Agent may treat the person shown in its records as Secured Party at the opening of business (in the place of the Security Agent’s principal office as notified to the Parties from time to time) as the Secured Party acting through its Facility Office:

(i)              entitled to or liable for any payment due under any Transaction Security Document on that day; and

(ii)             entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Transaction Security Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Secured Party to the contrary in accordance with the terms of this Agreement.

(b)                           Any Secured Party may by notice to the Security Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Secured Party under the Transaction Security Documents.

(c)                            Any such notice in the above paragraph (b):

(i)              must contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under this Agreement) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made); and

(ii)             will be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Secured Party for the purposes of this Agreement and the Transaction Security Documents, and the Security Agent is entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Secured Party.

29.20           Credit appraisal by the Lenders and the Secured Parties

Without affecting the responsibility of any Obligor Party for information supplied by it or on its behalf in connection with any Transaction Document, each Secured Party confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Transaction Document including but not limited to:

(a)                                      the financial condition, status and nature of each member of the Group;

(b)                                      the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security;

(c)                                       whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Transaction Document, the Transaction Security, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security;

(d)                                      the adequacy, accuracy and/or completeness of the information provided by any Party or by any other person under or in connection with any Transaction Document, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(e)                                       the right or title of any person in or to, or the value or sufficiency of any part of the Security Property, the priority of any of the Transaction Security or the existence of any Security affecting the Security Property.

29.21           Deduction from amounts payable by the Facility Agent and the Security Agent

If any Party owes an amount to the Security Agent or the Facility Agent, as the case may be, under the Transaction Documents, the Facility Agent or the Security Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent or the Security Agent would otherwise be obliged to make under the Transaction Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Transaction Documents that Party shall be regarded as having received any amount so deducted.

29.22           Facility Agent’s and Security Agent’s management time

Any amount payable to the Facility Agent or the Security Agent under Clause 16.3 (Indemnity to the Facility Agent), Clause 17 (Costs and expenses), Clause 29.13 (Lenders’ indemnity to the Facility Agent) and Clause 29.14 (Secured Parties’ indemnity to the Security Agent) shall include the cost of utilising the Facility Agent’s or the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent or the Security Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 12 (Fees).

30.                         SHARING AMONG THE FINANCE PARTIES

30.1                  Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers (whether by set off or otherwise) any amount from an Obligor other than in accordance with Clause 32 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)                                      the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)                                      the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 32 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)                                       the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.5 (Partial payments).

30.2                  Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor Party and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 32.5 (Partial payments) towards the obligations of that Obligor Party to the Sharing Finance Parties.

30.3                  Recovering Finance Party’s rights

(a)                           On a distribution by the Facility Agent under Clause 30.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor Party, as between the relevant Obligor Party and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor Party .

(b)                           If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor Party shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

30.4                  Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                      each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)                                      as between the relevant Obligor Party and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor Party.

30.5                  Exceptions

(a)                           This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor Party.

(b)                           A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(iii)            it notified that other Finance Party of the legal or arbitration proceedings; and

(iv)            that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

31.                         SHARING AMONG THE SECURED PARTIES

31.1                  Equalisation Payments

If, following acceleration of the Loans in accordance with Clause 24.21 (Acceleration), any amount owing by any Obligor Party under the Transaction Documents to a Secured Party (a Recovering

Secured Party) is discharged by payment, set-off or any other manner other than through the Security Agent under this Agreement, then:

(a)                                      the Recovering Secured Party shall, within three Business Days supply details of the recovery to the Security Agent;

(b)                                      the Security Agent shall calculate whether the recovery is in excess of the amount which the Recovering Secured Party would have received if the recovery had been received by the Security Agent under the Transaction Security Documents and applied in accordance with this Agreement; and

(c)                                       the Recovering Secured Party shall pay to the Security Agent an amount equal to the excess (the redistribution).

31.2                  Effect of redistribution

(a)                           The Security Agent shall treat a redistribution as if it were the proceeds of enforcement of the Transaction Security Documents and distribute it in accordance with this Agreement.

(b)                           When the Security Agent makes a distribution under paragraph (a) above, the Recovering Secured Party will be subrogated to the rights of the Secured Parties which have shared in that redistribution.

(c)                            If and to the extent that the Recovering Secured Party is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor Party will owe the Recovering Secured Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)                           If:

(v)             a Recovering Secured Party shall subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor Party; and

(vi)            the Recovering Secured Party has paid a redistribution in relation to that recovery,

(vii)           each Secured Party shall reimburse the Recovering Secured Party all or the appropriate portion of the redistribution paid to that Secured Party, together with interest for the period while it held the re-distribution.  In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

31.3                  Loss sharing

(a)                           If any Secured Liability remains undischarged and any resulting loss is not borne by a Secured Party in accordance with Clause 25.13 (Proceeds of enforcement), the Secured Parties shall make such payments between themselves as the Security Agent may require to ensure that after taking into account those payments the losses are borne by the Secured Parties as if Clause 25.13 (Proceeds of enforcement) had applied.

(b)                           For the purpose of paragraph (a) above:

(i)              the Total Commitments under this Agreement will be notionally increased by an aggregate amount equal to the aggregate of any amount (if any, the “Hedging Termination Payment”):

(A)                                         payable to any Hedging Provider as a result of the Hedging Termination under a Hedging Arrangement if such Hedging Arrangement was so terminated or closed out prior to the date of enforcement of the Transaction Security; or

(B)                                         that would be payable to any Hedging Provider as a result of the Hedging Termination under a Hedging Arrangement if such Hedging Arrangement were so terminated or closed out on the date of enforcement of the Transaction Security; and

(ii)             each Hedging Provider shall be deemed (if it is a Lender) to have the aggregate amount of its Commitments increased by, or (if it is not a Lender) to have a Commitment in, the amount equal to the aggregate of the Hedging Termination Payments (if any) that would be payable to that Hedging Provider as a result of the Hedging Termination under the Hedging Arrangements on the date of the enforcement of the security under the Transaction Security Documents.

(c)                            This Clause 31.3 (Loss sharing) is without prejudice to Clause 29.14 (Secured Parties’ indemnity to the Security Agent).

SECTION 11

ADMINISTRATION

32.                         PAYMENT MECHANICS

32.1                  Payments to the Facility Agent

(a)                           On each date on which an Obligor Party or a Lender is required to make a payment under a Finance Document, that Obligor Party or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                           Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Facility Agent specifies.

32.2                  Distributions by the Facility Agent

(a)                           Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor Party) and Clause 32.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency.

(b)                           The Facility Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of the Facility Agent as being so entitled on that date provided that the Facility Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 26 (Changes to the Lenders) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

32.3                  Distributions to an Obligor Party

The Facility Agent may (with the consent of the Obligor Party or in accordance with Clause 33 (Set-off)) apply any amount received by it for that Obligor Party in or towards payment (in the currency and funds of receipt) of any amount due from that Obligor Party under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4                  Clawback

(a)                           Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                           If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

32.5                  Partial payments

(a)                           If the Facility Agent or the Security Agent, as the case may be, receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor Party under the Finance Documents, or as the case may be, the Transaction Document, the Facility Agent or the Security Agent, as the case may be, shall apply that payment towards the obligations of that Obligor Party under the Finance Documents, or as the case may be, the Transaction Documents, in the following order:

(i)              first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and other amounts owing to, the Facility Agent and the Security Agent under the Finance Documents;

(ii)             secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in (i) above) or commission due but unpaid under the Finance Documents and any hedging payment due from the Borrower but unpaid under the Hedging Arrangements;

(iii)            thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement and any Hedging Termination Payment (if any); and

(iv)            fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(c)                            The Facility Agent or, as the case may be, the Security Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(d)                           Paragraphs (a) and (b) above will override any appropriation made by an Obligor Party.

32.6                  No set-off by Obligors

All payments to be made by an Obligor Party under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.7                  Business Days

(a)                           Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                           During any extension of the due date for payment of any principal or Unpaid Sum under paragraph (a) above, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.8                  Currency of account

(a)                           Subject to paragraphs (b) to (e) below, RMB is the currency of account and payment for any sum due from an Obligor Party under any Finance Document.

(b)                           A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)                            Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(e)                            Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(f)                             Any amount expressed to be payable in a currency other than RMB shall be paid in that other currency.

32.9                  Change of currency

(a)                           Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)              any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)             any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)                           If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.                         SET-OFF

A Finance Party may set off any matured obligation due from an Obligor Party under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor Party, regardless of the place of payment, booking branch or currency of either obligation [and promptly notify the relevant Obligor Party of such set-off].  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. A Finance Party shall notify the Borrower as soon as practicable after the set off.

34.                         NOTICES

34.1                  Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

34.2                  Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                      The contact details of the Obligor Parties for this purpose are:

Address:	2/F, Tower 2, Youyou Century Place, 428 South Yanggao Road,
Pudong, Shanghai 200127, P.R.C.
Fax number:	8621-20330202
E-mail:	jiqiang@gds-services.com
Attention:	Finance SVP, Ji Qiang
Telephone number: 8621-20330303

(b)                                      in the case of the Facility Agent, the Security Agent and the Account Bank that identified with its name below,

(i)                                          The contact details of the Facility Agent for this purpose are:

Address:	111 Dongyuan Road, Pudong New Area, Shanghai, 200120
Fax number:	86 21 6886 0908
E-mail:	zhang.yunfei@uobgroup.com / Annie.Zhangmz@uobgroup.com

Attention:	Zhang Yun Fei / Zhang Min Zhi
Telephone number: 86 21 6061 8258 / 86 21 6061 8326

(ii)                                       The contact details of the Security Agent for this purpose are:

Address:	111 Dongyuan Road, Pudong New Area, Shanghai, 200120
Fax number:	86 21 6886 0908
E-mail:	zhang.yunfei@uobgroup.com / Annie.Zhangmz@uobgroup.com
Attention:	Zhang Yun Fei / Zhang Min Zhi
Telephone number: 86 21 6061 8258 / 86 21 6061 8326

(iii)                                    The contact details of the Account Bank for this purpose are:

Address:	UNIT 02,03,05,06, 13F,SHUN HING SQUARE DI WANG
COMMERCIAL CENTRE,5002 SHENNAN ROAD EAST, SHENZHEN 518008 P.R.CHINA
Fax number:	(86-755) 82463326
E-mail:	Jack.LuoJJ@UOBgroup.com / Tina.TuLP@UOBgroup.com
Attention:	Jack Luo, Jun Jie / Tina Tu, Li Ping
Telephone number: (86) 755-2294 5602 / (86) 755-2294 5658

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

34.3                  Delivery

(a)                           Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective:

(i)              if by way of fax, only when received in legible form; or

(ii)             if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(g)                            Any communication or document to be made or delivered to the Facility Agent or the Security Agent will be effective only when actually received by the Facility Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent’s or the Security Agent’s signature below (or any substitute department or officer as the Facility Agent or the Security Agent shall specify for this purpose).

(h)                           All notices from or to an Obligor Party shall be sent through the Facility Agent.

(i)                               All communications from or to an Obligor Party (other than the Borrower) must be sent through the Borrower.

(j)                              Any communication made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligor Parties.

(k)                           Each Secured Party may assume that any communication made by the Borrower (or by the Borrower on behalf of an Obligor Party) is made with the consent of each other Obligor Party.

(l)                               Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

(m)                       No Secured Party shall be held liable on any basis, whether in contract, tort (including negligence) or otherwise, in respect of any damage, loss or any other forms of liability as a result of any interception, corruption, loss, destruction, late arrival or degradation of information communicated through email due to any inherent risk associated with the use of email as a mode of communication as described in this Clause.

34.4                  Electronic communication

(a)                           Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)              notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)             notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)                           Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

(n)                           Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

34.5                  English and Chinese language

(a)                           This Agreement will be executed in both English and Chinese, and in any case there is any inconsistency between the Chinese version and the English version, the Chinese version shall prevail.

(b)                           Any notice given under or in connection with any Finance Document must be in English or Chinese.

(o)                           All other documents provided under or in connection with any Finance Document must be:

(i)              in English or Chinese; or

(ii)             if not in English or Chinese, and if so required by the Facility Agent, accompanied by a certified English or Chinese translation and, in this case, the English or Chinese translation will prevail unless the document is a constitutional, statutory or other official document.

35.                         CALCULATIONS AND CERTIFICATES

35.1                  Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2                  Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3                  Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

36.                         PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37.                         REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

38.                         AMENDMENTS AND WAIVERS

38.1                  Required consents

(a)                           Subject to Clause 38.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the relevant Obligor Party and any such amendment or waiver will be binding on all Parties.

(b)                           The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38. The Facility Agent shall notify the other Parties promptly of any amendment or waiver effected by it under this paragraph.

38.2                  Exceptions

(a)                           An amendment or waiver that has the effect of changing or which relates to:

(i)              the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)             an extension to the date of payment of any amount under the Finance Documents;

(iii)            a reduction in the Interest Relevant Percentage or a reduction in the amount of any payment of principal, interest, fees or commission payable that is not consistent with this Agreement;

(iv)            an increase in the amount of any Commitment or an extension of the period of availability for utilisation of any Commitment or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(v)             a change to an Obligor Party other than in accordance with this Agreement;

(vi)            a release of any Transaction Security Document or Transaction Security other than in accordance with this Agreement;

(vii)           any provision which expressly requires the consent of all the Lenders;

(viii)          Clause 2.2 (Extension of Facility B Availability Period

(b)                           The Borrower may by giving prior notice to the Facility Agent by no later than fifteen (15) Business Days request that the Facility B Availability Period be extended to a date not later than the date falling 26 Months after the date of this Agreement.

(c)                            Any extension of the Facility B Availability Period will only be effective upon written consent of all Lenders.

(d)                           The Borrower may only request to extend the Facility B Availability Period no more than two times.

(ix)            Finance Parties’ rights and obligations), Clause 26 (Changes to the Lenders), Clause 40 (Governing law), Clause 41 (Enforcement) or this Clause 38; or

(x)             the nature or scope of, or the release of, any guarantee and indemnity granted under Clause 19 (Guarantee and indemnity) or of any Transaction Security unless permitted under any Finance Document, shall not be made without the prior consent of all the Lenders.

(e)                            A Fee Letter may be amended or waived with the agreement of each Administrative Party that is a party to that Fee Letter and the Borrower.

(f)                             An amendment or waiver which relates to the rights or obligations of any Administrative Party may not be effected without the consent of such Administrative Party.

39.                         COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

40.                         GOVERNING LAW

This Agreement, and all obligations arising from or in connection with this Agreement are governed by PRC law.

41.                         ENFORCEMENT

41.1                  Jurisdiction of PRC courts

(a)                           The competent courts of PRC at the Facility Agent’s domicile have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (a “Dispute”).

(b)                           The courts of the PRC are the most appropriate and convenient courts to settle any such dispute in connection with this Agreement.  Each Obligor agrees not to argue to the contrary and waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Agreement.

(c)                            This Clause 41.1 is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

(d)                           References in this Clause to a Dispute in connection with this Agreement include any dispute as to the existence, validity or termination of this Agreement.

41.2                  Waiver of immunities

Each Obligor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)                                      suit;

(b)                                      jurisdiction of any court;

(c)                                       relief by way of injunction or order for specific performance or recovery of property;

(d)                                      attachment of its assets (whether before or after judgment); and

(e)                                       execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS AND THEIR COMMITMENTS

Part I Lenders and Facility A Commitment

Name of Original Lender	Facility A Commitment
东方汇理银行（中国）有限公司上海分行(Credit Agricole Corporate and Investment Bank (China) Limited Shanghai Branch)	RMB	75,000,000
大华银行(中国)有限公司深圳分行 (UNITED OVERSEAS BANK (CHINA) LIMITED, SHENZHEN BRANCH)	RMB	75,000,000

Part II Lenders and Facility B Commitment

Name of Original Lender	Facility B Commitment
东方汇理银行（中国）有限公司上海分行(Credit Agricole Corporate and Investment Bank (China) Limited Shanghai Branch)	RMB	140,000,000
大华银行(中国)有限公司深圳分行 (UNITED OVERSEAS BANK (CHINA) LIMITED, SHENZHEN BRANCH)	RMB	140,000,000

Part III Lenders and Facility C Commitment

Name of Original Lender	Facility C Commitment
东方汇理银行（中国）有限公司上海分行(Credit Agricole Corporate and Investment Bank (China) Limited Shanghai Branch)	RMB	50,000,000
大华银行(中国)有限公司深圳分行 (UNITED OVERSEAS BANK (CHINA) LIMITED, SHENZHEN BRANCH)	RMB	50,000,000

SCHEDULE 2

CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

Part I

Conditions Precedent to Initial Utilisation for All Facilities

1.                                Obligor Parties

(a)                           Certified copies of the following up-to-date constitutional documents of the Borrower:

(i)              Articles of Association (公司章程);

(ii)             Business license (营业执照);

(iii)            Tax Registration Certificate (both local and state) (国税和地税登记证);

(iv)            Organizational Code Certificate (组织机构代码证);

(v)             Capital Verification Report (验资报告);

(vi)            List of Directors (董事名单);

(vii)           Certificate of Approval (外商投资批准证书); and

(viii)          Approvals from MOFCOM in respect of its establishment and all subsequent corporate changes.

(b)                           Certified copies of the following up-to-date constitutional documents of the Guarantor:

(i)              Articles of Association (公司章程);

(ii)             Business license (营业执照);

(iii)            Tax Registration Certificate (both local and state) (国税和地税登记证);

(iv)            Organizational Code Certificate (组织机构代码证);

(v)             Capital Verification Report (验资报告); and

(vi)            List of Directors (董事名单).

(c)                            Certified copies of the following up-to-date constitutional documents of GDS Suzhou:

(i)              Articles of Association (公司章程);

(ii)             Business license (营业执照);

(iii)            Tax Registration Certificate (both local and state) (国税和地税登记证);

(iv)            Organizational Code Certificate (组织机构代码证);

(v)             Capital Verification Report (验资报告);

(vi)            List of Directors (董事名单);

(vii)           Certificate of Approval (外商投资批准证书); and

(viii)          Approvals from MOFCOM in respect of its establishment and all subsequent corporate changes.

(d)                           Certified copies of the following up-to-date constitutional documents of the Ultimate Parent:

(i)              Certificate of Incorporation;

(ii)             Memorandum of Association & Articles of Association;

(iii)            Register of Directors;

(iv)            Register of Members;

(v)             Register of Mortgages and Charges; and

(vi)            Certificate of Good Standing issued by the relevant authority in the Cayman Islands and dated as close to the proposed Utilisation Date in the Utilisation Request as possible, but in no event older than seven (7) days than the proposed Utilisation Date.

(e)                            Certified copies of the following up-to-date constitutional documents of the Intermediate Parent:

(i)              Certificate of Incorporation;

(ii)             Memorandum of Association & Articles of Association;

(iii)            Register of Directors;

(iv)            Register of Members;

(v)             Register of Mortgages and Charges; and

(vi)            Certificate of Good Standing issued by the relevant authority in the Cayman Islands and dated as close to the proposed Utilisation Date in the Utilisation Request as possible, but in no event older than seven (7) days than the proposed Utilisation Date.

(f)                             Certified copies of the following up-to-date constitutional documents of the Parent:

(i)              Certificate of Incorporation (Certificate of Incorporation upon Change of Name); and

(ii)             Memorandum and Articles of Association.

(g)                            A certified copy of a resolution of the board of directors (in the case of the Ultimate Parent, the Intermediate Parent and the Parent) and a resolution of the shareholder (in the case of the Borrower, the Guarantor and GDS Suzhou):

(i)              approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)             authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)            authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)            in the case of the Ultimate Parent, resolving that it is in the best interests of that the Ultimate Parent to enter into the transactions contemplated by the Finance Documents to which it is a party.

(h)                           A specimen of the signature of each person authorised by the resolution referred to in paragraph (g) above.

(i)                               A copy of a resolution signed by all the holders of the issued shares in the Parent approving the amendment of the Memorandum and Articles of Association of the Parent for the purpose of removing restrictions on share transfer.

(j)                              A copy of a resolution signed by all the holders of the issued preferred shares in the Ultimate Parent approving the terms of, and the transactions contemplated by the Ultimate Parent Guarantee and certain actions contemplated by the Finance Documents.

(k)                           A certificate of each Obligor Party (signed by an authorized signatory) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee or security or similar limit binding on it to be exceeded.

(l)                               A certificate of each Obligor Party (signed by an authorized signatory) certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                Finance Documents and Ancillary Documents

(a)                           Each of the following documents, duly executed by each party to it:

(i)              this Agreement;

(ii)             the Initial Fee Letters;

(iii)            the Account Control Agreement;

(iv)            the Ultimate Parent Guarantee;

(v)             the Share Mortgage Agreement;

(vi)            the Equity Pledge Agreement;

(vii)           the Movable Assets Mortgage Agreement (Project SZ1);

(viii)          the Lease Assignment Agreement;

(ix)            the Insurance Assignment Agreement (Project SZ1);

(x)             the Pledge of Receivables (Borrower);

(xi)            the Pledge of Receivables (Guarantor);

(xii)           the Pledge of Receivables (GDS Suzhou);

(xiii)          the Subordination Agreement.

(b)                           Each of the following documents, in a form mutually acceptable to each of the parties thereto but unsigned:

(i)              the Movable Assets Mortgage Agreement (Project SZ2);

(ii)             the Insurance Assignment Agreement (Project SZ2).

(c)                            To the extent a Transaction Security Document requires, each of ancillary documents under that Transaction Security Document, duly executed and delivered by a person which is required to execute and deliver under that Transaction Security Document, including without limitation:

(i)              Evidence that the Notification Letter under the Pledge of Receivables (Borrower), the Pledge of Receivables (GDS Suzhou) and the Pledge of Receivables (Guarantor) has been duly delivered to all customers under the Service Contracts in relation to each Project existing as of the date of the first Utilization Request (except the Service Contracts under which the relevant customers have been required under that Service Contract to make payments to the Receiving Accounts under the Service Contracts), together with a list of customers to which the Notification Letters have been delivered;

(ii)             Pre-signed but undated Pledge Notices (as defined in the Pledge of Receivables (Borrower), the Pledge of Receivables (GDS Suzhou) and the Pledge of Receivables (Guarantor)) to all customers under the Service Contracts in respect of the Projects as required under the Pledge of Receivables (Borrower), the Pledge of Receivables (GDS Suzhou) and the Pledge of Receivables (Guarantor);

(iii)            Evidence that the Pledge Notices under the Pledge of Receivables (Borrower) have been delivered to GDS Suzhou and the Guarantor in respect of the Back-to-Back Agreements, and GDS Suzhou and the Guarantor has acknowledged such Pledge Notice;

(iv)            A pre-signed but undated Assignment Notice (as defined in the Lease Assignment Agreement) to the Landlord under the Lease Agreements as required under the Lease Assignment Agreement;

(v)             Evidence that the Maintenance Notice (as defined in the Lease Assignment Agreement) has been duly delivered by the Borrower to the Landlord as required under the Lease Assignment Agreement;

(vi)            Evidence that the notices under the Insurance Assignment Agreement (Project SZ1) have been duly delivered by the Borrower to relevant contract counterparties;

(vii)           the certificates of all the stock and shares and documents of title relating to the shares in the Parent held by the Intermediate Parent;

(viii)          pre-signed but undated instrument of transfer and bought and sold notes relating to the shares in the Parent held by the Intermediate Parent;

(ix)            pre-signed but undated letters of resignation from each director and the secretary of the Parent substantially in the form of schedule 2 (Form of resignation letter) to the Share Mortgage Agreement;

(x)             pre-signed but undated resolution of all the directors of the Parent substantially in the form of schedule 3 (Form of written resolution of directors) to the Share Mortgage Agreement;

(xi)            pre-signed and dated letters of authorisation from each director and the secretary of the Parent substantially in the form of schedule 4 (Form of authorisation letter) to the Share Mortgage Agreement; and

(xii)           Any other ancillary documents required to be delivered and obtained under the Transaction Security Documents before the date of the first Utilisation Request.

3.                                Legal opinions

(a)                           A legal opinion in relation to PRC law from Jun He Law Offices, addressed to the Finance Parties, substantially in the form distributed to the Original Lenders prior to the signing of this Agreement.

(b)                           A legal opinion as to Hong Kong law from Allen & Overy addressed to the Finance Parties, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)                            A legal opinion in relation to Cayman law from Walkers, addressed to the Finance Parties, substantially in the form distributed to the Original Lenders prior to the signing of this Agreement.

4.                                Other documents and evidence

(a)                           Evidence that any process agent referred to in any Finance Documents has accepted its appointment.

(b)                           Evidence that the account receivables pledges under the Pledge of Receivables (Borrower), the Pledge of Receivables (GDS Suzhou) and the Pledge of Receivables (Guarantor) have been registered with PBOC Information Center respectively.

(c)                            Evidence that each Project has met the capital ratio requirement under the applicable Governmental Rules.

(d)                           A copy of Group Structure Chart.

(e)                            A copy of Budget for the Financial Year ending 31 December 2015 as approved by the Facility Agent.

(f)                             Evidence that the Loan Disbursement Accounts, each Receiving Account, the Operations Account and the Excess Cashflow Account have been established with the Account Bank.

(g)                            Evidence that the Debt Service Reserve Account has been established with the Account Bank and amount standing credit to the Debt Service Reserve Account is not less than the Debt Service Reserve Amount.

(h)                           A certified copy of IDC License.

(i)                               Original copy of the IDC License Memo.

(j)                              Original Financial Statements.

(k)                           Certified copies of the Lease Agreements.

(l)                               Certified copies of the Contractor Agreements.

(m)                       A certified copy of each Back-to-Back Agreement and the GDS Suzhou Trapped Amount Loan Agreement (if any).

(n)                           A certified copy of the Business Plan evidencing, among others, (1) the minimum cash balance of the Borrower is not less than USD 10,000,000.00, (2) the minimum DSCR is not less than 125%, and (3) the average DSCR is not less than 130%.

(o)                           Evidence that stamp duties payable by the Borrower in respect of the Finance Documents that have been entered into before the first Utilisation Date have been paid in full.

(p)                           Evidence that the Transaction Expenses and any other fees, costs or expenses in relation to the Facilities then due from the Borrower under the Finance Documents have been paid in full.

(q)                           A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent reasonably considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

Part II

Conditions Precedent to Initial Utilisation for Facility A

(a)                           Evidence that USD 20,000,000 has been fully contributed into the Borrower by the Parent which will be used towards the operation of the Project SZ1.

(b)                           The Certificate of Completion of Project SZ1.

(c)                            A certified copy of valuation report in respect of the movable assets subject to the mortgage under the Movable Assets Mortgage Agreement (Project SZ1) issued by an appraiser acceptable to all Lenders.

(d)                           Original policies of Insurances in relation to SZ1 evidencing that the Insurances coverage satisfactory to all Lenders required pursuant to the terms of this Agreement, including, without limitation, copies of certificates of insurance, insured amount is not less than RMB 150,000,000.00, together with evidence of payment of all related premiums, in which, among others, the Security Agent has been named as a loss-payee.

Part III

Conditions Precedent to Initial Utilisation for Facility B

(a)                           Evidence that USD 20,000,000 has been fully contributed into the Borrower by the Parent which will be used towards the operation of the Project SZ2.

Part IV

Conditions Precedent to Utilisation of Facility B beyond 60% of the Total Facility B Commitments

(a)                           The Certificate of Completion of Project SZ2.

(b)                           A certified copy of valuation report in respect of the movable assets subject to the mortgage under the Movable Assets Mortgage Agreement (Project SZ2) issued by an appraiser acceptable to all Lenders and the market value of such movable assets in the valuation report shall not be less than RMB 106,000,000.

(c)                            Original policies of Insurances in relation to Project SZ2 evidencing that the Insurances coverage satisfactory to all Lenders required pursuant to the terms of this Agreement, including, without limitation, copies of certificates of insurance, indicating the insured amount shall not be less than the Total Facility B Commitments or the replacement value of Project SZ2, whichever is higher, together with evidence of payment of all related premiums, in which, among others, the Security Agent has been named as a loss-payee.

Part V

Facility C Initial Conditions Precedent

1.                                      Obligor Parties

(a)                                 A copy of each document set out in paragraphs 1(a) to 1(c) and paragraph 1(f) of Part I (Conditions precedent to initial Utilisation for all Facilities) of Schedule 2 (Conditions precedent and conditions subsequent) or, if the Facility Agent already has a copy, a certificate of an authorised signatory of the Borrower, the Guarantor, GDS Suzhou or the Parent, as the case may be, confirming that the copy in the Facility Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of the Amendment Agreement.

(b)                                 Certified copies of the following up-to-date constitutional documents of the Ultimate Parent:

(i)                                     Certificate of Incorporation;

(ii)                                  Memorandum of Association & Articles of Association;

(iii)                               Register of Directors;

(iv)                              Register of Members;

(v)                                 Register of Mortgages and Charges; and

(vi)                              Certificate of Good Standing issued by the relevant authority in the Cayman Islands and dated as close to the proposed Facility C Utilisation Date in the Facility C Utilisation Request as possible, but in no event older than seven (7) days than the proposed Facility C Utilisation Date.

(c)                                  Certified copies of the following up-to-date constitutional documents of the Intermediate Parent:

(i)                                     Certificate of Incorporation;

(ii)                                  Memorandum of Association & Articles of Association;

(iii)                               Register of Directors;

(iv)                              Register of Members;

(v)                                 Register of Mortgages and Charges; and

(vi)                              Certificate of Good Standing issued by the relevant authority in the Cayman Islands and dated as close to the proposed Facility C Utilisation Date in the Facility C Utilisation Request as possible, but in no event older than seven (7) days than the proposed Facility C Utilisation Date.

(d)                                 A certified copy of a resolution of the board of directors (in the case of the Ultimate Parent, the Intermediate Parent and the Parent) and a resolution of the shareholder (in the case of the Borrower, the Guarantor and GDS Suzhou):

(i)                                    approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents set out in the Section 2 (Finance Documents) below to which it is a party;

(ii)                                 authorising a specified person or persons to execute the Finance Documents set out in the Section 2 (Finance Documents) below to which it is a party on its behalf;

(iii)                              authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents set out in the Section 2 (Finance Documents) below to which it is a party; and

(iv)                             in the case of the Ultimate Parent, resolving that it is in the best interests of that the Ultimate Parent to enter into the transactions contemplated by the Finance Documents set out in the Section 2 (Finance Documents) below to which it is a party.

(e)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (d) above.

(f)                                   A copy of a resolution signed by all the holders of the issued preferred shares in the Ultimate Parent approving the terms of, and the transactions contemplated by the Ultimate Parent Guarantee and certain actions contemplated by the Finance Documents

(g)                                  A certificate of each Obligor Party (signed by an authorized signatory) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments (as amended by the Amendment Agreement) would not cause any borrowing, guarantee or security or similar limit binding on it to be exceeded.

(h)                                 A certificate of each Obligor Party (signed by an authorized signatory) certifying that each copy document relating to it specified in this Part V of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Amendment Agreement.

2.                                      Finance Documents

(a)                                 The following Finance Documents, each duly entered into by the parties to it:

(i)                                     the Amendment Agreement;

(ii)                                  the Facility C Fee Letters;

(iii)                               the Supplemental Account Control Agreement;

(iv)                              the Supplemental Pledge of Receivables (Borrower);

(v)                                 the Supplemental Pledge of Receivables (GDS Suzhou);

(vi)                              the Supplemental Pledge of Receivables (Guarantor);

(vii)                           the Supplemental Lease Assignment Agreement;

(viii)                        the Supplemental Insurance Assignment Agreement (Project SZ1);

(ix)                              the Supplemental Subordination Agreement;

(x)                                 the Supplemental Equity Pledge Agreement;

(xi)                              the Supplemental Movable Assets Mortgage Agreement (Project SZ1);

(xii)                           the Confirmatory Ultimate Parent Guarantee;

(xiii)                        the Confirmatory Share Mortgage Agreement;

(xiv)                       the Amended and Restated Equity Pledge Agreement; and

(xv)                          the Amended and Restated Movable Assets Mortgage Agreement (Project SZ1).

(b)                                 Each of the following documents, in a form mutually acceptable to each of the parties thereto but unsigned:

(i)                                     the Movable Assets Mortgage Agreement (Project SZ2);

(ii)                                  the Movable Assets Mortgage Agreement (Project SZ3);

(iii)                               the Insurance Assignment Agreement (Project SZ2); and

(iv)                              the Insurance Assignment Agreement (Project SZ3).

(c)                                  To the extent a Transaction Security Document requires, each of ancillary documents under that Transaction Security Document, duly executed and delivered by a person which is required to execute and deliver under that Transaction Security Document, including without limitation:

(i)                                     Evidence that the Notification Letter under the Supplemental Pledge of Receivables (Borrower), the Supplemental Pledge of Receivables (GDS Suzhou) and the Supplemental Pledge of Receivables (Guarantor) has been duly delivered to all customers under the Service Contracts in relation to the Project SZ3 existing as of the date of the first Facility C Utilization Request (except the Service Contracts under which the relevant customers have been required under that Service Contract to make payments to the Receiving Accounts under the Service Contracts), together with a list of customers to which the Notification Letters have been delivered;

(ii)                                  Pre-signed but undated Pledge Notices (as defined in the Pledge of Receivables (Borrower), the Pledge of Receivables (GDS Suzhou) and the Pledge of Receivables (Guarantor)) to all customers under the Service Contracts in respect of the Project SZ3 as required under the Supplemental Pledge of Receivables (Borrower), the Supplemental Pledge of Receivables (GDS Suzhou) and the Supplemental Pledge of Receivables (Guarantor);

(iii)                               Evidence that the Pledge Notices under the Supplemental Pledge of Receivables (Borrower) have been delivered to GDS Suzhou and the Guarantor in respect of the Back-to-Back Agreement (GDS Suzhou-SZ3) and the Back-to-Back Agreement (Guarantor-SZ3), and GDS Suzhou and the Guarantor has acknowledged such Pledge Notice;

(iv)                              A pre-signed but undated Assignment Notice (as defined in the Lease Assignment Agreement) to the Landlord under the Lease Agreement of Project SZ3 as required under the Supplemental Lease Assignment Agreement; and

(v)                                 Evidence that the Maintenance Notice (as defined in the Lease Assignment Agreement) has been duly delivered by the Borrower to the Landlord in respect of the Project SZ3 as required under the Supplemental Lease Assignment Agreement.

3.                                      Legal opinions

(a)                                 A legal opinion in relation to PRC law from Jun He Law Offices, addressed to the Finance Parties.

(b)                                 A legal opinion as to Hong Kong law from Allen & Overy addressed to the Finance Parties.

(c)                                  A legal opinion in relation to Cayman law from Walkers, addressed to the Finance Parties.

4.                                      Other documents and evidence

(a)                                 Evidence that the account receivables pledges under the Supplemental Pledge of Receivables (Borrower), the Supplemental Pledge of Receivables (GDS Suzhou) and the Supplemental Pledge of Receivables (Guarantor) have been registered with PBOC Information Center.

(b)                                 A certified copy of the updated register of mortgages and charges maintained by the Intermediate Parent reflecting the particulars as required by the Companies Law (as amended) of the Cayman Islands of the security interest created pursuant to the Confirmatory Share Mortgage Agreement.

(c)                                  Evidence that the Project SZ3 has met the capital ratio requirement under the applicable Governmental Rules.

(d)                                 A copy of Budget (reflecting the Project SZ3 related figures) for the Financial Year ending 31 December 2016 as approved by the Facility Agent.

(e)                                  Evidence that the Facility C Loan Disbursement Account has been established with the Account Bank.

(f)                                   Evidence that the amount standing credit to the Debt Service Reserve Account is not less than the Debt Service Reserve Amount (as amended pursuant to the Amended Facility Agreement).

(g)                                  Evidence that an amount of USD 11,100,000 has been fully contributed into the Borrower by the Parent as increased capital which will be used towards the operation of the Project SZ3.

(h)                                 Certified copies of the Lease Agreements in respect of Project SZ3.

(i)                                     A certified copy of the latest IDC License.

(j)                                    A certified copy of the Back-to-Back Agreement (GDS Suzhou-SZ3) and the Back-to-Back Agreement (Guarantor-SZ3).

(k)                                 A certified copy of the updated Business Plan reflecting the projections of Project SZ1, Project SZ2 and Project SZ3 and evidencing, among others, (1) the minimum cash balance of the Borrower is not less than USD 10,000,000.00, (2) the minimum DSCR is not less than 125%, and (3) the average DSCR is not less than 130%.

(l)                                     Evidence that stamp duties payable by the Borrower in respect of the Amendment Agreement that have been entered into before the first Facility C Utilisation Date have been paid in full.

(m)                             Evidence that all fees, costs or expenses in relation to the Facility C then due from the Borrower under the Amended Facility Agreement have been paid in full.

(n)                                 A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent reasonably considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

Part VI

CONDITIONS PRECEDENT TO UTILISATION OF FACILITY C BEYOND 70% OF THE TOTAL FACILITY C COMMITMENTS

(a)                           The Certificate of Completion of the Project SZ3.

(b)                           A certified copy of valuation report in respect of the movable assets subject to the mortgage under the Movable Assets Mortgage Agreement (Project SZ3) issued by an appraiser acceptable to all Lenders and the market value of such movable assets in the valuation report shall not be RMB 50,000,000.

(c)                            Original policies of Insurances in relation to the Project SZ3 evidencing that the Insurances coverage satisfactory to all Lenders required pursuant to the terms of this Amended Facility Agreement, including, without limitation, copies of certificates of insurance, indicating the insured amount shall not be less than the Total Facility C Commitments or the replacement value of the Project SZ3, whichever is higher, together with evidence of payment of all related premiums, in which, among others, the Security Agent has been named as a loss-payee.

Part VII

Conditions Subsequent

1.                                Notification Letters

Within 60 days after the date of this Agreement, each Obligor (other than the Ultimate Parent) shall, if there is any new Service Contract after the date of the first Utilisation Request, within 7 days upon signing of any new Service Contracts, provide to the Facility Agent with documents evidencing that the Notification Letters have been delivered to all customers under the Service Contracts existing at that time, except for the Service Contracts in which the relevant customers have been required under that Service Contract to make payments under the Service Contracts to the Receiving Accounts.

2.                                Updated List of Customers

The Borrower, GDS Suzhou and the Guarantor shall,

(a)                                      on or before the date falling 30 days after the date of this Agreement, provide to the Facility Agent a list of customers who have not agreed to comply with or, have not paid amounts under the Service Contracts into the relevant Receiving Account in accordance with, the Notification Letters which have been delivered to them pursuant to the Finance Documents; and

(b)                                      on or before the date falling 60 days after the date of this Agreement, provide to the Facility Agent a list of customers who have not agreed to comply with or, have not paid amounts under the Service Contracts into the relevant Receiving Account in accordance with, the Notification Letters which have been delivered to them pursuant to the Finance Documents.

3.                                Contract Novation

GDS Suzhou and the Guarantor shall, within 6 Months after the date of this Agreement, provide to the Facility Agent documents acceptable to all Lenders evidencing that all obligations and rights of GDS Suzhou under the GDS Suzhou Service Contracts that represent at least 95% Contract Value of all GDS Suzhou Service Contacts have been novated to the Guarantor.

4.                                Equity Pledge Agreement

The Borrower shall, within 75 days after the date of the Amendment Agreement (or any longer period as agreed by the Security Agent), provide the Facility Agent with the documents evidencing that the Equity Pledge Agreement and the Supplemental Equity Pledge Agreement have been approved by the MOFCOM and registered with the SAIC.

5.                                Movable assets mortgage of Project SZ1

The Borrower shall, within 120 days after the date of the Amendment Agreement, obtain the approval from Custom in respect of the movable assets mortgage under the Movable Assets Mortgage Agreement (Project SZ1) and complete movable assets mortgage registration under the Movable Assets Mortgage Agreement (Project SZ1) with SAIC, and provide to the Security Agent a certified copy of the Custom approval and an original movable assets mortgage certificate (动产抵押登记书) or any other original certificates evidencing the completion of movable assets mortgage registration under the Movable Assets Mortgage Agreement (Project SZ1).

6.                                Movable assets mortgage of Project SZ2

The Borrower shall:

(a)                                      within 5 days after the Project SZ2 Completion Date, provide to the Facility Agent the Movable Assets Mortgage Agreement (Project SZ2) duly executed by each party to it;

(b)                                      within 120 days after the date of Movable Assets Mortgage Agreement (Project SZ2), obtain the approval from Custom in respect of the movable assets mortgage under the Movable Assets Mortgage Agreement (Project SZ2) and complete movable assets mortgage registration under the Movable Assets Mortgage Agreement (Project SZ2) with SAIC, and provide to the Security Agent a certified copy of the Custom approval and an original movable assets mortgage certificate (动产抵押登记书) or any other original certificates evidencing the completion of movable assets mortgage registration under the Movable Assets Mortgage Agreement (Project SZ2);

(c)                                       within 5 days after the Project SZ2 Completion Date, provide to the Facility Agent a certified copy of valuation report in respect of the movable assets subject to the mortgage under the Movable Assets Mortgage Agreement (Project SZ2) issued by an appraiser acceptable to all Lenders; and

(d)                                      within 5 days after the completion of movable assets mortgage registration as required under paragraph (b) above, provide or cause to be provided to the Facility Agent a legal opinion in respect of the execution of the Movable Assets Mortgage Agreement (Project SZ2) and the registration of movable assets mortgage thereunder.

7.                                Movable assets mortgage of Project SZ3

The Borrower shall:

(a)                                      within 5 days after the Project SZ3 Completion Date, provide to the Facility Agent the Movable Assets Mortgage Agreement (Project SZ3) duly executed by each party to it;

(b)                                      within 120 days after the date of Movable Assets Mortgage Agreement (Project SZ3), obtain the approval from Custom in respect of the movable assets mortgage under the Movable Assets Mortgage Agreement (Project SZ3) and complete movable assets mortgage registration under the Movable Assets Mortgage Agreement (Project SZ3) with SAIC, and provide to the Security Agent a certified copy of the Custom approval and an original movable assets mortgage certificate (动产抵押登记书) or any other original certificates evidencing the completion of movable assets mortgage registration under the Movable Assets Mortgage Agreement (Project SZ3);

(c)                                       within 5 days after the Project SZ3 Completion Date, provide to the Facility Agent a certified copy of valuation report in respect of the movable assets subject to the mortgage under the Movable Assets Mortgage Agreement (Project SZ3) issued by an appraiser acceptable to all Lenders; and

(d)                                      within 5 days after the completion of movable assets mortgage registration as required under paragraph (b) above, provide or cause to be provided to the Facility Agent a legal opinion in respect of the execution of the Movable Assets Mortgage Agreement (Project SZ3) and the registration of movable assets mortgage thereunder.

8.                                Insurances of Project SZ2

The Borrower shall within 30 days after the Project SZ2 Completion Date provide to the Facility Agent:

(a)                                      the Insurance Assignment Agreement (Project SZ2) duly executed by each party to it;

(b)                                      original policies of Insurances in relation to Project SZ2 evidencing that the Insurances coverage satisfactory to all Lenders required pursuant to the terms of this Agreement, including, without limitation, copies of certificates of insurance, together with evidence of payment of all related premiums, in which, among others, the Security Agent has been named as a loss-payee.

9.                                Insurances of Project SZ3

The Borrower shall within 30 days after the Project SZ3 Completion Date provide to the Facility Agent:

(a)                                      the Insurance Assignment Agreement (Project SZ3) duly executed by each party to it;

(b)                                      original policies of Insurances in relation to Project SZ3 evidencing that the Insurances coverage satisfactory to all Lenders required pursuant to the terms of this Agreement, including, without limitation, copies of certificates of insurance, together with evidence of payment of all related premiums, in which, among others, the Security Agent has been named as a loss-payee.

10.                         Financial statements

The Borrower shall on or before 31 October 2015, provide or cause to be provided to the Facility Agent an audited consolidated financial statement of the Group for the Financial Year ending 31 December 2014 which has been reviewed and verified by an independent auditor acceptable to all Lenders.

11.                         VIE Restructuring

The Guarantor and GDS Suzhou shall, within 9 Months after the date of this Agreement:

(a)                                      complete the VIE Restructuring and provide an updated Group Structure Chart to the Facility Agent;

(b)                                      provide to the Facility Agent an approval from MIIT on the VIE Equity Transfer and (if applicable) an updated IDC License after the VIE Equity Transfer; and

(c)                                       provide to the Facility Agent the duly signed New VIE Contracts and documents evidencing the registration of equity pledge under the VIE Equity Pledge (William Huang) and VIE Equity Pledge (Qiuping Huang) has been duly registered with SAIC.

12.                         Account

Within fourteen (14) days after the date of this Agreement, the Borrower shall provide the Facility Agent the evidence that the Debt Service Accrual Account has been established with the Account Bank.

13.                         Capital Verification Report

Within five (5) days after the first Facility C Utilisation Date, the Borrower shall provide the Facility Agent the original capital verification report evidence that an amount of USD 11,100,000 has been fully contributed into the Borrower by the Parent as increased capital.

14.                         Project SZ3 Contractor Agreement

On or before 20 March 2016, the Borrower shall provide the Facility Agent a certified copy of the Contractor Agreement in respect of the Project SZ3.

15.                         Inter-company Loan

On or before 31 March 2016, the Borrower shall provide the Facility Agent the evidence that a RMB 23,000,000 inter-company loan has been received by the Borrower from GDS Suzhou under the GDS Suzhou Inter-company Loan Agreement.

SCHEDULE 3
UTILISATION REQUEST

From:               深圳云港万国数据科技发展有限公司 (SHENZHEN YUNGANG EDC TECHNOLOGY CO., LTD.)

To:                             [Facility Agent]

Dated:

Dear Sirs

深圳云港万国数据科技发展有限公司 (SHENZHEN YUNGANG EDC TECHNOLOGY CO., LTD.) — RMB 430,000,000 Facility Agreement

dated 17 September 2015 as amended and restated by the Amendment Agreement dated 4 March 2016 and further amended and restated on 5 August 2016 (the “Facility Agreement”)

1.                                We refer to the Facility Agreement.  This is a Utilisation Request.  Terms defined in the Facility Agreement shall have the same meaning in this Utilisation Request.

2.                                We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[Facility A]/[Facility B]/[Facility C] (delete if not relevant)

Currency of Loan:	RMB

Amount:	[ ] or, if less, the Available Facility

First Interest Period:	[ ]

Loan Disbursement Account:	[ ]

Loan purpose:	[ ]

3.                                [For the purpose of the Consigned Disbursement, the proceeds of the Requested Loan should be credited to [the account in name of the applicable payee] through the Loan Disbursement Account.] (delete if not relevant)

4.                                [For the purpose of the Consigned Disbursement, we hereby confirm that we irrevocably and unconditionally authorise the Facility Agent to authorise the Account Bank to debit the Loan Disbursement Account for the transfer of funds in the amounts and to the accounts specified in paragraph 3 above.] (delete if not relevant)

5.                                [For the purpose of the Consigned Disbursement, we enclose with this Utilisation Request the evidence required to be submitted by us pursuant to Clause 5.2 (Completion of a Utilisation Request) of the Agreement.] (delete if not relevant)

6.                                We confirm that each condition specified in Clause 4.3 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

7.                                This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
深圳云港万国数据科技发展有限公司 (SHENZHEN YUNGANG EDC TECHNOLOGY CO., LTD.) (Company Chop)

SCHEDULE 4
FORM OF TRANSFER CERTIFICATE

To:                             [            ] as Facility Agent and [            ] as Security Agent

From:               [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

深圳云港万国数据科技发展有限公司 (SHENZHEN YUNGANG EDC TECHNOLOGY CO., LTD.) — — RMB 430,000,000 Facility Agreement

dated  17 September 2015 as amended and restated by the Amendment Agreement dated 4 March 2016 and further amended and restated on 5 August 2016 (the “Facility Agreement”)

1.                                We refer to Clause 26.5 (Procedure for transfer) of the Facility Agreement.  This is a Transfer Certificate.  Terms used in the Facility Agreement shall have the same meaning in this Transfer Certificate.

2.                                The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 26.5 (Procedure for transfer), all of the Existing Lender’s rights and obligations under the Facility Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Facility Agreement as specified in the Schedule.

3.                                The proposed Transfer Date is [            ].

4.                                The Facility Office and address, fax number and attention particulars for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

5.                                The New Lender expressly acknowledges:

(a)                                      the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 26.4 (Limitation of responsibility of Existing Lenders); and

(b)                                      that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

6.                                The New Lender confirms that it is a “New Lender” within the meaning of Clause 26.1 (Assignments and transfers by the Lenders).

7.                                The Existing Lender and the New Lender confirm that the New Lender is not an Obligor or an Affiliate of an Obligor.

8.                                This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

9.                                This Transfer Certificate and all obligations arising from or in connection with this Transfer Certificate are governed by PRC law.

10.                         This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note:                  The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred, and other particulars

Commitment/participation(s) transferred

Drawn Loan(s) participation(s) amount(s): [ ]
Available Commitment amount:	[ ]

Administration particulars:
New Lender’s receiving account:	[ ]
Address:	[ ]
Telephone:	[ ]
Facsimile:	[ ]
Attn/Ref:	[ ]

[the Existing Lender]	[the New Lender]

By:	By:

This Transfer Certificate is executed by the Facility Agent and the Transfer Date is confirmed as [ ].

[the Facility Agent]

By:

Note:                 It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the transfer contemplated in this Transfer Certificate or to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 5
FORM OF COMPLIANCE CERTIFICATE

To:                             [       ] as Facility Agent

From:               深圳云港万国数据科技发展有限公司 (SHENZHEN YUNGANG EDC TECHNOLOGY CO., LTD.)

Dated:

Dear Sirs

深圳云港万国数据科技发展有限公司 (SHENZHEN YUNGANG EDC TECHNOLOGY CO., LTD.) — RMB 430,000,000 Facility Agreement
dated 17 September 2015 as amended and restated by the Amendment Agreement dated 4 March 2016 and further amended and restated on 5 August 2016 (the “Facility Agreement”)

1.                                We refer to the Facility Agreement.  This is a Compliance Certificate.  Terms used in the Facility Agreement shall have the same meaning in this Compliance Certificate.

2.                                We confirm that:

(a)                                      in respect of the Relevant Period ending on [                   ], Cashflow for the Relevant Period was [                   ] and Debt Service for the Relevant Period was [                   ].  Therefore the DSCR for such Relevant Period was [                   ]:1 and the financial covenant contained in paragraph (a) of Clause 22.2 (Financial conditions) [has/has not] been complied with.

(b)                                      on the last day of the Relevant Period ending on [                   ], Total Debt was [                   ] and EBITDA for such Relevant Period was [                   ].  Therefore the Gross Leverage Ratio for such Relevant Period was [                   ]:1 and the financial covenant contained in paragraph (b) of Clause 22.2 (Financial conditions) [has/has not] been complied with.

(c)                                       on the last day of the Relevant Period ending on [                   ], Total Net Debt was [                   ] and Contributed Equity on such day was [                   ].  Therefore the DER for such Relevant Period was [                   ]:1 and the financial covenant contained in paragraph (c) of Clause 22.2 (Financial conditions) [has/has not] been complied with.

(d)                                      in respect of the Relevant Period ending on [                   ], Cashflow for such Relevant Period was [                   ] and Net Finance Charges for such Relevant Period were [                   ]. Therefore the ICR for such Relevant Period was [                   ]:1 and the financial covenant contained in paragraph (d) of Clause 22.2 (Financial conditions) [has/has not] been complied with.

(e)                                       [Capital Expenditure of [Project SZ1]/[Project SZ2]/[Project SZ3] for the Financial Year of the Borrower ending on [                   ] was [                   ], therefore Capital Expenditure of [Project SZ1]/[Project SZ2]/[Project SZ3] during such Financial Year [was/was not] in excess of [                   ] and the covenant contained in paragraph (e) of Clause 22.2 (Financial covenants) [has/has not] been complied with.]

(f)                                        [Excess Cashflow for the Financial Year of the Borrower ending [                   ] was [                   ], therefore the Excess Cashflow to be applied in prepayment pursuant to Clause 8.6 (Excess Cashflow) will be [                   ].]

(g)                                       on the last day of the Relevant Period ending on [                   ], Total Net Debt was [                   ] and EBITDA for such Relevant Period was [                   ].  Therefore the Leverage Ratio for such Relevant Period was [                   ]:1.

3.                                [We confirm that no Default is continuing.]*

4.                                [We refer to Clause [                   ] (For the avoidance of doubt, no Flotation may occur in respect of any member of the Group).  We confirm amount of [Disposal Proceeds]/[Insurance Proceeds]/[Compensation] is [                   ]. We confirm that the amount of [Excluded Disposal Proceeds]/[Excluded Insurance Proceeds] is [                   ], and that the specific purpose for which it was intended to be used is [                   ]. We confirm that such amount of [Excluded Disposal Proceeds]/[Excluded Insurance Proceeds] has been used for that specific purpose and within the applicable period in the manner contemplated by this Agreement.]

Signed:
Authorized Signatory
of
[Company]

*                   If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 6
FORM OF ACCESSION LETTER

To:                             [        ] as Facility Agent and [            ] as Security Agent

From:               [Hedging Providers]

Dated:

Dear Sirs

深圳云港万国数据科技发展有限公司 (SHENZHEN YUNGANG EDC TECHNOLOGY CO., LTD.) — RMB 430,000,000 Facility Agreement

dated  17 September 2015 as amended and restated by the Amendment Agreement dated 4 March 2016 and further amended and restated on 5 August 2016 (the “Facility Agreement”)

1.                                We refer to the Facility Agreement.  This is an Accession Letter.  Terms defined in the Facility Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.                                We, [name of new Hedging Provider] of [address/registered office], agree to become a Hedging Provider under the Facility Agreement and to be bound by the terms of the Agreement as a Hedging Provider.  We are a company duly incorporated under the laws of [name of relevant jurisdiction].

3.                                [Hedging Provider’s] administrative details are as follows:

Address:

Fax No:

Attention:

Telephone No:

4.                                This Accession Letter, and all obligations arising from or in connection with this Accession Letter are governed by PRC law.

[Hedging Provider]

By:

SCHEDULE 7
INSURANCES

1.                                      Insurance Requirements

Unless each Lender otherwise agrees, the Borrower (or any person on its behalf) shall, to the extent such insurances are available on commercially reasonable terms:

(a)                                 insure and keep insured, with financially sound and reputable insurers and reinsurers approved by each Lender, all its assets and business which can be insured against all insurable losses to include, without limitation, the insurances specified in this Schedule 7 (Insurances);

(b)                                 promptly following the receipt of a notice by any Lender or the Facility Agent from time to time, obtain such additional insurance coverage of risks or liabilities that are not specified in this Schedule 7 (Insurances) as would from time to time be obtained by a prudent internet data center company which does not self-insure and which shall be in such amounts and with such deductibles as are specified in that notice;

(c)                                  promptly following the receipt of a notice by the Lenders or the Facility Agent from time to time, obtain such additional insurance(s) or make such modifications to the terms, conditions, amounts or deductibles of any insurance policy required pursuant to paragraphs 1(a) and 1(b) above as the Facility Agent may reasonably determine and specify in that notice to be necessary so as to cover any material change in the identified risk exposure of the Borrower, its business or assets; and

(d)                                 promptly following the receipt of a notice by the Facility Agent from time to time pursuant to the terms of proviso (i) of this paragraph 1, make such modifications to the amounts and deductibles of any insurance policy required to be obtained under this Agreement as the Facility Agent specifies in that notice to take account of inflationary and other relevant factors, provided always that:

(i)                                     the Facility Agent (acting reasonably) shall be entitled from time to time to review, in consultation with the Borrower, the monetary limits and deductibles of each policy required to be obtained under this Agreement, such review not to be conducted more frequently than once every calendar year with respect to each policy; and

(ii)                                  if at any time and for any reason any insurance required to be maintained under this Agreement shall not be in full force and effect or otherwise the Borrower fails to comply with any of the requirements in this paragraph 1, the Facility Agent (acting reasonably) shall thereupon, or at any time while the same is continuing, be entitled (but have no such obligation) on behalf of the Lenders to procure such insurance or, as the case may be, the fulfilment of the relevant requirement at the expense of the Borrower and to take all such steps to minimise hazard as the Facility Agent may consider expedient or necessary.

2.                                      Insurance Provisions

Each insurance policy required to be obtained pursuant to paragraph 1 above shall be on terms and conditions acceptable to the Facility Agent (acting reasonably) and, to the extent it is commercially viable, contain cut-through provisions, where required, together with provisions to the effect that:

(a)                                 no policy can expire or be cancelled or suspended by the Borrower, or the insurer for any reason (including failure to renew the policy or to pay the premium or any other amount) unless the Facility Agent and, in the case of expiration or if cancellation or suspension is initiated by the insurer, the Borrower receives at least 45 days’ notice (or such lesser period as the Facility Agent may agree with respect to cancellation, suspension or termination in the event of war and kindred peril) prior to the effective date of termination, cancellation or suspension;

(b)                                 the Security Agent (on behalf of the Secured Parties) is named as additional insured party on all liability policies;

(c)                                  where relevant, all its provisions (except those relating to limits of liability) shall operate as if they were a separate policy covering each insured party;

(d)                                 on every insurance policy on the Borrower’s assets which are the subject of the security granted pursuant to the Transaction Security Documents and on every insurance policy for business interruption, the Security Agent (on behalf of the Secured Parties) is named as loss payee;

(e)                                  where relevant, the insurers waive all rights of recourse or subrogation, howsoever arising, against the Borrower; and

(f)                                   all provisions of each insurance policy conferring any right, protection or benefit to the Secured Parties (including, without limitation, loss payee and additional named insured provisions, notice requirements, etc.) shall at all times remain in full force and in effect notwithstanding any act or failure to act on the part of the Borrower, its respective agents or employees or on the part of its respective contractors or subcontractors, provided that none of the policies required pursuant to paragraph 1 above shall include any provision for self-insurance or any self-insured retention except to the extent of the deductibles specified in this Schedule 7 (Insurances) or as each Lender otherwise approves from time to time.

3.                                      Borrower’s Undertakings

The Borrower shall (and shall procure that any other person will, in respect of insurance policies maintains by such other person on behalf of the Borrower):

(a)                                 punctually pay any premium, commission and any other amounts necessary for effecting and maintaining in force each insurance policy;

(b)                                 promptly notify the relevant insurer of any event entitling the Borrower to make a claim under any policy written by that insurer and diligently pursue that claim;

(c)                                  comply with all warranties under each policy of insurance;

(d)                                 not do or omit to do, or permit to be done or not done, anything which might:

(i)                                     render any insurance policy, or any provision of that policy, obtained pursuant to this Schedule 7 (Insurances) void or voidable or lead to its suspension or impair or defeat any such policy in whole or in part; or

(ii)                                  prejudice the Borrower’s or, where the Security Agent is a loss payee or an additional named insured, the Security Agent’s right to claim or recover under any insurance policy;

(e)                                  not vary, rescind, terminate, cancel or cause a material change to any insurance policy;

(f)                                   procure that each insurer under all insurance policies obtained pursuant to paragraph 1 above:

(i)                                     is promptly notified of the security interests, created in favour of the Secured Parties pursuant to the Transaction Security Documents in the Borrower’s title to, and rights, interest and benefits under, such policies;

(ii)                                  (A) notes on each such policy, in form and substance satisfactory to each Secured Party, the Secured Parties’ interest in that policy pursuant to the Transaction Security Documents and (B) deposits each such policy with its brokers;

(iii)                               together with the relevant brokers, notifies the Secured Parties of the issuance of any notice of cancellation or suspension or modification of the relevant policy and of any fact of which they become aware that could affect the coverage under that policy; and

(iv)                              acknowledges that the Secured Parties, as beneficiaries under the relevant policy and the Transaction Security Documents, are not liable to the insurers or reinsurers for the payment of any insurance or reinsurance premiums nor for any other obligations of the Borrower;

(g)                                  use its best efforts to ascertain that payments of reinsurance, if any, premiums under reinsurance policies of insurances required to be maintained by the Borrower pursuant to paragraph 1 above are paid in a timely manner and promptly inform the Security Agent when it becomes aware that any such premiums have not been paid.

4.                                      Application of Proceeds

(a)                                 The Borrower shall cause all proceeds from an Insurance claim (other than the Excluded Insurance Proceeds) to be directly applied towards the prepayment of the Loans in accordance with Clause 8.5 (Insurance proceeds) of this Agreement;

(b)                                 If the proceeds from an Insurance claim received by or payable to the Borrower is RMB 10,000,000 or less, such proceeds shall constitute the Excluded Insurance Proceeds, and shall be applied towards the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made within 6 months after receipt.

5.                                      Reporting Requirements

Unless the Facility Agent otherwise agrees, the Borrower shall (and shall procure that any other person will, in respect of insurance policies maintains by such other person on behalf of the Borrower) provide to the Facility Agent the following:

(a)                                 as soon as possible after its occurrence, notice of any event which entitles the Borrower to claim under any one or more insurance policies;

(b)                                 within 30 days after any insurance policy is issued to the Borrower, a copy of that policy incorporating any loss payee provisions required under paragraph 2(d) above;

(c)                                  within 30 days after any notice has been given by the Facility Agent to the Borrower pursuant to paragraph 1(c) and paragraph 1(d) above, a copy of any additional insurance obtained, or modification of any existing policy made, pursuant to that notice;

(d)                                 not less than ten Business Days prior to the expiry date of any insurance policy (or, for insurance with multiple renewal dates, not less than ten Business Days prior to the expiry date of the policy on the principal asset), a certificate of renewal from the insurer, insurance broker or agent confirming the renewal of that policy and the renewal period, the premium, the amounts insured for each asset or item and any changes in terms or conditions from the policy’s issue date or last renewal, and confirmation from the insurer that provisions naming the Security Agent (on behalf of the Secured Parties) as loss payee or additional named insured, as applicable remain in effect;

(e)                                  such evidence of premium payment as the Facility Agent may from time to time request;

(f)                                   any cancellation, written notice of threatened or potential cancellation or material change in the terms, coverage or amounts of any insurance policy required to be maintained pursuant to this Schedule 7 (Insurances); and

(g)                                  any other information or documents on each insurance policy as the Facility Agent reasonably requests from time to time.

SCHEDULE 8
LIST OF EXISTING ACCOUNTS

No.	Account No.	Account Opening Bank	Targeted Timeline for Closure of the Existing Accounts	Status (as the date of the Amendment Agreement)
1.	41010900040025925	Agricultural Bank of China, North Renmin RD Branch (Shenzhen)	N/A	N/A
2.	41010900040025974	Agricultural Bank of China, North Renmin RD Branch (Shenzhen)	Within 3 Months after the date of this Agreement	Closed
3.	4000025319200465971	Industrial & Commercial Bank of China, Chegongmiao Branch (Shenzhen)	Within 3 Months after the date of this Agreement	Closed
4.	4000025329200466034	Industrial & Commercial Bank of China, Chegongmiao Branch (Shenzhen)	Within 3 Months after the date of this Agreement	Closed
5.	7441010182600361573	China CITIC Bank, Shenzhen Branch	On or before 15 April 2016	To be closed
6.	7441011482600035387	China CITIC Bank, Shenzhen Branch	Within 6 Months after the date of this Agreement	Closed
7.	32001617160052508842	China Construction Bank, Luoshe Branch (Wuxi)	On or before 30 June 2016	To be closed
8.	70010122002036663	Ningbo Bank, Shanghai Branch	Within 3 Months after the date of this Agreement	Closed

SCHEDULE 9
LIST OF EXISTING DEFERRED PAYMENT

Vendor Name	Contract Content	Financing Amount (RMB)	Ending Day	Status(as the date of the Amendment Agreement)
Project SZ 1
四川依米康环境科技股份有限公司	精密空调	1,240,020.00	2016/11/30	Paid
博耳(无锡)电力成套有限公司	PDU 2F*3F	1,330,000	2015/11/22	Paid
博耳(无锡)电力成套有限公司	PDU 2F*3F 增补2面	112,610	2015/11/22	Paid
博耳(无锡)电力成套有限公司	2F&3F低压柜设备采购增加	2,812,296	2015/12/22	Paid
博耳(无锡)电力成套有限公司	4F&6F配电柜	6,880,000	2016/9/21	Paid
博耳(无锡)电力成套有限公司	4F&6F UPS及蓄电池	6,268,328	2016/4/4	To be paid
博耳(无锡)电力成套有限公司	UPS-第二批15台	8,493,682	2015/9/23	Paid
广东西电动力科技股份有限公司	柴发设备	23,265,000.00	2019/1/30	Paid
广东西电动力科技股份有限公司	柴发安装	15,264,000.00	2019/6/29	Paid
Project SZ 2
中安消技术有限公司	智能化工程、机房工程、机电工程	100,000,000.00	2017/7/31	To be paid
Total		165,665,936.69

SIGNATORIES

Borrower

深圳云港万国数据科技发展有限公司 (SHENZHEN YUNGANG EDC TECHNOLOGY CO., LTD.)

By:

GDS_Second Amended Facility Agreement

Signature Page

Ultimate Parent

GDS HOLDINGS LIMITED

By:

GDS_Second Amended Facility Agreement

Signature Page

GDS Suzhou

万国数据服务有限公司 (GLOBAL DATA SOLUTIONS CO., LTD.)

By:

GDS_Second Amended Facility Agreement

Signature Page

Guarantor

北京万国长安科技有限公司 (BEIJING WANGUO CHANGAN TECHNOLOGY CO., LTD.)

By:

GDS_Second Amended Facility Agreement

Signature Page

Mandated Lead Arranger

东方汇理银行(中国)有限公司(CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (CHINA) LIMITED)

By:

GDS_Second Amended Facility Agreement

Signature Page

Mandated Lead Arranger

大华银行(中国)有限公司深圳分行 (UNITED OVERSEAS BANK (CHINA) LIMITED, SHENZHEN BRANCH)

By:

GDS_Second Amended Facility Agreement

Signature Page

Account Bank

大华银行(中国)有限公司深圳分行 (UNITED OVERSEAS BANK (CHINA) LIMITED, SHENZHEN BRANCH)

By:

GDS_Second Amended Facility Agreement

Signature Page

Facility Agent

大华银行(中国)有限公司深圳分行 (UNITED OVERSEAS BANK (CHINA) LIMITED, SHENZHEN BRANCH)

By:

GDS_Second Amended Facility Agreement

Signature Page

Security Agent

大华银行(中国)有限公司深圳分行 (UNITED OVERSEAS BANK (CHINA) LIMITED, SHENZHEN BRANCH)

By:

GDS_Second Amended Facility Agreement

Signature Page

Original Lender

东方汇理银行（中国）有限公司上海分行(Credit Agricole Corporate and Investment Bank (China) Limited Shanghai Branch)

By:

GDS_Second Amended Facility Agreement

Signature Page

Original Lender

大华银行(中国)有限公司深圳分行 (UNITED OVERSEAS BANK (CHINA) LIMITED, SHENZHEN BRANCH)

By:

GDS_Second Amended Facility Agreement

Signature Page